As filed with the Securities and Exchange Commission on September 8, 2023

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ATLANTA BRAVES HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7900 (Primary Standard Industrial Classification code number)	92-1284827 (I.R.S. Employer Identification No.)

12300 Liberty Boulevard, Englewood, Colorado 80112, (720) 875-5500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Renee L. Wilm
Chief Legal Officer & Chief Administrative Officer
Atlanta Braves Holdings, Inc.
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to: C. Brophy Christensen O’Melveny & Myers LLP Two Embarcadero Center 28th Floor San Francisco, CA 94111 (415) 984-8700

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information in this prospectus is not complete and may be changed. The selling stockholder may not sell the securities offered by this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2023

PRELIMINARY PROSPECTUS

1,811,066 Shares

ATLANTA BRAVES HOLDINGS, INC.

Series C Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 1,811,066 shares of Series C common stock, $0.01 par value, of Atlanta Braves Holdings, Inc. (the Company). All of these shares of our Series C common stock are currently held by Liberty Media Corporation (Liberty Media). Liberty Media, in its capacity as selling stockholder solely for federal securities law purposes, intends to deliver the shares of Series C common stock to one or more affiliates of one or more third party lenders (such affiliates of the third party lenders, the debt exchange parties) for satisfaction of certain debt obligations of Liberty Media attributed to the Liberty Media SiriusXM Group (Liberty SiriusXM Group) at the time of the exchange that are held by such third party lenders (the Liberty Media Exchange). Alternatively, if market and general economic conditions do not support such exchanges, Liberty Media will dispose of such shares in one or more public or private sale transactions. The Liberty Media Exchange (or the sale of Series C common stock, as applicable) is expected to occur prior to July 18, 2024. We will not receive any proceeds from the sale of shares of our Series C common stock by the debt exchange parties or Liberty Media.

Our Series C common stock trades on the Nasdaq Global Select Market under the symbol “BATRK.” On September 7, 2023, the last reported closing price of our Series C common stock was $36.54 per share. Except as otherwise required by Nevada law, our Series C common stock is not entitled to voting rights. See “Description of Capital Stock.”

Liberty Media or, if applicable, the debt exchange parties, may offer and sell these shares of Series C common stock at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. At the time Liberty Media or, if applicable, the debt exchange parties offer or sell shares of Series C common stock registered by this prospectus, if required, we will provide a prospectus supplement that will contain specific information about the terms of the offering and that may add, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

We are an “emerging growth company” under applicable federal securities laws and, as such, are subject to reduced public company reporting requirements.

Investing in our Series C common stock involves a high degree of risk. Before buying any Series C common stock, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

, 2023

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About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, Liberty Media or, if applicable, the debt exchange parties may offer and sell from time to time, in one or more offerings, the shares of Series C common stock described in this prospectus. At the time Liberty Media or, if applicable, the debt exchange parties offer or sell shares of Series C common stock registered by this prospectus, if required, we will provide a prospectus supplement that will contain specific information about the terms of the offering and that may add, update or change the information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither the Company nor Liberty Media has authorized anyone to provide you with information different from, or inconsistent with, the information contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither of the Company nor Liberty Media is making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted.

The information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of our Series C common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

For Investors Outside the United States

None of the Company, Liberty Media or the debt exchange parties have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside the United States are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Industry, Market, and Other Data

This prospectus includes estimates, projections, and other information concerning our industry and market data, including data regarding the estimated size of the market, projected growth rates, and perceptions and preferences of consumers. We obtained this data from industry sources, third-party studies, including market analyses and reports, and internal company surveys. Industry sources generally state that the information contained therein has been obtained from sources believed to be reliable. Although we are responsible for all of the disclosure contained in this prospectus, and we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate.

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus, and any applicable prospectus supplement. As used herein “we,” “our,” “us,” and “the Company” refer to Atlanta Braves Holdings, Inc.

Our Company

We were previously a wholly owned subsidiary of Liberty Media. The separation of the Company from Liberty Media is referred to as the Split-Off. Upon completion of the Split-Off, we became an independent, publicly traded company, and following the disposition by Liberty Media of the shares of Series C common stock offered pursuant to this prospectus, including through the Liberty Media Exchange, Liberty Media will not retain any ownership interest in the Company. See “Summary — Liberty Media Exchange.” We are a holding company and our principal assets consist of Braves Holdings, LLC (Braves Holdings) which is the owner and operator of the Atlanta Braves Major League Baseball Club (the Braves) and certain assets and liabilities associated with the Braves’ stadium and Braves Holdings’ mixed-use development (the Mixed-Use Development), The Battery Atlanta, and cash. A more complete description of the businesses and assets that are held by the Company can be found under “Business” in this prospectus. In connection with the Split-Off, we entered into certain agreements, including a reorganization agreement and tax sharing agreement, with Liberty Media (or certain of its subsidiaries), pursuant to which, among other things, we and Liberty Media will indemnify each other against certain liabilities that may arise from our respective businesses. See “Certain Relationships and Related Party Transactions — Relationships Between Us and Liberty Media.”

We are a Nevada corporation that was incorporated on December 7, 2022. Our principal executive offices are located at 12300 Liberty Blvd., Englewood, Colorado 80112. Our main telephone number is (720) 875-5500.

Liberty Media Exchange

In connection with the Split-Off, the intergroup interest in the Liberty Media Braves Group (Braves Group) attributed to the Liberty SiriusXM Group remaining immediately prior to the Split-Off was settled and extinguished through the attribution from the Braves Group to the Liberty SiriusXM Group of shares of Series C common stock on a one-for-one basis equal to the number of notional shares representing the intergroup interest in the Braves Group attributed to the Liberty SiriusXM Group at such time. Liberty Media intends to deliver the shares of Series C common stock to the debt exchange parties for satisfaction of certain debt obligations of Liberty Media attributed to the Liberty SiriusXM Group at the time of the exchange that are held by third party lenders that are affiliates of such debt exchange parties or, if market and general economic conditions do not support such exchanges, Liberty Media will dispose of such shares in one or more public or private sale transactions. The Liberty Media Exchange (or the sale of Series C common stock, as applicable) is expected to occur prior to July 18, 2024.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) ending December 31, 2028, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Risk Factors Summary

You should consider all the information contained in this prospectus and any applicable prospectus supplement before making a decision to invest in our Series C common stock. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 7. Such risks include, but are not limited to, the following risks:

Risks Relating to Our Corporate History and the Split-Off

●	The historical financial information included in this prospectus is not necessarily representative of our future financial position, future results of operations or future cash flows.
●	We may incur material costs not previously incurred as a result of our separation from Liberty Media.
●	Our agreements with Liberty Media were negotiated while we were still a subsidiary of Liberty Media and therefore may not be the result of arms’ length negotiations.
●	We have no operating history as a separate company upon which you can evaluate our performance.
●	We may have a significant indemnity obligation to Liberty Media, which is not limited in amount or subject to any cap, if the Split-Off Transactions (as defined in “Risk Factors”) are treated as a taxable transaction.
●	We may not realize the potential benefits from the Split-Off in the near term or at all.
●	We have overlapping directors and management with Liberty Media, which may lead to conflicting interests.
●	Mr. Malone owns shares of our common stock representing approximately 47.5% of our aggregate voting power, which may be deemed to put him in a position to influence significant corporate actions and may discourage others from initiating a potential change of control transaction that may be beneficial to our stockholders.

Risks Relating to Our Business

●	Our business’ financial success depends, in large part, on the Braves achieving on-field success.
●	The success of the Braves depends largely on their ability to develop, obtain and retain talented players.
●	Determining the market value of an MLB player is difficult, subject to market conditions and involves the use of subjective inputs and significant assumptions, any of which may prove to be inaccurate.
●	The risk of injuries to key or popular players creates uncertainty and could negatively impact financial results.
●	Focus on team performance, and decisions by management, may negatively impact financial results in the short-term.
●	The organizational structure of MLB and its rules and regulations impose substantial restrictions on our and our subsidiaries’ operations.
●	Organized labor matters could have an adverse effect on our financial results.
●	Viewership, and interest in baseball generally, may fluctuate due to factors outside of our control.
●	Broadcasting rights, both national and local, present an important source of revenue for us, and decreases in this broadcasting revenue could have an adverse effect on our financial results.

●	Our ability to incur indebtedness to fund our operations will be limited, which could negatively impact our operations.
●	Certain covenants included in the documents governing our indebtedness impose limitations on the liquidity of our business.
●	We do not own Truist Park and any failure to comply with the terms of the Stadium Operating Agreement for Truist Park could result in the termination of our operating subsidiaries’ right to operate, and play home games at Truist Park, which could adversely impact the Braves’ reputation and our baseball business, financial condition and results of operations.
●	Our subsidiaries have incurred and are expected to continue to incur significant indebtedness, including borrowings used or to be used to finance the construction, development and/or ongoing operations of Braves Holdings, the Braves’ stadium, the Mixed-Use Development and a spring training facility, which could negatively impact our financial condition.
●	Our financial performance may be materially adversely affected if we do not experience the anticipated benefits of the Mixed-Use Development in the near term or at all.
●	Development activities, such as those associated with the Mixed-Use Development, are subject to significant risks.
●	Failure of lessees of the Mixed-Use Development to renew their leases as they expire and improvement costs associated with new leases may adversely impact our cash flow from operations, which could negatively impact our financial condition.
●	Negative market conditions or adverse events affecting existing or potential lessees of the Mixed-Use Development or the industries in which they operate, could have an adverse impact on our ability to attract new lessees, collect rent or renew leases at the Mixed-Use Development, which could adversely affect our cash flow from operations and inhibit growth.
●	Data loss or other breaches of our network security could materially harm our business and results of operations.
●	The chapter 11 bankruptcy filing by Diamond Sports Group may interrupt the regional broadcasting of Braves games, which may adversely impact the Braves’ fan base and results of operations.

Risks Relating to Ownership of Our Common Stock and the Securities Market

●	Our stock price has, and may continue to, fluctuate significantly.
●	Our multi-series structure may depress the trading price of the shares of our common stock.
●	For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including disclosure about our executive compensation, that apply to other public companies.
●	If we are unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, or our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned and our stock price may suffer.
●	It may be difficult for a third party to acquire us, even if doing so may be beneficial to our stockholders.
●	Our restated charter includes restrictions on the share ownership of our common stock by certain persons, which if triggered would result in an immediate transfer of the applicable number of shares to a trust for the benefit of the applicable transferor. In addition, MLB rules require that any person or group seeking to acquire a controlling interest in the Company or the Braves must receive the prior approval of MLB. Such limitations and approval requirements may restrict any change of control or business combination opportunities in which our stockholders might receive a premium for shares of our common stock.
●	Our directors and officers are protected from liability for a broad range of actions.

●	Our restated charter provides that the Eighth Judicial District Court of the State of Nevada shall be the exclusive forum for certain litigation that may be initiated by our stockholders, and that the federal courts shall be the exclusive forum for claims under the Securities Act; these provisions could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
●	The holders of any series of our common stock, or the holders of our common stock as a whole, may not have any remedies if an action by our directors or officers prioritizes other interests or has a disparate effect on our common stock or any series thereof.

The Offering

Common stock offered by Liberty Media or, if applicable, the debt exchange parties	1,811,066 shares of our Series C common stock.
Common stock to be outstanding after this offering

The number of shares of our common stock that will be outstanding after this offering is based on 61,719,290 shares of our common stock outstanding as of July 19, 2023, comprised of:

10,318,202 shares of our Series A common stock (BATRA);

977,795 shares of our Series B common stock (BATRB); and

50,423,293 shares of our Series C common stock (BATRK).

Voting Rights

Our common stock is divided into three series of common stock: BATRA, BATRB and BATRK. Holders of record of BATRA are entitled to one vote for each share of such stock and holders of record of BATRB are entitled to ten votes for each share of such stock on all matters submitted to a vote of stockholders. Holders of record of BATRK will not be entitled to any voting rights, except as otherwise required by Nevada law, in which case, each such holder of record of BATRK will be entitled to 1/100 of a vote per share.

Use of proceeds

We will not receive any of the proceeds from the potential sale of shares of Series C common stock being registered pursuant to the registration statement of which this prospectus forms a part. See “Use of Proceeds.”

Dividends

We have no present intention to pay cash dividends on our stock. All decisions regarding payment of dividends by the Company will be made by our board of directors in accordance with applicable law after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and possible loan covenants which may restrict or prohibit payment of dividends. See “Dividend Policy.”

Plan of distribution

Liberty Media or, if applicable, the debt exchange parties may offer the shares of Series C common stock in amounts, at prices and on terms determined by market conditions at the time of the offering. Liberty Media or, if applicable, the debt exchange parties may sell shares of Series C common stock through agents it selects or through underwriters and dealers it selects. Liberty Media or, if applicable, the debt exchange parties also may sell shares of Series C common stock directly to investors. If Liberty Media or, if applicable, the debt exchange parties use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement. See “Plan of Distribution.”

Risk factors

Investing in shares of our Series C common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 and other information included in this prospectus and any applicable prospectus supplement for a discussion of factors you should carefully consider before investing in shares of our Series C common stock.

Nasdaq symbol	“BATRK”

The number of shares of our common stock that will be outstanding after this offering is based on 61,719,290 shares of our common stock outstanding as of July 19, 2023 comprised of 10,318,202 shares of BATRA, 977,795 shares of BATRB and 50,423,293 shares of BATRK, and excludes shares issuable under the Atlanta Braves Holdings, Inc. Transitional Stock Adjustment Plan (the Transitional Stock Adjustment Plan) or the Atlanta Braves Holdings, Inc. 2023 Omnibus Incentive Plan.

Except as otherwise indicated, all information in this prospectus assumes or reflects no exercise or settlement of outstanding stock options or restricted stock units.

RISK FACTORS

Your investment in our common stock, including the shares of Series C common stock being offered pursuant to this prospectus, will involve substantial risks. You should carefully consider the following factors described below and all other information in this prospectus prior to investing in our common stock. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The risks described below and elsewhere in this prospectus are considered to be the most material but are not the only ones that relate to an investment in our Series C common stock. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on us or on an investment in our Series C common stock. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods especially given the current economic environment.

If any of the events described below were to occur, the businesses, prospects, financial condition, results of operations and/or cash flows of the Company could be materially adversely affected. In any such case, the price of our Series C common stock could decline, perhaps significantly.

Factors Relating to our Corporate History and the Split-Off

The historical financial information included in this prospectus is not necessarily representative of our future financial position, future results of operations or future cash flows.

In valuing shares of our common stock, investors should recognize that the historical financial information included in this prospectus has been extracted from Liberty Media’s historical consolidated financial statements and does not necessarily reflect what our results of operations, financial condition and cash flows would have been had we been a separate, stand-alone company pursuing independent strategies during the periods presented.

We may incur material costs not previously incurred as a result of our separation from Liberty Media.

We will incur costs and expenses not previously incurred as a result of the Split-Off. These increased costs and expenses may arise from various factors, including financial reporting, costs associated with complying with the federal securities laws (including compliance with the Sarbanes-Oxley Act), tax administration and human resources related functions. Although Liberty Media will continue to provide many of these services for us under the Services Agreement, neither we nor Liberty Media can assure you that the Services Agreement will continue or that these costs will not be material to our business.

Our agreements with Liberty Media were negotiated while we were still a subsidiary of Liberty Media and therefore may not be the result of arms’ length negotiations.

We have entered into a number of agreements with Liberty Media covering matters such as tax sharing and allocation of responsibility for certain liabilities previously undertaken by Liberty Media for certain of our businesses. In addition, we have entered into the Services Agreement with Liberty Media pursuant to which Liberty Media will provide us certain management, administrative, financial, treasury, accounting, tax, legal and other services, for which we will reimburse Liberty Media on a fixed fee basis. The terms of all of these agreements were established while we were a wholly-owned subsidiary of Liberty Media, and therefore may not be the result of arms’ length negotiations. We believe that the terms of these agreements are and will be commercially reasonable and fair to all parties under the circumstances; however, conflicts could arise in the interpretation or any extension or renegotiation of the foregoing agreements. See “Certain Relationships and Related Party Transactions — Relationships between Us and Liberty Media.”

We have no operating history as a separate company upon which you can evaluate our performance.

Although our business had been operating as a separate tracking stock group of Liberty Media, we do not have an operating history as a separate public company. Accordingly, there can be no assurance that our business will be successful on a long-term basis. We may not be able to grow our businesses as planned and may not be profitable.

We may have a significant indemnity obligation to Liberty Media, which is not limited in amount or subject to any cap, if the Split-Off Transactions are treated as a taxable transaction.

In connection with the Split-Off and certain related transactions (the Split-Off Transactions), Liberty Media received an opinion of its tax counsel to the effect that, for U.S. federal income tax purposes, the Split-Off Transactions will qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D), and related provisions of the Internal Revenue Code of 1986, as amended (the Code), to Liberty Media and to the former holders of Liberty Braves common stock and holders of Liberty Formula One common stock (except with respect to the receipt of any cash in lieu of fractional shares). Liberty Media did not obtain a private letter ruling from the Internal Revenue Service (the IRS) regarding the qualification of the Split-Off Transactions as a tax-free transaction under Section 355, Section 368(a)(1)(D), and related provisions of the Code. Opinions of counsel are not binding on the IRS or the courts, and there can be no assurance that the IRS will not challenge the conclusions reached in such opinion or that a court would not sustain such a challenge. If, for any reason, it is determined that the Split-Off Transactions do not qualify for tax-free treatment, Liberty Media and the former holders of Liberty Braves common stock and holders of Liberty Formula One common stock who received our common stock pursuant to the Split-Off Transactions could incur significant tax liabilities.

Even if the Split-Off Transactions otherwise qualify under Section 355, Section 368(a)(1)(D), and related provisions of the Code, the Split-Off Transactions would result in a significant U.S. federal income tax liability to Liberty Media (but not to former holders of Liberty Braves common stock or holders of Liberty Formula One common stock) under Section 355(e) of the Code if one or more persons acquire, directly or indirectly, a 50% or greater interest (measured by either vote or value) in the stock of Liberty Media or in the stock of our Company (or any successor corporation) (excluding, for this purpose, acquisitions of our common stock meeting statutory exceptions) as part of a plan or series of related transactions that includes the Split-Off Transactions. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual in nature, and subject to a comprehensive analysis of the facts and circumstances of the particular case. Notwithstanding the opinion of tax counsel described above, we or Liberty Media might inadvertently cause or permit a prohibited change in our or Liberty Media’s ownership to occur, thereby triggering tax liability to Liberty Media.

Prior to the Split-Off, we entered into a tax sharing agreement with Liberty Media. Under this agreement, Liberty Media is generally responsible for any taxes and losses resulting from the failure of the Split-Off Transactions to qualify as a tax-free transaction and certain taxes resulting from the failure of the Liberty Media Exchange to qualify as a transaction described in Section 361(c)(3) of the Code; however, we are required to indemnify Liberty Media, its subsidiaries and certain related persons for any such taxes and losses that (i) result primarily from, individually or in the aggregate, the breach of certain covenants we made (applicable to actions or failures to act by us and our subsidiaries), (ii) result from the application of Section 355(e) of the Code to the Split-Off Transactions as a result of the treatment of the Split-Off Transactions as part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, a 50% or greater interest (measured by vote or value) in the stock of our Company (or any successor corporation) or (iii) result from any excess loss account (within the meaning of applicable U.S. Treasury Regulations) in our common stock, or gain recognized under Section 361(b) due to the application of the basis limitation in the last sentence of Section 361(b)(3) of the Code. Our indemnification obligations to Liberty Media, its subsidiaries and certain related persons are not limited in amount or subject to any cap. If we are required to indemnify Liberty Media, its subsidiaries or such related persons under the circumstances set forth in the tax sharing agreement, we may be subject to substantial liabilities, which could materially adversely affect our financial position.

To preserve the tax-free treatment of the Split-Off Transactions, we may determine to forgo certain transactions that might have otherwise been advantageous to our Company, including certain asset dispositions or other strategic transactions for some period of time following the Split-Off. In addition, our indemnity obligation related to the Split-Off Transactions under the tax sharing agreement might discourage, delay or prevent a change of control transaction for some period of time following the Split-Off.

We may not realize the potential benefits from the Split-Off in the near term or at all.

Liberty Media anticipated that we would realize certain strategic and financial benefits as a result of our separation from Liberty Media. In particular, the Split-Off was intended to provide greater transparency to investors with respect to our business, which was expected to result in a trading price for our common stock that reflects a reduced valuation discount than that applied to Liberty Media’s Liberty Braves common stock prior to the Split-Off. However, there can be no assurance that the trading price of our common stock will reflect a reduced valuation discount, as compared to Liberty Media’s former Liberty Braves common stock, as a result of the completion of the Split-Off. In this case, our equity currency would not be as attractive to use for raising capital to fund our financial needs or for the retention and attraction of qualified personnel. Given the added costs associated with the completion of the Split-Off, including the separate accounting, legal and other compliance costs of being a separate public company, our failure to realize the anticipated benefits of the Split-Off in the near term or at all could adversely affect us.

We have overlapping directors and management with Liberty Media, which may lead to conflicting interests.

Executive officers of Liberty Media also serve as our executive officers pursuant to the Services Agreement entered into with Liberty Media in connection with the completion of the Split-Off, and Gregory B. Maffei, President and Chief Executive Officer and a director of Liberty Media also serves as our Chairman of the Board. Brian Deevy, who is a member of our board of directors, is also a member of the Liberty Media board of directors. The executive officers and the members of our board of directors have fiduciary duties to our stockholders. Likewise, any such persons who serve in similar capacities at Liberty Media have fiduciary duties to its stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting their respective companies. For example, there may be the potential for a conflict of interest when we or Liberty Media look at acquisitions and other corporate opportunities that may be suitable for each of us. Further, as allowed by Nevada law, our restated charter renounces any interest or expectancy in certain business opportunities involving our directors and officers, which will allow such directors and officers to pursue those business opportunities without being liable to us or our stockholders for a breach of fiduciary duties arising out of such opportunities. Moreover, our Chairman of the Board, Mr. Deevy and our officers will continue to own Liberty Media common stock, restricted stock units and options to purchase Liberty Media common stock. These ownership interests could create, or appear to create, potential conflicts of interest when these individuals are faced with decisions that could have different implications for us or Liberty Media. Any potential conflict that could qualify as a “related party transaction” (as defined in Item 404 of Regulation S-K) will be subject to review by the audit committee of our board of directors or an independent committee of our board of directors in accordance with our corporate governance guidelines. Any other potential conflicts that arise would be addressed on a case-by-case basis, keeping in mind the applicable fiduciary duties owed by the executive officers and directors of each issuer. From time to time, Liberty Media or its respective affiliates may enter into transactions with us and/or our subsidiaries or other affiliates. Although the terms of any such transactions or agreements will be established based upon negotiations between employees of the companies involved, there can be no assurance that the terms of any such transactions will be as favorable to us or our subsidiaries or affiliates as would be the case where the parties are completely at arms’ length.

Mr. Malone owns shares of our common stock representing approximately 47.5% of our aggregate voting power, which may be deemed to put him in a position to influence significant corporate actions and may discourage others from initiating a potential change of control transaction that may be beneficial to our stockholders.

Mr. Malone beneficially owns shares of our common stock representing the power to direct approximately 47.5% of the aggregate voting power of our common stock. We and Mr. Malone have not entered into any arrangements that prohibit or limit his ability to acquire additional shares of our common stock, and therefore Mr. Malone could acquire beneficial ownership of (x) 496,290 additional shares of BATRA or (y) 32,263 additional shares of BATRB (which represents all of the outstanding shares of BATRB that were not owned by Mr. Malone as of immediately following the Split-Off) and 173,660 additional shares of BATRA to control approval of general matters submitted to shareholders for approval, pursuant to which holders of shares of BATRA and BATRB would vote together as a single class. Mr. Malone may continue to be deemed to be in a position to influence significant corporate actions, including corporate transactions such as mergers, business combinations or dispositions of assets. This concentration of ownership could discourage others from initiating any potential merger, takeover or other change of control transaction that may otherwise be beneficial to our stockholders.

Factors Relating to Our Business

Our business’ financial success depends, in large part, on the Braves achieving on-field success.

Our financial results depend in large part on the ability of the Braves to achieve on-field success. The team’s successes generate significant fan enthusiasm, resulting in sustained ticket, premium seating, concession and merchandise sales, and greater shares of local television and radio audiences during that period. Furthermore, participation in MLB’s postseason provides the franchise with additional revenue and income. Additional revenue and income in the postseason are derived primarily from postseason games played at the Braves’ home stadium. Although the Braves did not generate material revenue from participation in the 2020 postseason since games were played without fans in attendance due to COVID-19, the Braves appeared in 16 out of 16 potential postseason games in 2021 and 4 out of 17 potential postseason games in 2022. Potential postseason games do not include games played in the National League Wild Card Series, in which the Braves were not eligible to participate because of their high seeding in the National League. Net revenue from postseason play (after reduction for allocable postseason share payments) was approximately $8.4 million and $67.8 million in 2022 and 2021, respectively. While the Braves have made the MLB postseason during seven of the past eleven seasons, and were the 2021 World Series Champions, there can be no assurance that the team will perform well or qualify for postseason play during the next season or any season thereafter. Poor on-field performance by the Braves is likely to adversely affect our financial performance.

The success of the Braves depends largely on their ability to develop, obtain and retain talented players.

The success of the Braves depends, in large part, on the ability to develop, obtain and retain talented players. The Braves compete with other MLB baseball teams and teams in other countries for available professional players and top player prospects. There can be no assurance that the Braves will be able to retain players upon expiration of their contracts or identify and obtain or develop new players of adequate talent to replace players who retire or are injured, traded, released or lost to free agency. Even if the Braves are able to retain or obtain players who have had successful amateur or professional careers, or develop talented players through the Braves’ minor league affiliates or otherwise, there can be no assurance that such players will perform successfully for the Braves. The 2017 penalties handed down by MLB against the Braves in the international market limited the Braves’ ability to recruit players internationally through the 2021 season, and could have an impact on the future pipeline of talent going forward.

Determining the market value of an MLB player is difficult, subject to market conditions and involves the use of subjective inputs and significant assumptions, any of which may prove to be inaccurate.

The current market value of a given MLB player is subject to market conditions generally and more specifically based on the player’s experience, position played, recent performance statistics, physical health, other similar players available at such time and other factors, such as the desirability of a particular franchise to such player, all of which vary over time. In general, player signings occur frequently enough that there are comparable objective data points that can be utilized in determining the value of a given MLB player. However, for top-ranked players, there may not be frequent enough player signings to provide sufficient recent comparable objective data points for valuation purposes. As a result, the Braves’ ability to accurately determine the market value of a given player may be significantly impacted by Braves’ subjective inputs and assumptions. Further, while a player’s market value is generally determined at the time of signing, the evaluation of the contributions made by the player are ongoing throughout the life of the contract and the overall value of the entire contract can be analyzed only after the expiration of such contract. As a result, the Braves’ ability to determine the market value of an MLB player is inherently uncertain, and the Braves may fail to assign a market value that is commensurate with such player’s contributions over the life of the contract term. These challenges, and the related risk that the Braves may fail to accurately determine the market value of a given player, may be exacerbated as the length of the contract term increases. As a result, entry into long-term contracts, which generally include higher aggregate compensation, may increase the risk that the Braves fail to accurately determine the market value of a given player. The Braves’ inability to accurately determine the market value of the players who are signed may negatively impact the ability of the Braves to achieve on-field success, which is likely to adversely affect our financial performance.

The risk of injuries to key or popular players creates uncertainty and could negatively impact financial results.

A significant portion of our financial results is dependent upon the on-field success of the Braves and injuries to players pose risk to that success. In addition, the Braves are currently scheduled to play 81 regular season road games each year, requiring players and members of the coaching staff to travel using charter carriers. The Braves’ extensive travel schedule exposes its players and coaching staff to the risk of travel-related accidents and injuries. An injury sustained by a key player, or an injury occurring at a key point in the season, could negatively impact the team’s performance and decrease the likelihood of postseason play. An injury sustained by a popular player could negatively impact fan enthusiasm, which could negatively impact ticket sales and other sources of revenue. Furthermore, after the start of each season, all MLB players under contract are generally entitled to all of their contract salary for the season, even after sustaining an injury (subject to certain rights of the Braves). Having to compensate a player who is unable to perform for a substantial period of the season, as well as the replacement for the injured player, could create a significant financial burden for the Braves. Long-term employment contracts provide for, among other items, annual compensation for certain players (current and former) and other employees. Amounts due under such contracts as of June 30, 2023 aggregated $1,017.6 million, which is payable annually as follows: $225.8 million in 2023, $149.8 million in 2024, $143.4 million in 2025, $136.3 million in 2026, $111.2 million in 2027 and $251.1 million thereafter. The Braves may or may not elect to obtain disability insurance for their players signed to multiyear contracts to partially mitigate these risks, but there can be no assurance that even if obtained that such insurance will compensate for all or substantially all of the costs associated with player injuries and such insurance would not serve to mitigate any potential negative impact on the team’s performance and revenue.

Focus on team performance, and decisions by management, may negatively impact financial results in the short-term.

Management of Braves Holdings focuses on making operational and business decisions that enhance the on-field performance of the Braves and this may sometimes require implementing strategies and making investments that may negatively impact short-term profit for the sake of immediate on-field success. For example, in order to improve the short-term performance of the team, management may decide to make trades for highly compensated players and sign free agents or current players to high value contracts, which could significantly increase operating expenses for a given year, and which could adversely impact the trading price of our common stock. In addition, to the extent higher salaries must be paid in order to retain talented players, the Braves may be subject to the Competitive Balance Tax imposed by the CBA (each as defined below) if the Braves’ aggregate average payroll exceeds the predetermined thresholds contained in the CBA. For more information about the Competitive Balance Tax, see “Business — MLB Rules and Regulations — Collective Bargaining Agreement” and “Business — MLB Rules and Regulations — Competitive Balance Provisions.” Alternatively, management may decide to focus on longer-term success by investing more heavily in the recruiting and development of younger and less expensive talent, which may negatively affect the team’s current on-field success and in turn could have a negative impact on ticket sales and other sources of revenue. We must also comply with all MLB rules and decisions. MLB has significant authority over MLB teams and must act in the best interests of MLB as a whole. Such rules and decisions may be inconsistent with strategies adopted by management and may have a negative effect on the near-term value of our common stock.

The organizational structure of MLB and its rules and regulations impose substantial restrictions on our and our subsidiaries’ operations.

As a condition to maintaining its MLB membership, each MLB Club must comply with the rules and regulations adopted by MLB, as well as a series of other agreements and arrangements that govern the operation and management of an MLB Club (collectively, the MLB Rules and Regulations). See “Business — MLB Rules and Regulations.” For example, each MLB Club is subject to the Major League Constitution, the Major League Rules and the CBA. In addition, each MLB Club is required to appoint one “Control Person” who is acceptable to MLB and the other MLB Clubs and who has significant authority over club operations and the club’s interaction with MLB. Pursuant to the MLB Rules and Regulations and the CBA, an MLB Club must comply with, among other things, limitations on the amount of debt it can incur, revenue sharing arrangements with other MLB Clubs, commercial arrangements with regard to the national broadcasting of its games and other programming and commercial arrangements relating to the use of its intellectual property. Additionally, the vote of 75% of the MLB Clubs is required for the approval of the sale of any MLB Club or relocation of a franchise to another city.

The Braves will be required to abide by any changes to the MLB Rules and Regulations and the adoption of any new MLB Rules and Regulations, irrespective of whether such changes or new arrangements negatively impact the Braves, proportionately or disproportionately, as compared with the other MLB Clubs. We, as well as our board of directors, board committees and subsidiaries, are also subject to the MLB Rules and Regulations. Further, the Commissioner of Baseball interprets the MLB Rules and Regulations, and we and Braves Holdings (and certain of our affiliates) have agreed to submit any and all disputes related to the MLB Rules and Regulations, or disputes involving another MLB Club, to the Commissioner of Baseball as sole arbitrator. The decisions of the Commissioner of Baseball are binding and not appealable, and therefore we and Braves Holdings may not resort to the courts or any other means to enforce our rights or contest the application of the MLB Rules and Regulations. No assurance can be given that any changes to the MLB Rules and Regulations, adoption of new MLB Rules and Regulations or decisions made by the Commissioner of Baseball will not adversely affect our business and our financial results and have a negative impact upon the value of our common stock.

Organized labor matters could have an adverse effect on our financial results.

Our business is dependent upon the efforts of unionized workers. MLB players are covered by the Collective Bargaining Agreement (the CBA). MLB has experienced labor difficulties in the past and may have labor issues in the future. Labor difficulties may include players’ strikes or protests or management lockouts. MLB has also had disputes with the labor union representing the major league umpires, which have resulted in strikes and the need to use replacement umpires. MLB experienced a players’ strike during the 1994 season, which resulted in a regular season that was shortened and the cancelation of the World Series. In December 2021, the previous collective bargaining agreement expired and MLB commenced a lockout of the Major League players. As a result of the lockout, the start of the 2022 regular season was delayed until the MLB Clubs reached a tentative agreement in March 2022 on the terms of the CBA in a Memorandum of Understanding and the regular season began in April. See “Business — MLB Rules and Regulations — Collective Bargaining Agreement.” The CBA covers the 2022 through 2026 MLB seasons. Any labor disputes, such as players’ strikes, protests or lockouts, could postpone or cancel MLB games. No revenue will be recognized for cancelled games and the impact may have a material negative effect on our business and results of operations.

The possibility of MLB expansion could create increased competition.

The most recent MLB expansion occurred in 1998. MLB continues to evaluate opportunities to expand into new markets across North America. Because revenue from national broadcasting and licensing agreements are divided equally among all MLB Clubs, any such expansion could dilute the revenue realized by us from such agreements and increase competition for talented players among MLB Clubs. Historically, expansion teams have been permitted to select in an expansion draft certain unprotected players from the rosters of various MLB teams. There can be no assurance that the Braves will be able to retain key players during future expansion drafts or that the rules regarding expansion drafts will not change to the detriment of the Braves. Any expansion in the Southeast region of the United States, in particular, could also draw fan, consumer and viewership interest away from the Braves.

Viewership, and interest in baseball generally, may fluctuate due to factors outside of our control.

Viewership of professional baseball has decreased in recent years and any future decline in television ratings or attendance for MLB as a whole could have an adverse effect on our financial results. The Braves compete for entertainment and advertising dollars with other sports and entertainment activities. During parts of the MLB regular season, the Braves experience competition from college football, professional basketball (the Atlanta Hawks) and professional football (the Atlanta Falcons). As sporting and entertainment trends change, fans may be drawn to other spectator sports and entertainment options, in spite of on-field success by the Braves.

Broadcasting rights, both national and local, present an important source of revenue for us, and decreases in this broadcasting revenue could have an adverse effect on our financial results.

Braves Holdings derives revenue directly from the sale of their local broadcasting rights through an individually negotiated carriage or license agreement. The sale of their national broadcasting rights, together with those of all other MLB Clubs, is organized through MLB with all such revenue allocated consistent with the MLB Rules and Regulations. A majority of this revenue is reliant on a limited number of broadcasting partners. Solvency and business disruptions impacting our broadcasting partners, as well as any decline in television ratings, carriage disputes, popularity of the Braves specifically, or even MLB as a whole, could adversely affect the revenue that can be derived from the sale of these broadcasting rights. See “— The chapter 11 bankruptcy filing by Diamond Sports Group may interrupt the regional broadcasting of Braves games, which may adversely impact the Braves’ fan base and results of operations” below.

Our ability to incur indebtedness to fund our operations will be limited, which could negatively impact our operations.

Braves Holdings generally funds its operating activities through cash flow from operations and two credit facilities, with a combined borrowing capacity of $275 million. As of June 30, 2023, there were no amounts outstanding under these credit facilities. If cash flows become insufficient to cover operating or capital needs, we may be required to take on additional indebtedness, but applicable CBA rules limit the aggregate amount of indebtedness that the Braves may incur. See “Business — MLB Rules and Regulations — Collective Bargaining Agreement” and “Business — MLB Rules and Regulations — Debt Service Rule.” Following our separation from Liberty Media, we do not have access to Liberty Media’s capital or credit and our ability to obtain significant financing on favorable terms, or at all, may be more limited as a standalone company than as a subsidiary of Liberty Media. Due to our size and current indebtedness, together with our assets and operating cash flow, we may be unable to support any significant financing in the future.

If debt financing is not available to us in the future, we may obtain liquidity through the issuance and sale of our equity securities. If additional funds are raised through the issuance of equity securities, our stockholders may experience significant dilution. If we are unable to obtain sufficient liquidity in the future, Braves Holdings may be unable to continue to develop its business, complete acquisitions or otherwise take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

Certain covenants included in the documents governing our indebtedness impose limitations on the liquidity of our business.

In addition to the Debt Service Rule limitations imposed by the CBA limiting the amount of indebtedness that may be incurred by the Braves, the agreements governing the indebtedness incurred, directly or indirectly, by Braves Holdings, include certain covenants that limit our ability to sell or otherwise transfer control over certain assets or equity interests of affiliated entities. These covenants could limit our flexibility to react to changing or adverse market conditions, which could have an adverse effect on our financial condition and could suppress the value of our common stock.

Our holding company structure could restrict access to funds of our subsidiaries that may be needed to pay third party obligations.

We are a holding company and our assets consist primarily of investments in our subsidiaries, including Braves Holdings. As a holding company, our ability to meet our financial obligations to third parties is dependent upon our available cash balances, distributions from subsidiaries and other investments and proceeds from any asset sales. Further, our ability to receive dividends or payments or advances from our subsidiaries’ businesses depends on their individual operating results, any statutory, regulatory or contractual restrictions to which they are or may become subject and the terms of their indebtedness and any additional debt they may incur in the future. From time to time, our subsidiaries may consider opportunities to refinance such debt, including through use of cash on hand and capital markets transactions. Accordingly, our ability to make payments to third parties and to otherwise meet our financial obligations at the holding company level is constricted.

We do not own Truist Park and any failure to comply with the terms of the Stadium Operating Agreement for Truist Park could result in the termination of our operating subsidiaries’ rights to operate, and play home games at Truist Park, which could adversely impact the Braves’ reputation and our baseball business, financial condition and results of operations.

The Braves play their home games at Truist Park pursuant to the Stadium Operating Agreement entered into with Cobb County and the Cobb-Marietta Coliseum and Exhibit Hall Authority, which owns Truist Park (the Stadium Operating Agreement). The Stadium Operating Agreement obligates the Braves to play all home games in Truist Park through the 2046 season, with a 5-year extension option to 2051.

The Stadium Operating Agreement is terminable by Cobb County and the Cobb-Marietta Coliseum and Exhibit Hall Authority upon the occurrence of certain events of default, including, subject to certain exceptions and applicable cure periods: (i) failure of the Braves to pay any amount due and owing under the Stadium Operating Agreement, including the annual license fees, within ten business days after written notice; (ii) failure of the Braves to perform any material agreement or provision of the Stadium Operating Agreement; (iii) the Braves failure to guarantee certain other payment and performance obligations relating to the construction and maintenance of Truist Park; and (iv) failure by the Braves to play all home games at Truist Park. The Stadium Operating Agreement provides that any termination of the agreement will not be effective until the conclusion of the then current MLB season, including any applicable post-season games. The Stadium Operating Agreement also grants the Braves a right of first refusal in connection with any sale by Cobb County and the Cobb-Marietta Coliseum and Exhibit Hall Authority of their interests in Truist Park and provides the Braves with an exclusive option to purchase Truist Park during the twelve month period ending six months prior to the expiration or termination of the Stadium Operating Agreement.

If certain of our subsidiaries were to breach or become unable to satisfy their obligations under or relating to the Stadium Operating Agreement, such subsidiaries’ right to operate Truist Park, including their right to play home games at Truist Park, could be terminated. If the Stadium Operating Agreement is terminated, and the operating subsidiaries determine not to exercise their right of first refusal or exclusive option to purchase, or are unable to exercise such rights or unsuccessful in exercising such rights, there is no guarantee that we would be able to secure alternative facilities for the Braves without a significant disruption to our baseball business. Any termination of the Stadium Operating Agreement could adversely impact the Braves’ reputation and our baseball business, financial condition and results of operations.

Our subsidiaries have incurred and are expected to continue to incur significant indebtedness, including borrowings used or to be used to finance the construction, development and/or ongoing operations of Braves Holdings, the Braves’ stadium, the Mixed-Use Development and a spring training facility, which could negatively impact our financial condition.

Braves Holdings has, directly or indirectly through subsidiaries, taken on a significant level of debt and increased expenses related to the development of the Braves’ stadium, the Mixed-Use Development and our spring training facility. As of June 30, 2023, Braves Holdings had approximately $211.7 million outstanding under various debt instruments for construction and other stadium-

related costs, $301.1 million outstanding under various credit facilities and loans for the Mixed-Use Development and $30.0 million outstanding under a credit facility for the spring training facility. These construction and development expenditures will increase our costs and indebtedness in the near term, which could have a negative impact on Braves Holdings’ credit worthiness and the value of our common stock.

Our financial performance may be materially adversely affected if we do not experience the anticipated benefits of the Mixed-Use Development in the near term or at all.

Braves Holdings is incurring a significant amount of capital expenditures and indebtedness in connection with the construction and development of the Mixed-Use Development. Although we believe that the new stadium and Mixed-Use Development will result in a material increase in revenue over the short and long term, including as a result of increased game attendance and rental income from the Mixed-Use Development, no assurance can be given that attendance will increase as anticipated or that the potential benefits of the Mixed-Use Development will be fully realized. To the extent that the long-term anticipated benefits of the Mixed-Use Development do not materialize and we do not experience sustained revenue, our increased costs, including our new debt service obligations, could materially adversely affect our financial results, which is likely to suppress the value of our common stock.

Development activities, such as those associated with the Mixed-Use Development, are subject to significant risks.

Risks associated with real estate development projects, such as the Mixed-Use Development, relate to, among other items, adverse changes in national market conditions (which can result from political, regulatory, economic or other factors), increases in interest rates, competition for, and the financial condition of, tenants, the cyclical nature of property markets, adverse local market conditions, changes in the availability of debt financing, real estate tax rates and other operating expenses, zoning laws and other governmental rules and fiscal policies, energy prices, population trends, risks and operating problems arising out of the presence of certain construction materials, acts of God, uninsurable losses and other factors which are beyond the control of the developer and may make the underlying investments economically unattractive. Development activities also involve the risk that construction may not be completed within budget or on schedule because of cost overruns, work stoppages, shortages of building materials, the inability of contractors to perform their obligations under construction contracts, defects in plans and specifications or various other factors, including natural disasters, which may be exacerbated by climate change. In addition, Braves Holdings has only been managing the Mixed-Use Development since 2017 and although real estate developers and other real estate experts have been engaged to assist us in our efforts, we may not be able to fully realize the projected long-term returns and benefits of our real estate development efforts. Any of these risks could result in substantial unanticipated delays or expenses associated with the Mixed-Use Development, which could have an adverse effect on our financial condition and suppress the value of our common stock.

Additionally, the Mixed-Use Development requires Braves Holdings to comply with various federal, state and local environmental, health, safety and land use laws and regulations. The properties are subject to such laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances and employee health and safety as well as zoning restrictions. Additional laws which may be passed in the future, or a finding of a violation of or liability under existing laws, could require us to make significant expenditures and otherwise limit or restrict some of our operations or developments.

Climate change may also have indirect effects on the Mixed-Use Development by increasing the cost of, or making unavailable, property insurance on terms we find acceptable. To the extent that significant changes in the climate occur where the Mixed-Use Development is located, we may experience more frequent extreme weather events, which may result in physical damage to the Mixed-Use Development or its lessees’ facilities and may adversely affect our business, results of operations and financial condition.

Failure of lessees of the Mixed-Use Development to renew their leases as they expire and improvement costs associated with new leases may adversely impact our cash flow from operations, which could negatively impact our financial condition.

If Mixed-Use Development lessees do not renew their leases as they expire, we may not be able to re-lease that space in the Mixed-Use Development. In addition, in connection with securing lease renewals or re-leasing properties, we may agree to terms that are less economically favorable than expiring lease terms, or we may be required to incur significant costs, such as renovations and improvements on behalf of the lessee. Furthermore, a significant portion of the costs of owning property, such as real estate taxes, insurance and maintenance, are not necessarily reduced when circumstances cause a decrease in rental revenue from the properties. Any of these events could adversely affect our cash flow from operations and our ability to service our indebtedness, which could negatively impact our financial condition.

Negative market conditions or adverse events affecting existing or potential lessees of the Mixed-Use Development or the industries in which they operate, could have an adverse impact on our ability to attract new lessees, collect rent or renew leases at the Mixed-Use Development, which could adversely affect our cash flow from operations and inhibit growth.

Cash flow from operations depends in part on our ability to lease space in the Mixed-Use Development on economically favorable terms and to collect rent from lessees on a timely basis. We could be adversely affected by various facts and events over which we have limited or no control, such as:

●	lack of or loss of demand for the amount of commercial and retail space developed and being developed at The Battery Atlanta;
●	inability to retain existing lessees and attract new lessees;
●	changes in market rental rates;
●	declines in lessees’ creditworthiness and ability to pay rent, which may be affected by their operations, economic downturns and competition within their industries from other operators;
●	defaults by and bankruptcies of lessees, failure of lessees to pay rent on a timely basis, or failure of lessees to comply with their contractual obligations;
●	economic or physical decline of the areas around Truist Park and The Mixed-Use Development; and
●	deterioration of physical condition of properties in the Mixed-Use Development.

At any time, any Mixed-Use Development lessee may experience a downturn in its business that may weaken its operating results or overall financial condition. As a result, such lessee may delay lease commencement, fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. The bankruptcy or insolvency of a Mixed-Use Development lessee could diminish the revenue we receive as a result of a lease termination or other concessions, such as reduced rent payable, and our ability to seek payment for unpaid future rent would be substantially limited, if not eliminated. Any lessee bankruptcy or insolvency, leasing delay or failure to make rental payments when due could result in material losses to us and could adversely affect our cash flow from operations and our ability to service our indebtedness.

Braves Holdings has been, and may continue to be, materially impacted by COVID-19 and may be materially impacted by a future pandemic or epidemic.

The global spread of COVID-19 prompted most local, state, federal and foreign governmental agencies to impose travel restrictions and local quarantines or stay at home restrictions to contain the spread. As a result, the business operations of Braves Holdings initially were largely, if not completely, suspended at the outset of COVID-19. Prior to late-July 2020, all MLB games were postponed, with a portion of spring training in 2020 for teams also having been cancelled. The Mixed-Use Development was affected due to the impacts of these restrictions on retail as well as restaurants, which had initially been limited to take-out and/or delivery service. However, beginning in July 2020, MLB resumed games, although with no fan attendance.

The Braves’ 2021 regular baseball season was comprised of 161 games, which approximates the number of regular season games held in years prior to the COVID-19 pandemic. Braves Holdings had limitations on the number of fans in attendance at certain games in 2021, thereby reducing revenue associated with fan attendance. It is unclear whether and to what extent future COVID-19 concerns will continue to impact the use of and/or demand for the entertainment and events provided by Braves Holdings and demand for sponsorship and advertising assets. If Braves Holdings continues to face cancelled events and reduced attendance, the impact may substantially decrease our revenue. Due to the revenue reductions caused by COVID-19 in 2020 and 2021, Braves Holdings has looked to reduce expenses, but should such impacts resume, Braves Holdings may not be able to reduce expenses to the same degree as any decline in revenue, which may adversely affect our results of operations and cash flow.

In addition, Braves Holdings is particularly sensitive to reductions in discretionary consumer spending. We cannot predict the time period over which its businesses will be impacted by COVID-19 or a future pandemic or epidemic. Over the long-term,

COVID-19 or a future pandemic or epidemic could impede economic activity in impacted regions or globally, causing a global recession, leading to a further decline in discretionary spending on sports and entertainment events and other leisure activities, which could result in long-term effects on our businesses. Such pandemics or epidemics could also heighten the occurrence and impact of other risk factors described in this “Risk Factors” section.

Even as our businesses have resumed more normal operations, there can be no assurances that fans attending events or vendors and employees working at Braves events will not contract COVID-19 or another illness in the course of attending or providing services. Any such occurrence could result in litigation, legal and other costs, insufficient staff or supply to provide services and reputational risk that could materially and adversely impact our businesses and results of operations. Even after the COVID-19 pandemic subsides, the U.S. economy may experience a recession, and we anticipate our businesses and operations could be materially adversely affected by a prolonged recession in the U.S.

Weak economic conditions may reduce consumer demand for products, services and events offered by us.

A weak economy as a result of inflation and any recession, could adversely affect demand for our products, services and events. A substantial portion of our revenue is derived from discretionary spending by individuals on tickets, including postseason games, concessions, merchandise, suites and premium seat fees, which typically falls during times of economic instability. In addition, weak economic conditions and reductions in discretionary spending may adversely impact the demand for products and services of our Mixed-Use Development lessees which may weaken the financial condition of such lessees. As a result, such lessees may delay lease commencement, fail to make rental payments or become insolvent. See “— Negative market conditions or adverse events affecting existing or potential lessees of the Mixed-Use Development or the industries in which they operate, could have an adverse impact on our ability to attract new lessees, re-lease space, collect rent or renew leases at the Mixed-Use Development, which could adversely affect our cash flow from operations and inhibit growth” above. Accordingly, our ability to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments decline. While we are currently unable to predict the extent of any of these potential adverse effects in the future, as of June 30, 2023, we do not believe that our operations have been materially impacted by recent inflationary pressures.

Fans attending professional baseball games risk personal injury or accident, which could subject us to personal injury or other claims and could increase our expenses.

Personal injuries and accidents involving fans attending professional baseball games have occurred, and may in the future occur, which could subject us to claims and liabilities for personal injuries which could increase expenses. While we maintain insurance policies that provide coverage within limits that are sufficient, in management’s judgment, to protect us from material financial loss for personal injuries sustained by persons at our venues, there can be no assurance that such insurance will be adequate at all times and in all circumstances.

We may be adversely affected by the occurrence of extraordinary events, such as terrorist attacks.

The occurrence and threat of extraordinary events, such as terrorist attacks, intentional or unintentional mass-casualty incidents, natural disasters or similar events, may substantially decrease the attendance at professional baseball games, which may decrease our revenue or expose us to substantial liability.

While we constantly evaluate the security precautions for our events, no security measures can guarantee safety. Despite our best efforts, some occurrences or actions are difficult to foresee and adequately plan for, which could lead to fan, vendor and/or employee harm resulting in fines, penalties, legal costs and reputational risk that could materially and adversely impact our business and results of operations.

Poor weather may adversely affect attendance at professional baseball games.

Due to weather conditions, we may be required to cancel or reschedule one or more baseball games to another available day, which could increase our costs and could negatively impact attendance, as well as concession and merchandise sales, which could negatively impact our financial performance. The frequency and severity of such adverse weather conditions could increase as a result of climate change.

Data loss or other breaches of our network security could materially harm our business and results of operations.

Penetration of our network or other misappropriation or misuse of personal or sensitive information and data, including credit card information and other personally identifiable information, could subject us to increased costs, litigation, actions from governmental authorities, and financial or other liabilities. In addition, security breaches, incidents or the inability to protect information could lead to ticketing fraud and counterfeit tickets. Security breaches and incidents could also result in significant costs related to remediation efforts. Any of the foregoing could adversely affect our business, financial condition and results of operations.

The chapter 11 bankruptcy filing by Diamond Sports Group may interrupt the regional broadcasting of Braves games, which may adversely impact the Braves’ fan base and results of operations.

Diamond Sports Group, a subsidiary of Sinclair Broadcasting Group which licenses and distributes sports content in various regional markets, including the Braves games (other than nationally televised games) in the Braves home television territory, filed for chapter 11 protection in March 2023. As a result of the chapter 11 proceeding, we may be required to repay up to $34.2 million, the amount remitted to us and our subsidiaries during the 90-day preference period preceding the filing. In addition, if Sportsouth Network II, LLC, a subsidiary of Diamond Sports Group, elects to reject the regional sports broadcasting license in the bankruptcy proceeding, regional broadcast rights will revert to us, and we will attempt to find a replacement broadcaster to produce and distribute Braves games but there is no assurance they will be successful, and we and our subsidiaries may not receive any revenue from Sportsouth Network II during the remaining contract term and would be required to write down accounts receivable and contract asset amounts of $24.4 million recorded on our condensed combined balance sheet as of June 30, 2023. Any interruption of the regional broadcasting of Braves games due to the chapter 11 bankruptcy may adversely impact the Braves’ fan base and our results of operations. In addition to any lost broadcast revenue or incurred credit losses, we may also incur additional expenses in negotiating a replacement regional broadcast license or an alternative arrangement. While the pending bankruptcy proceeding of Diamond Sports Group has not previously had a material unfavorable impact on our revenue or results of operations, we cannot currently predict whether such bankruptcy proceeding is reasonably likely to have a material unfavorable impact on our revenue or results of operations in the future.

We and our subsidiaries have operations outside of the United States that are subject to numerous operational risks.

We and our subsidiaries operate in countries other than the United States, including the Dominican Republic. In many foreign countries, particularly in certain developing economies, it is not uncommon to encounter business practices that are prohibited by certain regulations, such as the Foreign Corrupt Practices Act and similar laws. Although we and our subsidiaries have undertaken compliance efforts with respect to these laws, our respective employees, contractors and agents, as well as those companies to which we outsource certain of our business operations, may take actions in violation of our policies and procedures. Any such violation, even if prohibited by the policies and procedures of our subsidiaries and business affiliates or the law, could have certain adverse effects on the financial condition of us, our subsidiaries and business affiliates. Any failure by us, our subsidiaries and business affiliates to effectively manage the challenges associated with the international operation of our and/or their businesses could materially adversely affect our and our subsidiaries’ financial condition.

Factors Relating to Ownership of Our Common Stock and the Securities Market

Our stock price has, and may continue to, fluctuate significantly.

We cannot predict the prices at which BATRA, BATRB or BATRK may trade or be quoted, as applicable. The market price of our common stock has, and may continue to, fluctuate significantly due to a number of factors (none of which can be guaranteed to occur), including those described in this “Risk Factors” section and elsewhere in this prospectus and any applicable prospectus supplement, some of which may be beyond our control, including:

●	actual or anticipated fluctuations in our operating results;
●	changes in earnings estimated by securities analysts or our ability to meet those estimates;
●	the operating and stock price performance of comparable companies; and
●	domestic and foreign economic conditions.

Our multi-series structure may depress the trading price of the shares of our common stock.

Our multi-series structure may result in a lower or more volatile market price of the shares of our common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multi-series share structures in certain of their indexes. S&P Dow Jones and FTSE Russell have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500. These changes exclude companies with multiple classes of shares of common stock from being added to these indices. Any such exclusion from indices could result in a less active trading market for, and adversely affect the value of, the shares of our common stock, in part because mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in the shares of our common stock. In addition, several stockholder advisory firms have announced their opposition to the use of multiple-class structures. As a result, the multi-series structure of our common stock may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by stockholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of the shares of our common stock.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. As a result, we have reduced Sarbanes-Oxley Act compliance requirements, as discussed elsewhere, for as long as we are an emerging growth company, which may be up to five full fiscal years. Unlike other public companies, we will not be required to, among other things, (i) comply with certain audit-related requirements that we would otherwise be subject to but for our status as an emerging growth company, (ii) provide certain disclosure regarding executive compensation required of larger public companies or (iii) hold non-binding advisory votes on executive compensation.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our common stock to be less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

If we are unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, or our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned and our stock price may suffer.

Section 404 of the Sarbanes-Oxley Act requires any company subject to the reporting requirements of the U.S. securities laws to complete a comprehensive evaluation of its and its consolidated subsidiaries’ internal control over financial reporting. To comply with this statute, we will be required to document and test our internal control procedures, our management will be required to assess and issue a report concerning our internal control over financial reporting, and our independent auditors will be required to issue an attestation regarding our internal control over financial reporting. However, as an emerging growth company, we will not be required to have our independent auditors attest to the effectiveness of our internal control over financial reporting until our first annual report subsequent to ceasing to be an emerging growth company. As a result, we may not be required to have our independent auditors attest to the effectiveness of our internal control over financial reporting until as late as the annual report for the year ending December 31, 2029. Although we do not expect the annual costs to comply with Section 404 to be significant (based on preliminary assessments), the rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex, subject to change, and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, our management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. If our management cannot favorably assess the effectiveness of our internal control over financial reporting when we are required to do so or our auditors identify material weaknesses in our internal control, investor confidence in our financial results may weaken, and our stock price may suffer.

It may be difficult for a third party to acquire us, even if doing so may be beneficial to our stockholders.

Certain provisions of our restated charter and bylaws may discourage, delay or prevent a change in control of us that a stockholder may consider favorable. These provisions include the following:

●	(i) no person may own 10% or more of the number of outstanding shares of our common stock and (ii) no person may (A) own 50% or more of the number of outstanding shares of our common stock or (B) have the ability to exercise control over our business affairs unless, in the case of clause (i) or clause (ii), such person is expressly approved by MLB (which, in the case of clause (i), includes GAMCO Investors, Inc.) or qualifies as an exempt person (which includes Gregory B. Maffei, our Chairman and Chief Executive Officer, John C. Malone, or any person approved by MLB as the “control person” of the Braves and certain related persons of the foregoing, as well as Liberty Media until such time as Liberty Media no longer owns 10% or more of the number of outstanding shares of our common stock without retaining any power, including, without limitation, voting power, with respect to such shares);
●	authorizing a capital structure with multiple series of common stock: a Series B that entitles the holders to ten votes per share, a Series A that entitles the holders to one vote per share, and a Series C that, except as otherwise required by applicable law, entitles the holders to no voting rights;
●	classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors;
●	limiting who may call special meetings of stockholders;
●	prohibiting stockholder action by written consent (subject to certain exceptions), thereby requiring stockholder action to be taken at a meeting of the stockholders;
●	requiring stockholder approval by holders of at least 66⅔% of our voting power with respect to certain extraordinary matters, such as a merger or consolidation of us, a sale of all or substantially all of our assets or an amendment to our restated charter (except in the event approved by at least 75% of our board of directors);
●	establishing advance notice requirements for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and
●	the existence of authorized and unissued stock, including “blank check” preferred stock, which could be issued by our board of directors to persons friendly to our then current management, thereby protecting the continuity of our management, or which could be used to dilute the stock ownership of persons seeking to obtain control of us.

Our restated charter includes restrictions on the share ownership of our common stock by certain persons, which if triggered would result in an immediate transfer of the applicable number of shares to a trust for the benefit of the applicable transferor. In addition, MLB rules require that any person or group seeking to acquire a controlling interest in us or the Braves must receive the prior approval of MLB. Such limitations and approval requirements may restrict any change of control or business combination opportunities in which our stockholders might receive a premium for shares of our common stock.

To comply with the policies of MLB, our restated charter provides that, subject to certain exceptions: (i) employees of MLB and related entities may not own our common stock, (ii) persons who are owners, stockholders, directors, officers or employees of any MLB Club other than the Braves may not own 5% or more of the number of outstanding shares of our common stock, (iii) no person may own 10% or more of the number of outstanding shares of our common stock and (iv) no person may (A) own 50% or more of the number of outstanding shares of our common stock or (B) have the ability to exercise control over our business affairs unless, in the case of clause (iii) or clause (iv), such person is expressly approved by MLB (which, in the case of clause (iii), includes GAMCO Investors, Inc.) or qualifies as an exempt holder (which includes Gregory B. Maffei, our Chairman and Chief Executive Officer, John C. Malone, or any person approved by MLB as the “control person” of the Braves and certain related persons of each of the foregoing, as well as Liberty Media until such time as Liberty Media no longer owns 10% or more of the number of outstanding shares of our common stock without retaining any power, including, without limitation, voting power, with respect to such shares). In the event that a holder attempts to acquire shares of our common stock in violation of these restrictions, the applicable excess shares will automatically be transferred to a trust whereby such shares shall be held for the benefit of the excess share transferor, and subject to the ownership or control thresholds described in the above clauses (ii), (iii) and (iv) which is purported to be breached, such excess shares may be sold for cash, on the open market, in privately negotiated transactions or otherwise, except that to the extent the purported transfer is in violation of clause (iv)(B), then such excess shares that are shares of BATRB will first be converted to shares of BATRA. No assurance can be given that the trust will be able to sell the shares at a price that is equal to or greater than the price paid by the holder. In addition, the holder’s right to receive the net proceeds of the sale, as well as any dividends or other distributions to which the holder would otherwise be entitled, will be subject to the holder’s compliance with the applicable mechanics included in our restated charter.

In addition to the influence Mr. Malone could exercise in respect of his voting power (see “— Factors Relating to our Corporate History and the Split-Off — Mr. Malone owns shares of our common stock representing approximately 47.5% of our aggregate voting power (based on the number of shares of our common stock outstanding as of July 19, 2023), which may be deemed to put him in a position to influence significant corporate actions and may discourage others from initiating a potential change of control transaction that may be beneficial to our stockholders.”), the share ownership limitations and MLB approvals required for certain transfers of shares of our common stock, in each case included in our restated charter, may have an anti-takeover effect, potentially discouraging third parties from making proposals for acquisitions of greater than 10% of our common stock or a change of control transaction. In addition, if MLB does not provide approval of a specific transaction, these provisions could prevent a transaction in which holders of our common stock might receive a premium for their shares over the then-prevailing market price or which our board of directors or stockholders might believe to be otherwise in the best interest of us and our stockholders. For more information on the excess share provision in our restated charter and the circumstances under which any holder may be restricted or otherwise exempted from certain restrictions on voting power, see “Description of Capital Stock — Restrictions on Ownership; Transfer of Excess Shares to a Trust.”

Our directors and officers are protected from liability for a broad range of actions.

Nevada law has a provision limiting or eliminating the individual liability of both directors and officers unless the articles of incorporation provide for greater liability. A director or officer of a Nevada corporation is not liable unless the presumption that such person acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted. In addition, there must be proof both that the act or failure to act constituted a breach of a fiduciary duty as a director or officer and that such breach involved intentional misconduct, fraud or a knowing violation of law. In addition, the Nevada provision permitting limitation of liability applies to both directors and officers and expressly applies to liabilities owed to creditors of the corporation.

Our restated charter provides that the Eighth Judicial District Court of the State of Nevada shall be the exclusive forum for certain litigation that may be initiated by our stockholders, and that the federal courts shall be the exclusive forum for claims under the Securities Act; these provisions could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our restated charter provides that, subject to limited exceptions, the Eighth Judicial District Court of the State of Nevada in Clark County, Nevada (the Nevada Eighth Judicial District Court) (or if the Nevada Eighth Judicial District Court does not have jurisdiction, any other state district court located in the State of Nevada, and if no state district court in the State of Nevada has jurisdiction, any federal court located in the State of Nevada) shall, to the fullest extent permitted by law, be the exclusive forum for certain specified types of “internal actions” as defined under Nevada law, including (a) those brought in our name or right or on our behalf; (b) those for or based upon a breach of fiduciary duty against any director, officer, employee or agent of ours in such capacity; (c) those arising pursuant to, or to interpret, apply, enforce or determine the validity of, any provision of the Nevada corporation laws, the articles of incorporation, the bylaws or certain voting agreements or trusts.

In addition, our restated charter provides that the federal district courts of the United States shall be, to the fullest extent provided by law, the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

These choice of forum provisions may otherwise limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Nevada Eighth Judicial District Court could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Nevada. The Nevada

Eighth Judicial District Court may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Similarly, the federal district courts may also reach different judgments in Securities Act cases than state courts. Alternatively, if a court were to find the choice of forum provision contained in our restated charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

The holders of any series of our common stock, or the holders of our common stock as a whole, may not have any remedies if an action by our directors or officers prioritizes other interests or has a disparate effect on our common stock or any series thereof.

Principles of Nevada law and the provisions of our restated charter may protect decisions of our board of directors that weigh interests different from those of the holders of our common stock, or any series thereof, or that have a disparate impact upon holders of any series of our common stock. Under Nevada law, the board of directors has the duty to exercise its powers in good faith and with a view to the interests of the corporation. In doing so, the board of directors may consider all relevant facts, circumstances, contingencies or constituencies, including, without limitation, the interests of the corporation’s employees, suppliers, creditors or customers; the economy of the state or the nation; the interests of the community or of society; the long-term or short-term interests of the corporation, including the possibility that these interests may be best served by the continued independence of the corporation; or the long-term or short-term interests of the corporation’s stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may consider or assign weight to the interests of any particular person or group, or to any other relevant facts, circumstances, contingencies or constituencies and are not required to consider, as a dominant factor, the effect of a proposed corporate action upon any particular group or constituency having an interest in the corporation. Under the principles of Nevada law referred to above and the business judgment rule, you may not be successful in challenging these decisions if a majority of our board of directors is disinterested, independent and adequately informed with respect to decisions of the board and acts in good faith and in the honest belief that the board is acting in the best interests of all of our stockholders.

Our multi-series voting structure may limit your ability to influence corporate matters and future issuances of BATRB may further dilute voting power of shares of BATRA.

Our common stock is divided into three series of common stock: BATRA, BATRB and BATRK. Holders of record of BATRA are entitled to one vote for each share of such stock and holders of record of BATRB are entitled to ten votes for each share of such stock on all matters submitted to a vote of stockholders. Holders of record of BATRK will not be entitled to any voting rights, except as otherwise required by Nevada law. When so required, holders of record of BATRK will be entitled to 1/100th of a vote for each share of such stock. Our restated charter does not provide for cumulative voting in the election of directors and permits future issuances of BATRA, BATRB and BATRK. Any future issuances of BATRA, BATRB or BATRK may dilute your interest in the Company.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, product and marketing strategies; new service offerings; the recoverability of our goodwill and other long-lived assets; our projected sources and uses of cash; and the anticipated impact of certain contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. In particular, statements in “Risk Factors,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” “U.S. Federal Income Tax Considerations for Non-U.S. Holders,” and “Business,” contain forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that our expectation or belief will result or be achieved or accomplished. In addition to the risk factors described herein under “Risk Factors,” the following include some but not all of the factors (as they relate to our combined subsidiaries and equity affiliates) that could cause actual results or events to differ materially from those anticipated:

●	our ability to recognize anticipated benefits from the Split-Off;
●	the possibility that the Split-Off may have unexpected costs;
●	the continuing global impact of the COVID-19 pandemic and other health-related risks and events on our customers, vendors and businesses generally;
●	our ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations;
●	our indebtedness could adversely affect operations and could limit our ability to react to changes in the economy or our industry;
●	our ability to realize the benefits of acquisitions or other strategic investments;
●	the impact of inflation and weak economic conditions on consumer demand for products, services and events offered by our businesses;
●	the outcome of pending or future litigation or investigations;
●	the operational risks that we, our subsidiaries and business affiliates with operations outside of the United States face;
●	our ability to use net operating loss, disallowed business interest and tax credit carryforwards to reduce future tax payments;
●	our ability to comply with government regulations, including, without limitation, FCC requirements, consumer protection laws and competition laws, and adverse outcomes from regulatory proceedings;
●	the regulatory and competitive environment of the industries in which we operate;
●	changes in the nature of key strategic relationships with partners, vendors and joint venturers;
●	the impact of organized labor on the Company;
●	the impact of an expansion of Major League Baseball;
●	the level of broadcasting revenue that Braves Holdings receives;
●	the impact of the Mixed-Use Development on the Company and our ability to manage the project; and

●	geopolitical incidents, accidents, terrorist acts, natural disasters, including the effects of climate change, or other events that cause one or more events to be cancelled or postponed, are not covered by insurance, or cause reputational damage to us or our subsidiaries and business affiliates.

These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus and any applicable prospectus supplement, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in “Risk Factors” and other cautionary statements contained in this prospectus and any applicable prospectus supplement. Such risk factors and statements describe circumstances that could cause actual results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Series C common stock being registered pursuant to the registration statement of which this prospectus forms a part.

DIVIDEND POLICY

We have no present intention to pay cash dividends on our stock. All decisions regarding payment of dividends by the Company will be made by our board of directors in accordance with applicable law after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, and possible loan covenants which may restrict or prohibit payment of dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As used herein “we,” “our,” “us” and “the Company” refer to Atlanta Braves Holdings, Inc.

The following discussion and analysis provides information concerning our results of operations and financial condition. This discussion should be read in conjunction with our accompanying combined financial statements and the notes thereto.

Overview

We were previously a wholly owned subsidiary of Liberty Media. Upon completion of the Split-Off, we became an independent, publicly traded company, and following the disposition by Liberty Media of the shares of Series C common stock offered pursuant to this prospectus, including through the Liberty Media Exchange, Liberty Media will not retain any ownership interest in the Company. We are a holding company and our principal assets consist of Braves Holdings and cash. Braves Holdings (collectively with its subsidiaries) is the owner and operator of the Braves and certain assets and liabilities associated with the Braves’ ballpark and Braves Holdings’ Mixed-Use Development, The Battery Atlanta.

Strategies and Challenges

Executive Summary

Our financial results depend in large part on the ability of the Braves to achieve on-field success. The team’s successes generate significant fan enthusiasm, resulting in sustained ticket, premium seating, concession and merchandise sales, and greater shares of local broadcasting audiences during periods of success. Braves Holdings’ management focuses on making operational and business decisions that enhance the on-field performance of the Braves and this may sometimes require implementing strategies and making investments that may negatively impact short-term profitability for the sake of immediate on-field success. See “Risk Factors — Factors Relating to Our Business — Focus on team performance, and decisions by management, may negatively impact financial results in the short-term.”

Braves Holdings, together with third party development partners, developed a significant portion of the land around Truist Park, the Braves’ stadium, creating a 2.25 million square-foot mixed-use complex that features retail, residential, office, hotel and entertainment opportunities, known as The Battery Atlanta. We believe that the continued development and operations of The Battery Atlanta will result in increased game attendance as well as office and retail rental income (including overage rent and tenant reimbursements), and income from parking and corporate sponsorships throughout the year.

The Company manages its business based on the following reportable segments: baseball and mixed-use development.

Our baseball segment includes our operations relating to Braves baseball and Truist Park and includes revenue generated from game attendance (ticket sales), concessions, advertising sponsorships, suites and premium seat fees, broadcasting rights, retail and licensing.

Our mixed-use development segment includes retail, office, hotel and entertainment operations within The Battery Atlanta.

Results of Operations — June 30, 2023 and 2022

General. Provided in the tables below is information regarding our historical Condensed Combined Operating Results and Other Income and Expense, as well as information regarding the contribution to those items from our reportable segments. The “corporate and other” category consists of those assets which do not qualify as a separate reportable segment.

In December 2021, the collective bargaining agreement, which requires MLB clubs to sign players using a uniform contract, expired and MLB commenced a lockout of the Major League players. As a result of the lockout, the start of the 2022 regular season was delayed. A new five-year collective bargaining agreement was signed in March 2022 and the regular season began in April. Despite the delayed start of the 2022 season, a full regular season was played.

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022

	amounts in thousands
Baseball revenue	$254,935	236,918	$272,496	246,758
Mixed-Use Development revenue	15,188	13,407	28,599	25,097
Total revenue	270,123	250,325	301,095	271,855
Operating costs and expenses:
Baseball operating costs	(195,458)	(169,585)	(232,229)	(195,811)
Mixed-Use Development costs	(2,273)	(2,567)	(4,204)	(4,310)
Selling, general and administrative, excluding stock-based compensation	(30,290)	(29,932)	(53,649)	(48,893)
Stock-based compensation	(3,153)	(3,063)	(6,344)	(6,126)
Impairment of long-lived assets and other related costs	(232)	—	(530)	—
Depreciation and amortization	(19,250)	(17,617)	(33,929)	(35,394)
Operating income (loss)	19,467	27,561	(29,790)	(18,679)
Other income (expense):
Interest expense	(9,448)	(6,402)	(18,360)	(12,529)
Share of earnings (losses) of affiliates, net	11,462	15,022	10,659	12,143
Unrealized gains (losses) on intergroup interests	(49,409)	34,881	(62,786)	36,103
Realized and unrealized gains (losses) on financial instruments, net	3,840	1,659	3,079	6,460
Gains (losses) on dispositions, net	2,503	28	2,503	20,215
Other, net	813	143	1,654	168
Earnings (loss) before income taxes	(20,772)	72,892	(93,041)	43,881
Income tax benefit (expense)	(8,141)	(9,193)	6,152	(3,217)
Net earnings (loss)	$(28,913)	63,699	$(86,889)	40,664

Adjusted OIBDA	42,102	48,241	11,013	22,841

Regular season home games	43	41	43	41
Average number of attendees per regular season home game	32,556	31,839	32,556	31,839

Baseball revenue. Baseball revenue is derived from two primary sources on an annual basis: baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and broadcasting revenue. The following table disaggregates baseball revenue by source:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022

	amounts in thousands
Baseball event	$162,368	145,116	$163,486	146,203
Broadcasting	68,558	63,745	69,449	63,745
Retail and licensing	19,747	17,755	24,122	21,610
Other	4,262	10,302	15,439	15,200
Total Baseball	$254,935	236,918	$272,496	246,758

Baseball event revenue increased $17.3 million during each of the three and six months ended June 30, 2023, as compared to the corresponding periods in the prior year, due to increased ticket demand and attendance at regular season games and an increase in the number of regular season home games during 2023. Broadcasting revenue increased $4.8 million and $5.7 million during the three and six months ended June 30, 2023, respectively, as compared to corresponding periods in the prior year, primarily due to an increase in the number of regular season games, as well as contractual rate increases. Retail and licensing revenue increased $2.0 million and $2.5 million during the three and six months ended June 30, 2023, respectively, as compared to the corresponding periods in the prior year, due to increased attendance at regular season games and demand for City Connect apparel, partially offset by a reduction in demand for World Series Champions apparel. Other revenue, a component of baseball revenue, decreased $6.0 million during the three months ended June 30, 2023, as compared to corresponding period in the prior year, primarily due to fewer concerts at the stadium. Other revenue was relatively flat during the six months ended June 30, 2023, as compared to the corresponding period in the prior year, primarily due to a $3.9 million increase in spring training related revenue (ticket sales, concession revenue and other gameday related revenue), driven by a six game increase in spring training home games, and revenue from additional special events at Truist Park, offset by the impact of fewer concerts at Truist Park. The Braves have a long term local television broadcasting agreement with Sportsouth Network II, LLC. Diamond Sports Group, the parent company of Sportsouth Network II, LLC, is in financial distress and has filed for chapter 11 protection. While the pending bankruptcy proceeding of Diamond Sports Group has not previously had a material unfavorable impact on the Company’s revenue and the Company continues to receive scheduled payments from Diamond Sports Group, we cannot currently predict whether such bankruptcy proceeding is reasonably likely to have a material unfavorable impact on our revenue in the future.

Mixed-Use Development revenue. Mixed-Use Development revenue is derived from the mixed-use facilities and primarily includes rental income and to a lesser extent, parking revenue and sponsorships. For the three and six months ended June 30, 2023, Mixed-Use Development revenue increased $1.8 million and $3.5 million, respectively, as compared to the corresponding periods in the prior year, primarily due to $1.2 million and $2.6 million increases in rental income, respectively, driven by $0.7 million and $1.7 million increases in tenant recoveries, respectively, and $0.5 million and $0.8 million increases primarily related to various new lease agreements, respectively.

Baseball operating costs. Baseball operating costs primarily include costs associated with baseball and stadium operations. For the three and six months ended June 30, 2023, baseball operating expenses increased $25.9 million and $36.4 million, respectively, as compared to the corresponding periods in the prior year, primarily due to $11.0 million and $13.2 million increases in major league player salaries, respectively, $6.8 million and $7.5 million increases under MLB’s revenue sharing plan, as well as other shared expenses, respectively, $3.8 million and $4.5 million increases in variable concession and retail operating costs, respectively, $1.6 million and $2.4 million increases in minor league team and player expenses, respectively, and other increases in various major league baseball team operation and facility expenses. Additional increases in baseball operating costs of $2.8 million were driven by increased spring training related expenses (facility and game day operations, travel, and other variable expenses) due to the impact of additional games during the six months ended June 30, 2023, as compared to the corresponding period in the prior year.

Mixed-Use Development costs. Mixed-Use Development costs primarily include costs associated with maintaining and operating the mixed-use facilities. During the three and six months ended June 30, 2023, Mixed-Use Development costs were relatively flat, as compared to the corresponding periods in the prior year.

Selling, general and administrative, excluding stock-based compensation. Selling, general and administrative expense includes costs of marketing, advertising, finance and related personnel costs. Selling, general and administrative expense was relatively flat and increased $4.8 million for the three and six months ended June 30, 2023, respectively, as compared to the corresponding periods in the prior year. The increase for the six months ended June 30, 2023 was primarily driven by costs related to the Split-off.

Stock-based compensation. Stock-based compensation was relatively flat during the three and six months ended June 30, 2023, as compared to the corresponding periods in the prior year.

Impairment of long-lived assets and other related costs. Impairment of long-lived assets and other related costs includes charges associated with hurricane damage to the Atlanta Braves’ spring training facility located in North Port, Florida.

Depreciation and amortization. Depreciation and amortization increased $1.6 million during the three months ended June 30, 2023 as compared to the corresponding period in the prior year due to an increase in amortization expense related to amateur player rights. Depreciation and amortization decreased $1.5 million during the six months ended June 30, 2023, as compared to the corresponding period in the prior year due to various assets becoming fully depreciated.

Operating income (loss). Operating income decreased $8.1 million and operating loss increased $11.1 million during the three and six months ended June 30, 2023, respectively, as compared to the corresponding periods in the prior year, due to the above explanations.

Adjusted OIBDA. To provide investors with additional information regarding our financial results, we also disclose Adjusted OIBDA, which is a non-GAAP financial measure. We define Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges.

Our chief operating decision maker and management team use this measure of performance in conjunction with other measures to evaluate our businesses and make decisions about allocating resources among our businesses. We believe this is an important indicator of the operational strength and performance of our businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows us to view operating results, perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income (loss), net earnings (loss), cash flows provided by operating activities and other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (GAAP). The following table provides a reconciliation of Operating income (loss) to Adjusted OIBDA:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022

	amounts in thousands
Operating income (loss)	$19,467	27,561	$(29,790)	(18,679)
Impairment of long-lived assets and other related costs	232	—	530	—
Stock-based compensation	3,153	3,063	6,344	6,126
Depreciation and amortization	19,250	17,617	33,929	35,394
Adjusted OIBDA	$42,102	48,241	$11,013	22,841

Adjusted OIBDA is summarized as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022

	amounts in thousands
Baseball	$37,415	41,685	$1,878	10,581
Mixed-Use Development	10,166	8,480	19,319	16,397
Corporate and Other	(5,479)	(1,924)	(10,184)	(4,137)
Total	$42,102	48,241	$11,013	22,841

Combined Adjusted OIBDA decreased $6.1 million and $11.8 million during the three and six months ended June 30, 2023, respectively, as compared to the corresponding periods in the prior year.

Baseball Adjusted OIBDA decreased $4.3 million and $8.7 million during the three and six months ended June 30, 2023, respectively, as compared to the corresponding periods in the prior year, primarily due to the fluctuations in baseball revenue and operating costs, as described above.

Mixed-Use Development Adjusted OIBDA improved $1.7 million and $2.9 million during the three and six months ended June 30, 2023, respectively, as compared to the corresponding periods in the prior year, primarily due to the fluctuations in Mixed-Use Development revenue and costs, as described above.

Corporate and Other Adjusted OIBDA loss increased $3.6 million and $6.0 million during the three and six months ended June 30, 2023, respectively, as compared to the corresponding periods in the prior year, primarily due to increases in costs related to the Split-Off.

Interest Expense. Interest expense increased $3.0 million and $5.8 million during the three and six months ended June 30, 2023, respectively, as compared to the corresponding periods in the prior year, primarily due to increased interest rates on the Company’s variable rate debt.

Share of earnings (losses) of affiliates. The following table presents our share of earnings (losses) of affiliates:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022

	amounts in thousands
MLB Advanced Media, L.P.	$10,577	13,103	$9,334	10,585
Baseball Endowment L.P.	514	865	711	(461)
Other	371	1,054	614	2,019
Total	$11,462	15,022	$10,659	12,143

Unrealized gains (losses) on intergroup interests. As the notional shares underlying the intergroup interests were not represented by outstanding shares of common stock, such shares had not been officially designated Series A, B or C Liberty Braves common stock. However, Liberty historically assumed that the notional shares (if and when issued) related to the Liberty Media Formula One Group (Formula One Group) interest in the Braves Group would be comprised of Series C Liberty Braves common stock and the notional shares (if and when issued) related to the Liberty SiriusXM Group interest in the Braves Group would be comprised of Series A Liberty Braves common stock. Therefore, the market prices of Series C Liberty Braves and Series A Liberty Braves common stock were used for the mark-to-market adjustment for the intergroup interests held by Formula One Group and Liberty SiriusXM Group, respectively, through the condensed combined statements of operations. During the second quarter of 2023, Liberty Media determined that, in connection with the Split-Off, shares of Atlanta Braves Holdings Series C common stock would be used to settle and extinguish the intergroup interest in the Braves Group attributed to the Liberty SiriusXM Group. Accordingly, as of June 30, 2023, the market price of Series C Liberty Braves common stock was used for the mark-to market adjustment for the intergroup interest held by the Liberty SiriusXM Group. Unrealized gains (losses) on intergroup interests were driven by changes in the market prices of Liberty Braves common stock. As disclosed above, the intergroup interests were settled and extinguished in connection with the Split-Off.

Realized and unrealized gains (losses) on financial instruments, net. Realized and unrealized gains (losses) on financial instruments, net are comprised of changes in the fair value of the Company’s interest rate swaps driven by changes in interest rates.

Gains (losses) on dispositions, net. During the three and six months ended June 30, 2023, the Company recognized a gain on the disposition of a non-financial asset. During the six months ended June 30, 2022, the Company recognized a gain on disposition related to the sale of its three Professional Development League clubs, the Gwinnett Stripers, Mississippi Braves and Rome Braves.

Other, net. Other, net increased $0.7 million and $1.5 million during the three and six months ended June 30, 2023, respectively, as compared to the corresponding periods in the prior year, primarily due to increases in dividend and interest income.

Income taxes. During the three and six months ended June 30, 2023, the Company recognized losses before income taxes of $20.8 million and $93.0 million, respectively, and income tax expense of $8.1 million and income tax benefit of $6.2 million, respectively. During the three and six months ended June 30, 2022, the Company recognized earnings before income taxes of $72.9 million and $43.9 million, respectively, and income tax expense of $9.2 million and $3.2 million, respectively. For the three months ended June 30, 2023, the Company recognized additional tax expense related to intergroup interest losses that are not deductible for tax purposes and tax expense for the effect of state income taxes. For the six months ended June 30, 2023, the Company recognized additional tax expense related to intergroup interest losses that are not deductible for tax purposes. For the three months ended June 30, 2022, the Company recognized tax benefits related to intergroup interest gains that are not taxable, partially offset by tax expense for the effect of state income taxes. For the six months ended June 30, 2022, the Company recognized tax benefits related to intergroup interest gains that are not taxable, partially offset by tax expense related to the reduction of goodwill as a result of the sale of the Professional Development League Clubs that is not deductible for tax purposes.

Net earnings (loss). The Company had net losses of $28.9 million and $86.9 million during the three and six months ended June 30, 2023, respectively, and net earnings of $63.7 million and $40.7 million during the three months ended June 30, 2022, respectively. The changes in net earnings (loss) were the result of the above-described fluctuations in our revenue, expenses and other gains and losses.

Results of Operations — Years Ended December 31, 2022 and 2021

General. Provided in the tables below is information regarding our historical Combined Operating Results and Other Income and Expense, as well as information regarding the contribution to those items from our reportable segments. The “corporate and other” category consists of those assets that do not qualify as a separate reportable segment.

Limitations on fan attendance at Major League Baseball games as a result of the COVID-19 pandemic were lifted in May 2021.

In December 2021, the Collective Bargaining Agreement, which requires MLB Clubs to sign players using a uniform contract, expired and MLB commenced a lockout of the Major League players. As a result of the lockout, the start of the 2022 regular season was delayed. On March 10, 2022, the Major League Baseball Players Association and the MLB Clubs entered into a Memorandum of Understanding that summarized a tentative agreement on a new collective bargaining agreement commencing with the 2022 season. A new five-year Collective Bargaining Agreement was signed in March 2022 and the regular season began in April. Despite the delayed start of the 2022 season, a full regular season was played.

The Company’s ability to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments decline. While the Company is currently unable to predict the extent of any of these potential adverse effects as of December 31, 2022, the Company does not believe that its operations have been materially impacted by recent inflationary pressures.

	Years ended December 31,
	2022	2021

	dollar amounts in thousands
Baseball revenue	$534,984	522,397
Mixed-Use Development revenue	53,577	41,320
Total revenue	588,561	563,717
Operating costs and expenses:
Baseball operating costs	427,832	369,743
Mixed-Use Development costs	8,674	6,603
Selling, general and administrative, excluding stock-based compensation	93,279	84,746
Stock-based compensation	12,233	12,358
Impairment of long-lived assets and other related costs	5,427	—
Depreciation and amortization	71,697	71,024
Operating income (loss)	(30,581)	19,243
Other income (expense):
Interest expense	(29,582)	(24,471)
Share of earnings (losses) of affiliates, net	28,927	31,008
Unrealized gains (losses) on intergroup interests	(35,154)	(30,766)
Realized and unrealized gains (losses) on financial instruments, net	13,067	2,849
Gains (losses) on dispositions, net	20,132	(606)
Other, net	1,674	(571)
Earnings (loss) before income taxes	(31,517)	(3,314)
Income tax benefit (expense)	(2,655)	(9,692)
Net earnings (loss)	$(34,172)	(13,006)
Adjusted OIBDA	$58,776	102,625
Regular season home games	81	79
Postseason home games	2	8
Average number of attendees per regular season home game	31,725	23,968

Baseball revenue. Baseball revenue is derived from two primary sources: baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and broadcasting revenue. Baseball revenue increased $12.6 million during the year ended December 31, 2022, as compared to the prior year. Increased ticket demand and attendance at regular season games and an increase in the number of regular season home games during 2022 drove an increase of $61.7 million in baseball event revenue as compared to 2021. Ticket demand and attendance were lower in 2021, on average, due to capacity limitations existing through early May 2021. The increase in baseball event revenue was partially offset by a decrease of $50.7 million in ticket sales and concession revenue due to fewer postseason games in 2022. Broadcasting revenue decreased $9.0 million during the year ended December 31, 2022 as compared to the prior year, primarily due to a cumulative catch-up adjustment recorded during the year ended December 31, 2021 as a result of a change in estimated variable transaction price that was constrained in prior periods. The Braves have a long-term local television broadcasting agreement with Sportsouth Network II, LLC. Diamond Sports Group, the parent company of Sportsouth Network II, LLC, is in financial distress and has filed for chapter 11 protection. While the pending bankruptcy proceeding of Diamond Sports Group has not previously had a material unfavorable impact on the Company’s revenue, the Company cannot currently predict whether such bankruptcy proceeding is reasonably likely to have a material unfavorable impact on its revenue in the future. See “Risk Factors — Factors Relating to Our Business — The chapter 11 bankruptcy filing by Diamond Sports Group may interrupt the regional broadcasting of Braves games, which may adversely impact the Braves’ fan base and results of operations” and see “Description of Our Business — Business Operations — Baseball — Television and Radio Broadcasting” for more information regarding the potential impacts of the pending bankruptcy proceeding. Retail and licensing revenue increased $3.7 million in 2022 as compared to 2021, driven by increased attendance at regular season home games and demand for World Series Champions apparel, partially offset by an $8.2 million decrease due to fewer postseason games in 2022. Other revenue increased $6.9 million in 2022 as compared to 2021 due to a higher number of concerts and special events and increased ticket demand at Spring Training games, partially offset by the absence of revenue from the Professional Development League clubs.

Mixed-Use Development revenue. Mixed-Use Development revenue is derived from the mixed-use facilities and primarily includes rental income and to a lesser extent, parking revenue and sponsorships. For the year ended December 31, 2022, Mixed-Use Development revenue increased $12.3 million, as compared to the prior year, primarily due to a $6.5 million increase in rental income from various new lease commencements in the second half of 2021 at Three Ballpark Center and other lease commencements within the Mixed-Use Development in 2022, $1.3 million increase in overage rent, $1.2 million increase in parking revenue, $1.2 million increase in sponsorship revenue and $1.0 million in rental income relating to tenant recoveries at the Mixed-Use Development.

Baseball operating costs. Baseball operating costs primarily include costs associated with baseball and stadium operations. For the year ended December 31, 2022, baseball operating expenses increased $58.1 million, as compared to the prior year, primarily due to a $37.8 million increase in player salaries, increases in variable concession and retail operating costs of $10.9 million and $5.8 million, respectively, and increases in other facility and game day expenses driven by increases in the number of regular season and spring training home games, higher attendance and increases in the number of concerts at Truist Park. Additionally, baseball operating expenses increased $14.1 million under MLB’s revenue sharing plan, as well as other shared expenses. These increases were partially offset by a $30.0 million reduction in postseason operating expenses, including stadium and game day operations, team travel expenses and team awards and reductions related to the Company’s Professional Development League clubs, which were sold in January 2022.

Mixed-Use Development costs. Mixed-Use Development costs primarily include costs associated with maintaining and operating the mixed-use facilities. During the year ended December 31, 2022, Mixed-Use Development costs increased $2.1 million, as compared to the prior year, due to Three Ballpark Center and other portions of the Mixed-Use Development coming out of construction during 2021 and being fully operational throughout 2022.

Selling, general and administrative, excluding stock-based compensation. Selling, general and administrative expense includes costs of advertising, finance and related personnel costs. Selling, general and administrative expense increased $8.5 million for the year ended December 31, 2022, as compared to the prior year, primarily driven by increased personnel costs, primarily due to ticket and sponsorship commission payments, and increased marketing initiatives for the 2022 season.

Stock-based compensation. Stock-based compensation was relatively flat during the year ended December 31, 2022, as compared to the prior year.

Impairment of long-lived assets and other related costs. Impairment of long-lived assets and other related costs primarily includes impairment charges recognized during the year ended December 31, 2022 as a result of hurricane damage to the Atlanta Braves’ spring training facility located in North Port, Florida.

Depreciation and amortization. Depreciation and amortization was relatively flat during the year ended December 31, 2022, as compared to the prior year.

Adjusted OIBDA. To provide investors with additional information regarding the Company’s financial results, it also discloses Adjusted OIBDA, which is a non-GAAP financial measure. Adjusted OIBDA is defined as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges. The Company’s chief operating decision maker and management team use this measure of performance in conjunction with other measures to evaluate its businesses and make decisions about allocating resources among its businesses. The Company’s believes this is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows the Company’s to view operating results, perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income (loss), net earnings (loss), cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. The following table provides a reconciliation of Operating income (loss) to Adjusted OIBDA:

	Years ended December 31,
	2022	2021

	amounts in thousands
Operating income (loss)	$(30,581)	19,243
Impairment of long-lived assets and other related costs	5,427	—
Stock-based compensation	12,233	12,358
Depreciation and amortization	71,697	71,024
Adjusted OIBDA	$58,776	102,625

Adjusted OIBDA is summarized as follows:

	Years ended December 31,
	2022	2021

	amounts in thousands
Baseball	$33,259	83,712
Mixed-Use Development	35,433	26,546
Corporate and Other	(9,916)	(7,633)
Total	$58,776	102,625

Combined Adjusted OIBDA decreased $43.8 million during the year ended December 31, 2022 as compared to the prior year.

Baseball Adjusted OIBDA decreased $50.5 million during the year ended December 31, 2022 as compared to the prior year, primarily due to the fluctuations in baseball revenue and operating costs, as described above.

Mixed-Use Development Adjusted OIBDA improved $8.9 million during the year ended December 31, 2022 as compared to the prior year, primarily due to the increase in mixed-use development revenue and costs, as described above.

Corporate and Other Adjusted OIBDA loss increased $2.3 million during the year ended December 31, 2022 as compared to the prior year, primarily due to increases in legal transaction expenses.

Interest Expense. Interest expense increased $5.1 million during the year ended December 31, 2022 as compared to the prior year, primarily due to increased interest rates on the Company’s variable rate debt, partially offset by a reduction in outstanding debt as compared to the prior year.

Share of earnings (losses) of affiliates. The following table presents the Company’s share of earnings (losses) of affiliates:

	Years ended December 31,
	2022	2021

	amounts in thousands
MLBAM	$24,386	23,230
BELP	(1,928)	6,779
Other	6,469	999
Total	$28,927	31,008

Unrealized gains (losses) on intergroup interests. As the notional shares underlying the intergroup interests are not represented by outstanding shares of common stock, such shares have not been officially designated Series A, B or C Liberty Braves common stock. However, Liberty Media has assumed that the notional shares (if and when issued) related to the Formula One Group interest in the Braves Group would be comprised of Series C Liberty Braves common stock and the notional shares (if and when issued) related to the Liberty SiriusXM Group interest in the Braves Group would be comprised of Series A Liberty Braves common stock. Therefore, the market prices of Series C Liberty Braves and Series A Liberty Braves common stock are used for the mark-to-market adjustment for the intergroup interests held by Formula One Group and Liberty SiriusXM Group, respectively, through the combined statements of operations. Unrealized gains (losses) on intergroup interests are driven by changes in the market prices of such common stock. As disclosed above, the intergroup interests were settled and extinguished in connection with the Split-Off.

Realized and unrealized gains (losses) on financial instruments, net. Realized and unrealized gains (losses) on financial instruments, net are comprised of changes in the fair value of the Company’s interest rate swaps driven by changes in interest rates.

Gains (losses) on dispositions, net. During the year ended December 31, 2022, the Company recognized gains on dispositions related to the sale of its three Professional Development League clubs, the Gwinnett Stripers, Mississippi Braves and Rome Braves.

Other, net. Other, net income increased $2.2 million during the year ended December 31, 2022 as compared to the prior year, primarily due to increases in interest and dividend income.

Income taxes. During the years ended December 31, 2022 and 2021, the Company recognized losses before income taxes of $31.5 million and $3.3 million, respectively, and income tax expense of $2.7 million and $9.7 million, respectively.

●	During the year ended December 31, 2022, the Company had greater than expected tax expense primarily driven by intergroup interest losses that are not deductible for tax purposes and the reduction of goodwill as a result of the sale of the Professional Development League Clubs that is not deductible for tax purposes.
●	During the year ended December 31, 2021, the Company had greater than expected tax expense primarily driven by intergroup interest losses that are not deductible for tax purposes and the effect of state income taxes.

Net earnings (loss). The Company had net losses of $34.2 million and $13.0 million for the years ended December 31, 2022 and 2021, respectively. The change in net earnings (loss) was the result of the fluctuations in the Company’s revenue, expenses and other gains and losses, as described above.

Off-Balance Sheet Arrangements and Material Cash Requirements

Information concerning the amount and timing of material cash requirements, both accrued and off-balance sheet, as of December 31, 2022, is summarized below.

	Payments due by period
		Less than 1
	Total	year	2 – 3 years	4 – 5 years	After 5 years

	amounts in thousands
Long-term debt(1)	$545,891	74,806	146,929	156,581	167,575
Interest payments(2)	128,225	21,535	37,924	24,853	43,913
Employment agreements(3)	867,492	183,750	246,742	204,000	233,000
Lease obligations	183,463	10,315	19,066	18,657	135,425
Other obligations(4)	28,951	2,080	3,547	3,174	20,150
Total	$1,754,022	292,486	454,208	407,265	600,063
(1)	Amounts are stated at the face amount at maturity and do not assume additional borrowings or refinancings of existing debt.
(2)	Amounts (i) are based on the Company’s outstanding debt at December 31, 2022, (ii) assume the interest rates on the Company’s variable rate debt remain constant at the December 31, 2022 rates and (iii) assume that its existing debt is repaid at maturity.
(3)	The Braves have entered into long-term employment contracts with certain of their players (current and former), coaches and executives. Amounts due under such contracts as of December 31, 2022 aggregated $867.5 million. In addition, certain players, coaches and executives may earn incentive compensation under the terms of their employment contracts. The Braves are under no legal obligation to pay Major League player salaries during any period that players do not render services during a labor dispute.
(4)	Amounts include obligations for capital maintenance of Truist Park and software contracts.

Liquidity and Capital Resources

As of June 30, 2023, the Company had $130.5 million of cash and cash equivalents. Substantially all of our cash and cash equivalents are invested in U.S. Treasury securities, other government securities or government guaranteed funds, AAA rated money market funds and other highly rated financial and corporate debt instruments.

During the six months ended June 30, 2023, the Company’s primary uses of cash were debt service and capital expenditures, funded primarily by cash on hand and cash from operations.

The Company’s uses of cash are expected to be payments to certain players, coaches and executives pursuant to long-term employment agreements, capital expenditures, investments in real estate ventures and debt service payments. The Company expects to fund its projected uses of cash with cash on hand, cash provided by operations and through borrowings under construction loans and revolvers. We believe that the available sources of liquidity are sufficient to cover our projected future uses of cash.

Sources of Liquidity

The following are potential sources of liquidity: available cash balances, cash generated by Braves Holdings’ operating activities (to the extent such cash exceeds Braves Holdings’ working capital needs and is not otherwise restricted), net proceeds from asset sales, debt borrowings under the LWCF, the MLBFF and the TeamCo Revolver (each as defined below) and dividend and interest receipts.

League Wide Credit Facility

In December 2013, a subsidiary of Braves Holdings executed various agreements to enter into MLB’s League Wide Credit Facility (the LWCF). Pursuant to the terms of a revolving credit agreement, Major League Baseball Trust may borrow from certain lenders, with Bank of America, N.A. acting as the administrative agent. Major League Baseball Trust then uses the proceeds of such borrowings to provide loans to the club trusts of the participating Clubs, including the Braves Club Trust (the Club Trust). The maximum amount available to the Club Trust under the LWCF was $125 million as of June 30, 2023. The commitment termination date of the revolving credit facility under the LWCF, which is the repayment date for all amounts borrowed under such revolving credit facility, is July 10, 2026.

MLB Facility Fund Revolver

In December 2017, a subsidiary of Braves Holdings executed various agreements to enter into the MLB Facility Fund (the MLBFF). Pursuant to the terms of an indenture, a credit agreement and certain note purchase agreements, Major League Baseball Facility Fund, LLC may borrow from certain lenders. Major League Baseball Facility Fund, LLC then uses the proceeds of such borrowings to provide loans to each of the participating Clubs. Amounts advanced pursuant to the MLBFF are available to fund ballpark and other baseball-related real property improvements, renovations and/or new construction. In May 2021, Braves Facility Fund LLC established a revolving credit commitment with Major League Baseball Facility Fund, LLC (the MLB facility fund — revolver). The commitment termination date, which is the repayment date for all amounts borrowed under the MLB facility fund — revolver, is July 10, 2026. The maximum amount available to Braves Facility Fund LLC under the MLB facility — fund revolver was $43.1 million as of June 30, 2023. Borrowings outstanding under the MLB facility fund — revolver bore interest at a variable rate of 6.52% per annum as of June 30, 2023.

TeamCo Revolver

A subsidiary of Braves Holdings is party to a Revolving Credit Agreement (the TeamCo Revolver), which provides revolving commitments of $150 million and matures in August 2029. There were no borrowings outstanding under the TeamCo Revolver as of June 30, 2023.

Braves Holdings is in compliance with all financial debt covenants as of June 30, 2023.

See note 5 to the accompanying condensed combined financial statements for a description of all indebtedness obligations.

Critical Accounting Estimates

The preparation of combined financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Listed below are the accounting estimates that the Company believes are critical to its combined financial statements due to the degree of uncertainty regarding the estimates or assumptions involved and the magnitude of the asset, liability, revenue or expense being reported.

Non-Financial Instrument Valuations. The Company’s non-financial instrument valuations are primarily comprised of its annual assessment of the recoverability of its goodwill and franchise rights (collectively, indefinite-lived intangible assets), and its evaluation of the recoverability of its other long-lived assets upon certain triggering events. If the carrying value of the Company’s long-lived assets exceeds their estimated fair value, the Company is required to write the carrying value down to fair value. Any such writedown is included in impairment of long-lived assets in the combined statement of operations. Judgment is required to estimate the fair value of the Company’s long-lived assets. The Company may use quoted market prices, prices for similar assets, present value techniques and other valuation techniques to prepare these estimates. The Company may need to make estimates of future cash flows and discount rates as well as other assumptions in order to implement these valuation techniques. Due to the judgment involved in the Company’s estimation techniques, any value ultimately derived from the Company’s long-lived assets may differ from its estimate of fair value.

As of December 31, 2022, the Company had $175.8 million of goodwill and $123.7 million of franchise rights. The Company’s goodwill and franchise rights are both entirely allocated to the baseball reportable segment. The Company performs its annual assessment of the recoverability of its indefinite-lived intangible assets in the fourth quarter each year, or more frequently if events and circumstances indicate impairment may have occurred. The accounting guidance permits entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative goodwill impairment test. The accounting guidance also allows entities the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to the quantitative impairment test. The entity may resume performing the qualitative assessment in any subsequent period. In evaluating goodwill on a qualitative basis, the Company reviews the business performance of each reporting unit and evaluates other relevant factors as identified in the relevant accounting guidance to determine whether it is more likely than not that an indicated impairment exists for any of its reporting units. The Company considers whether there are any negative macroeconomic conditions, industry-specific conditions, market changes, increased competition, increased costs in doing business, management challenges, the legal environments and how these factors might impact company specific performance in future periods. As part of the analysis, the Company also considers fair value determinations for certain reporting units that have been made at various points throughout the current and prior year for other purposes. If based on the qualitative analysis it is more likely than not that an impairment exists, the Company performs the quantitative impairment test.

Income Taxes. The Company is required to estimate the amount of tax payable or refundable for the current year and the deferred income tax liabilities and assets for the future tax consequences of events that have been reflected in its combined financial statements or tax returns for each taxing jurisdiction in which the Company operates. This process requires the Company’s management to make judgments regarding the timing and probability of the ultimate tax impact of the various agreements and transactions that it enters into. Based on these judgments, the Company may record tax reserves or adjustments to valuation allowances on deferred tax assets to reflect the expected realizability of future tax benefits. Actual income taxes could vary from these estimates due to future changes in income tax law, significant changes in the jurisdictions in which the Company operates, our inability to generate sufficient future taxable income or unpredicted results from the final determination of each year’s liability by taxing authorities. These changes could have a significant impact on the Company’s financial position.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risk in the normal course of business due to our ongoing investing and financial activities and the conduct of operations. Market risk refers to the risk of loss arising from adverse changes in stock prices and interest rates. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. We have established policies, procedures and internal processes governing our management of market risks and the use of financial instruments to manage our exposure to such risks.

We are exposed to changes in interest rates primarily as a result of our borrowing activities, which include fixed and floating rate debt instruments and borrowings used to maintain liquidity and to fund business operations. The nature and amount of our long-term and short-term debt are expected to vary as a result of future requirements, market conditions and other factors. We manage our exposure to interest rates by maintaining what we believe is an appropriate mix of fixed and variable rate debt. We believe this best protects us from interest rate risk. We have achieved this mix by (i) issuing fixed rate debt that we believe has a low stated interest rate and significant term to maturity, (ii) issuing variable rate debt with appropriate maturities and interest rates and (iii) entering into interest rate swap arrangements when we deem appropriate.

As of June 30, 2023, we had $50.2 million aggregate principal amount of floating rate debt with a weighted average interest rate of 6.7% and $492.6 million aggregate principal amount of fixed rate debt with a weighted average interest rate of 4.4%.

BUSINESS

As used herein “we,” “our,” “us” and “the Company” refer to Atlanta Braves Holdings, Inc.

Overview

We were previously a wholly owned subsidiary of Liberty Media. Upon completion of the Split-Off, we became an independent, publicly traded company, and following the disposition by Liberty Media of the shares of Series C common stock offered pursuant to this prospectus, including through the Liberty Media Exchange, Liberty Media will not retain any ownership interest in us. We are a holding company and our principal assets consist of Braves Holdings, which is the owner and operator of the Braves and certain assets and liabilities associated with the Braves’ stadium and Braves Holdings’ Mixed-Use Development, The Battery Atlanta, and cash.

History

The Braves are the oldest continuously operating professional sports franchise in the United States. Their storied history began in Boston in 1871 as the Boston Red Stockings (the Boston Braves) as one of nine charter members of the National Association of Professional Baseball Players, the first professional baseball league in history. The franchise is the only one of today’s 30 Major League Baseball franchises to have fielded a team in every season of professional-league play since its onset in 1871.

The Boston Braves won six of the first eight pennants in professional baseball history and went on to win three more league titles in the 1890s. The Boston Braves won two more National League pennants in 1914 and 1948 and the World Series in 1914 before moving to Milwaukee in 1953. During their 13 years in Milwaukee (1953-1965), the Braves won the World Series in 1957 and another National League pennant in 1958.

In 1966, the City of Atlanta enthusiastically welcomed the relocation of the Braves. During the 1990s, the Braves were the most successful Major League Baseball team of the decade, winning the National League pennant five times (1991, 1992, 1995, 1996 and 1999), including a World Series win in 1995. The Braves’ success continued into the 2000s, winning 14 consecutive division titles between 1991 and 2005. Then, after winning division titles in four straight seasons from 2018-2021, the Braves went on to win the 2021 World Series and a fifth consecutive division title in 2022.

Braves Holdings, together with third party development partners, developed a significant portion of the land around Truist Park, the Braves’ stadium, creating a 2.25 million square-foot mixed-use complex that features retail, residential, office, hotel and entertainment opportunities, known as The Battery Atlanta. Phase I of The Battery Atlanta was completed and became operational in 2017. Phase II was completed in stages throughout 2020 and 2021. Phase III, consisting of a 250,000-square-foot office building immediately behind Truist Park, commenced construction in the second half of 2022.

Business Operations

We manage our business based on the following reportable segments: baseball and mixed-use development.

●	Baseball. Our baseball segment includes our operations relating to Braves baseball and Truist Park and includes ticket sales, concessions, advertising sponsorships, suites and premium seat fees, broadcasting rights, retail and licensing. Baseball revenue is derived from two primary sources on an annual basis: baseball event (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and broadcasting revenue.
●	Mixed-Use Development. Our mixed-use development segment includes retail, office, hotel and entertainment operations within The Battery Atlanta. The Battery Atlanta derives revenue primarily from office and retail rental income (including overage rent and tenant reimbursements) and, to a lesser extent, parking and advertising sponsorships throughout the year.

Baseball. Our financial results depend in large part on the ability of the Braves to achieve on-field success. The team’s successes generate significant fan enthusiasm, resulting in sustained ticket, premium seating, concession and merchandise sales, and greater shares of local broadcasting audiences during periods of success. Braves Holdings’ management focuses on making operational and business decisions that enhance the on-field performance of the Braves and this may sometimes require implementing strategies and making investments that may negatively impact short-term profitability for the sake of immediate on-field success. See “Risk

Factors — Factors Relating to Our Business — Focus on team performance, and decisions by management, may negatively impact financial results in the short-term.”

Attendance Volume; Tickets. The Braves offer single game tickets, group tickets and various full and partial season ticket packages. The Braves utilize a variable and dynamic pricing strategy to manage differences in demand and to help drive attendance and eliminate the perceived difference in value for certain games, which is often exploited in the secondary market. The majority of Braves tickets are distributed as mobile tickets, which allows the Braves to track important data, put parameters on resales and provide convenience and security to consumers. Baseball event revenue is highly correlated to attendance at Truist Park and ancillary spending while at the games, including concessions revenue. Additionally, attendance metrics help assist management in determining how best to allocate internal resources. Braves Holdings defines attendance as the number of ticketholders who enter Truist Park and the average is calculated based on the total attendees over the period divided by the number of home games. We believe that this metric provides relevant and useful information for investors because it assists in comparing our operating performance on a consistent basis, making it easier to compare our results with those of other companies in the same industry and allows investors to review performance in the same manner as our management.

Concessions. The Braves offer food and beverages during all games held at Truist Park. In addition, the Braves generate revenue from catering in suites and premium areas within the stadium.

Television and Radio Broadcasting. Braves Holdings derives substantial revenue from the sale of local broadcasting rights to the Braves’ baseball games. Each MLB Club has the right to authorize the television broadcast within its MLB-defined home television territory of games in which it participates, subject to certain exceptions. The Braves have a long-term local television broadcasting agreement with Sportsouth Network II, LLC, the owner and operator of the Bally Sport South and Bally Sports Southeast video programming services (formerly known as Fox Sports South and Fox Sports Southeast, respectively). Recent news reports confirmed that Diamond Sports Group, the parent company of Sportsouth Network II, LLC, is in financial distress and has filed for chapter 11 protection. As a result of the chapter 11 proceeding, we may be required to pay up to $34.2 million, the amount remitted to us and our subsidiaries during the 90-day preference period preceding the filing. In addition, if the Sports Network II, LLC elects to reject the regional sports broadcasting license in the bankruptcy proceeding, regional broadcast rights will revert to us, and we will attempt to find a replacement broadcaster to produce and distribute Braves games but there is no assurance they will be successful, and we may not receive any revenue from Sportsouth Network II during the remaining contract term and would be required to write down accounts receivable and contract asset amounts of $24.4 million recorded on our condensed combined balance sheet as of June 30, 2023. Braves Holdings’ management is currently evaluating various options both with respect to collection of unpaid amounts owed under the broadcasting agreement as well as strategic alternatives if Diamond Sports Groups’ chapter 11 petition is granted and results in the termination of the television broadcasting agreement with Sportsouth Network II, LLC. Strategic alternatives under consideration may include, among others, capital expenditure investments to develop a regional media outlet owned and operated by us, entering into a new arrangement with a replacement broadcasting license operator, or negotiating and/or partnering with MLB to develop a regional media outlet owned and operated by MLB; provided, there can be no assurance that Braves Holdings will pursue any of the aforementioned alternatives. Braves Holdings may consider other options as additional information regarding the status of the Diamond Sports Group bankruptcy and its effect, if granted, on the existing broadcasting agreement becomes available.

Nationally, the Braves participate in the revenue generated from the national television, digital, and radio broadcasting arrangements negotiated by MLB on behalf of the 30 MLB Clubs with ESPN, TBS, Fox, Sirius XM Holdings, Apple, YouTube and NBC/Peacock (the National Broadcast Rights). Under the MLB Rules and Regulations, the BOC has the authority, acting as the agent on behalf of all of the MLB Clubs, to enter into and administer contracts for the sale of certain National Broadcast Rights. Each MLB Club also has the right to authorize radio broadcasts, within the United States (or Canada, in the case of the Toronto Blue Jays), of its games, subject to certain restrictions. The Braves also have the largest radio affiliate network in MLB, with approximately 170 local radio station affiliates broadcasting Braves games across the Southeast.

Advertising Sponsorship. The Braves work with a variety of corporate sponsors to facilitate advertising, marketing and promotional opportunities at Truist Park, The Battery Atlanta and throughout the Braves’ home marketing territory. Advertising space is available in The Battery Atlanta and throughout the ballpark, including on the main scoreboard, outfield walls behind home plate, and in programs sold at each game. The Braves also enter into long-term licensing agreements for use of various suites, premium seating and hospitality spaces. The Braves’ marketing department works closely with the Braves’ sponsors to offer marketing opportunities, including contests, sweepstakes and additional entertainment and promotional opportunities during Braves home games, and the Braves allows its name and logo to be used in connection with certain local promotional activities throughout its home marketing territory. The Braves work closely with the local television broadcasters and have a cross-promotional sponsorship and marketing agreement with Bally Sports South and Bally Sports Southeast.

Seasonality and COVID-19. Baseball revenue is seasonal, with the majority of revenue historically recognized during the second and third quarters, which aligns with a normal baseball regular season, consisting of 162 games. However, due to the COVID-19 pandemic, the 2020 regular season was played entirely during the third quarter and consisted of only 60 games, all without fans in attendance. The 2020 minor league season was cancelled. The Battery Atlanta was also affected due to the impacts of these restrictions on retail as well as restaurants, which had initially been limited to take-out and/or delivery service. Baseball revenue was significantly lower in 2020 as a result of fewer games, but improved significantly in 2021 with the return to a full regular season in each of 2021 and 2022 and the Braves’ success in the 2021 postseason as World Series Champions.

Mixed-Use Development. Braves Holdings, together with third party development partners, developed a significant portion of the land around Truist Park, the Braves’ stadium, creating a 2.25 million square-foot mixed-use complex that features retail, residential, office, hotel and entertainment opportunities, known as The Battery Atlanta. We believe that the continued development and operations of The Battery Atlanta will result in increased game attendance as well as office and retail rental income (including overage rent and tenant reimbursements), and income from parking and corporate sponsorships throughout the year. The retail leases generally provide for fixed rental fees over the duration of the lease and each lease contains customary clauses permitting extension or termination at the option of the tenant and our subsidiary party thereto.

For more information regarding Braves Holdings’ revenue, see note 2 in the accompanying combined financial statements.

Team

Player Personnel. The success of the Braves depends, in large part, on the ability to develop, obtain and retain talented players. Under the CBA (defined below) and the MLB Rules and Regulations, each team is permitted to have 40 players under reserve to the MLB Club, but is allowed to maintain only 26 players on its active roster (subject to limited exceptions) from the Opening Day of the season through August 31 of each year and the postseason. During the remainder of the season, each team may keep 28 players on its active roster. The Braves’ roster reflects the team’s commitment to developing and securing talented young players, driving future on-field success. The Braves compete with other MLB Clubs for a limited pool of player personnel and seek to assemble a roster of players with the depth and breadth its management believes will allow it to field a competitive team. The Braves generally enter into player contracts with terms of one or more years and may also assume an existing player contract as part of a player trade. Contract terms are required to adhere to certain league requirements as discussed below under “MLB Rules and Regulations” but are otherwise subject to market and other conditions. The Braves management generally expects the majority of its roster to be composed of players with contract terms of fewer than six years. From time to time, the Braves management may seek to enter into long-term contracts in order to secure talented players and reduce player turnover, however, its ability to do so may be impacted by a variety of financial and non-financial factors, including how appealing it is for a player to make a long-term commitment to the Braves.

The Braves’ ability to enter into player contracts in any given year, including long-term player contracts and contracts with arbitration-eligible players, may be impacted by the aggregate annual budget allocated in any given year for all Braves player salaries (the Annual Player Salary Budget). In any particular year, if existing player salary obligations are at the Annual Player Salary Budget limit, the Braves may not enter into new player contracts (including long-term player contracts or new contracts with players who are arbitration-eligible). On the other hand, if existing player salary obligations are meaningfully less than the Annual Player Salary Budget (which may be due to the expiration of previously existing player contracts), the Braves may have more flexibility under the Annual Player Salary Budget to sign new player contracts, including long-term contracts or contracts with players who are arbitration-eligible. We believe that the liquidity and results of operations of the Braves are not directly impacted in any material way by player contracts (including long-term player contracts or contracts with arbitration-eligible players) because the overall cost of player salaries to the Braves generally remains within the Annual Player Salary Budget. Instead, we believe that our liquidity and results of operations may be materially impacted by the ability of the Braves to correctly determine the market value of a given player commensurate with the contributions that such player will make on-the-field. As the baseball season progresses in any particular year, the Braves management may develop better insight regarding the financial performance of the Braves for such year and as a result, may make changes to such year’s Annual Player Salary Budget, including, without limitation, to allow the Braves management to acquire additional players during the season in an attempt to help the team’s on-the-field performance that season (including if the Braves are making a push towards the playoffs) or to trade players to reduce the aggregate player salaries for such year. For more information regarding our capital commitments under the long-term employment agreements, see the table set forth under the heading

“Management’s Discussion and Analysis of Financial Condition and Results of Operations — Off-Balance Sheet Arrangements and Material Cash Requirements.”

Player Development. Player development is a critical component of management’s efforts to maintain a strong franchise. Starting with the 2021 season, a new player development system was put in place by MLB comprised of 11 Professional Development Leagues. MLB Professional Development Leagues, LLC (MLB PDL) is responsible for the administration of the new system and has player development license agreements with 120 minor league clubs that compete in the Professional Development Leagues and are affiliated with MLB Clubs, including the Braves. MLB PDL is also responsible for enforcing the terms of each player development license agreement, including standards for facility quality and player working conditions. Each MLB Club, including the Braves, is affiliated with four Professional Development League clubs located in the United States and Canada. The three minor league clubs owned by Braves Holdings during the 2021 season, the Gwinnett Stripers, Mississippi Braves and Rome Braves, entered into player development license agreements with MLB PDL. Braves Holdings sold the three minor league clubs in January 2022. Each club will remain affiliated with the Braves under the terms of the license agreement, which has a 10-year term. The Augusta GreenJackets are the fourth Professional Development League club affiliated with the Braves.

The Braves historically operated a baseball academy in the Dominican Republic and participated in the Dominican Summer League. The Braves did not fully operate the baseball academy during the 2021 season, but recommenced operations for the 2022 season. Dominican players, and players from other Latin American countries, are an important source of talent for the Braves and other MLB Clubs, but these players may not participate in the first-year amateur draft process (which is limited to only residents of the United States, United States territories, and Canada, including international players who are enrolled in a high school or college in such locations). However, the Braves may enter into contracts with Latin American players, subject to the rules and regulations contained in the CBA and the Major League Baseball Players Association (MLBPA).

Braves Facilities

Truist Park. Effective for the 2017 season, the Braves relocated to a new ballpark in Cobb County, Georgia. Braves Holdings (or its affiliates) has exclusive operating rights to the facility via a 30-year Stadium Operating Agreement with Cobb County and the Cobb-Marietta Coliseum and Exhibit Hall Authority (Authority). In 2014, Braves Holdings, through a wholly-owned subsidiary, purchased 82 acres of land for the purpose of constructing an MLB facility and development of a mixed-use complex adjacent to the ballpark. The total cost of the ballpark was approximately $722 million, of which approximately $392 million was funded by a combination of Cobb County, the Cumberland Improvement District and the Authority and approximately $330 million was funded by Braves Holdings. Funding for ballpark initiatives by Braves Holdings has come from cash on hand and various debt instruments, as detailed in note 5 to the accompanying combined financial statements.

We believe Truist Park is an industry-leading sports complex spanning approximately 1,100,000 square feet, with 41,200 seats, including 30 suites and 4,200-premium seats, multiple hospitality clubs and retail merchandise venues. The stadium also features concessions and restaurant spaces, administrative offices for team operations, sales and marketing, as well as a ticket office, team clubhouse and training rooms.

Braves Holdings and its subsidiary operate the stadium pursuant to the Stadium Operating Agreement entered into as of May 2014, which expires May 2046 and may be extended through December 2051 at the option of Braves Holdings, through its wholly-owned subsidiary party thereto. Cobb County and the Authority may only terminate the Stadium Operating Agreement upon the occurrence of an “Event of Default” as defined in the agreement; provided, no such termination would be effective until the end of the then-current baseball season. For the exclusive rights to use and operate Truist Park, Braves Holdings agreed to pay an annual stadium license fee of $3 million and an additional license fee equal to $3.1 million, in each case, to be paid in semi-annual installments on May 15th and October 15th of each year. The Stadium Operating Lease also provides Cobb County, Georgia the right to conduct up to 3 special events per year at Truist Park, excluding concerts or sporting events which are events exclusively reserved to Braves Holdings and its subsidiary. If so elected by Braves Holdings, beginning November 2044 until November 2045, Braves Holdings and its subsidiary has the right to negotiate the terms to acquire Truist Park from Cobb County and the Authority for fifty percent (50%) of the fair market value thereof. Additionally, Braves Holdings has a right of first refusal in the event Cobb County and the Authority desire to sell or transfer the stadium.

CoolToday Park. In March 2019, the Braves relocated to a new spring training facility in North Port, Florida. The park is also the playing facility of the FCL Braves, the Complex League affiliate of the Braves. The Braves have exclusive operating rights to the facility via a 30-year Facility Operating Agreement with Sarasota County. The Braves operate and maintain an 8,200 capacity stadium and clubhouse facilities for major and minor league players and staff, six practice fields, a half-sized field, agility field and batting cages. The park also features an academy for housing players, coaches and staff throughout the year. The academy opened in February 2020 and includes dining, meeting and auditorium spaces.

The Battery Atlanta

The Battery Atlanta is an approximately 2.25 million square-foot mixed-use development, located around Truist Park at the intersection of I-75 and I-285, and offers an expansive mix of boutique shopping, market-exclusive entertainment experiences, chef-driven restaurants, the Omni and Aloft Hotels, The Coca-Cola Roxy Music Venue and 531 apartment residences. The complex also includes offices One Ballpark Center, Comcast’s regional headquarters; Two Ballpark Center, home to SPACES; Three Ballpark Center, which serves as the global headquarters of Papa Johns and the North American headquarters of TK Elevator; Four Ballpark Center, home to Southwire and DCO Commercial Floors; and the future site for the Truist Tower, which will become Truist Securities’ new headquarters. The Battery Atlanta is powered by Comcast’s all-fiber network, delivering multi-terabit capabilities to the Mixed-Use Development.

Phase I of the project was completed in 2017 and includes an Omni Hotel, Comcast’s Southeast office headquarters and The Coca-Cola Roxy Theater, an entertainment venue operated through a lease with Live Nation. Phase II was completed in stages throughout 2020 and 2021 and includes TK Elevator’s North American headquarters, Papa John’s International, Inc.’s headquarters, an Aloft Hotel, a specialty market and cinema. Phase III, consisting of a 250,000-square-foot office building immediately behind Truist Park and approximately 300 feet from home plate, commenced construction in the second half of 2022. Truist Securities has announced that it will relocate its national headquarters and occupy approximately half of the building, expected to open in 2024.

MLB Rules and Regulations

As a condition to maintaining its MLB membership, each MLB Club must comply with the MLB Rules and Regulations. The Braves will be required to abide by any changes to the MLB Rules and Regulations and the adoption of any new MLB Rules and Regulations, irrespective of whether such changes or new arrangements negatively impact the Braves, proportionately or disproportionately, as compared with the other MLB Clubs. We, as well as our board of directors, board committees and subsidiaries, are subject to the MLB Rules and Regulations. Further, the Commissioner of Baseball interprets the MLB Rules and Regulations, and we and Braves Holdings (and certain of its affiliates) have agreed to submit any and all disputes related to the MLB Rules and Regulations, or disputes involving another MLB Club, to the Commissioner of Baseball as sole arbitrator. The decisions of the Commissioner of Baseball are binding and not appealable, and therefore we and Braves Holdings may not resort to the courts or any other means to enforce our and their respective rights or contest the application of the MLB Rules and Regulations.

Collective Bargaining Agreement. In March 2022, the MLBPA and the MLB Clubs entered into a new collective bargaining agreement (the CBA) that covers the 2022-2026 MLB seasons. The CBA provides for an expanded playoff schedule, an increase to the previous competitive balance tax threshold on MLB Club payrolls, an annual increase in the minimum player salary each year beginning in 2022 and other provisions impacting Braves Holdings’ operations and its relationships with members of the MLBPA. Additionally, it contains provisions surrounding revenue sharing among the MLB Clubs.

Player Contracts and Salaries. The CBA requires each MLB Club to sign Major League players using the Uniform Player’s Contract. The minimum Major League contract salary under the CBA for players during the 2022 season was $700,000 and increases in each year during the term of the current CBA. For Major League players under reserve to an MLB Club that are not eligible for salary arbitration or free agency and are not subject to a multi-year contract, MLB Clubs may renew such player contracts at the Major League minimum if they cannot reach agreement with the player on salary. However, the CBA provides that the MLB Clubs cannot reduce MLB players’ salaries by more than 20 percent of what they earned in the previous MLB season or 30 percent of what they earned two seasons prior (provided the player has remained under reserve to the MLB Club). Player salaries in 2020 were reduced to reflect the shortened season. If a player is terminated by the team for lack of skill during the championship season, he is entitled to the unpaid balance of his salary under the contract for the remainder of that season, subject to certain rights of the MLB Club. Contracts may cover one year or multiple years, but under multi-year contracts an MLB Club may be required to make minimum payments to an MLB player for the balance of the contract’s term even if the contract is terminated by the MLB Club, subject to certain rights of the MLB Club. An MLB Club may assign a player’s contract to another MLB Club (for example, in connection with a trade with that MLB Club) or a minor league club subject to certain rights of the player and other MLB Clubs.

MLB Draft. Professional baseball conducts an annual draft of first year players referred to as the Rule 4 Draft (the Rule 4 Draft). Eligible players are limited to those players who reside in the United States, Canada, Puerto Rico and other United States territories or possessions and who have not previously contracted with a major league or minor league club. The Rule 4 Draft is for players who have graduated high school, but not attended college, for players that have completed at least one year of junior college and for players attending a four-year college following the earlier of completion of their junior year or turning 21. The CBA also contains limitations on the amounts an MLB Club can spend on signing bonuses for players selected in the Rule 4 Draft without incurring a penalty tax on the overage. In addition, a draft (the Rule 5 Draft) is held each December for players who have not been placed on an MLB Club’s MLB team roster after four or five years after the player signed his first contract, depending on the player’s age at the time he is drafted. The Rule 5 Draft allows MLB Clubs to select eligible players from other MLB Clubs.

Team Rosters. An MLB Club’s 26-man roster is its full roster of active MLB players from Opening Day through August 31, and during the postseason. MLB Clubs may continue to add and remove players from this 26-man roster throughout the season to account for injuries and player performance. Teams are limited to carrying 13 pitchers during this time. From September 1 through the end of the regular season, all MLB Clubs must carry 28 players, with a limit of 14 pitchers. An MLB Club’s 40-man roster includes a combination of players on the 26-man roster, the 7-, 10-, and 15-day injured lists, the bereavement/family medical emergency list and the paternity leave list, as well as some Minor Leaguers. In order for an MLB Club to add a player to the 26-man roster, the player must be on the 40-man roster. If an MLB Club with a full 40- man roster wishes to promote a minor league player who is not on the 40-man roster, it must first remove a player from the 40-man roster, by designating a player’s contract for assignment, trading a player, releasing a player or transferring a player to the 60-day injured list. Players who are on the 40-man roster are protected from being selected by another MLB Club in the annual Rule 5 Draft.

Competitive Balance Provisions. Each year, MLB Clubs with an aggregate average payroll that exceeds a predetermined payroll threshold are taxed by MLB on each dollar above the threshold (Competitive Balance Tax). The predetermined payroll thresholds are $233 million for 2023; $237 million for 2024; $241 million for 2025; and $244 million for 2026. The aggregate average payroll is calculated at the end of each season by aggregating the average annual value of each player’s contract on the 40-man roster, plus any additional player benefits. Changes in a player’s compensation contained in a contract extension that doesn’t begin until the next season are not taken into account until the commencement of the extension.

The Competitive Balance Tax rate escalates based on the number of consecutive years an MLB Club has exceeded the payroll threshold and is applied to the amount by which the MLB Club’s aggregate average payroll for such year exceeds the applicable payroll threshold as follows:

●	First year: 20% tax
●	Second consecutive year: 30% tax
●	Third consecutive year or more: 50% tax

The escalation is based on overages during consecutive years and, therefore, the tax rate will be reset to 20% following any year during which the MLB Club’s aggregate average payroll did not exceed the applicable threshold. In addition, there is also a surcharge applied to MLB Clubs that exceed the payroll threshold by $20 million or more as follows:

●	Amounts exceeding the payroll threshold by $20 million to $40 million: 12% surcharge
●	Amounts exceeding the payroll threshold by $40 million to $60 million: 42.5% surcharge for first year and 45% surcharge for each consecutive year after that
●	Amounts exceeding the payroll threshold by $60 million or more: 60% surcharge

Furthermore, MLB Clubs with an aggregate average payroll in excess of the payroll threshold by $40 million or more will be penalized with respect to the priority of its draft pick in the next Rule 4 Draft such that the MLB Club’s highest selection in the Rule 4 Draft will be moved back ten places. If, however, such MLB Club’s highest draft pick in such Rule 4 Draft falls in the top six draft picks of that year’s Rule 4 Draft, the MLB Club will have its second-highest selection in the same draft moved back ten places instead. The CBA also provides that any MLB Club that qualifies as a payee and is not fully market disqualified under MLB’s revenue sharing plan shall be eligible to receive a Competitive Balance Draft Pick in the Rule 4 Draft, which means that eligible teams are assigned a draft pick either between the first and second rounds or between the second and third rounds.

Salary Arbitration. A player with fewer than six years of service time who has signed a contract with an MLB Club remains under the control of that MLB Club until reaching the requisite service time to reach free agency. Therefore, in the absence of a multi-year salary agreement, players and their respective MLB Clubs negotiate salaries on an annual basis. Under the CBA, any player with a total of three or more (but less than six) years of Major League service, if he is not already under contract for the following season, is eligible for salary arbitration. Players with less than three but more than two years of service time can also become arbitration eligible if they meet certain criteria. If the MLB Club and player have not agreed on a salary by an established deadline (typically in mid-January), the MLB Club and player must exchange salary figures for the upcoming season. After the figures are exchanged, a hearing is scheduled (typically in February). If no settlement can be reached by the hearing date, the case is brought before a panel of arbitrators. After hearing arguments from both sides, the panel selects the salary figure of either the player or the MLB Club (but not one in between) as the player’s salary for the upcoming season.

MLB Free Agency. A player becomes a free agent when he completes six years of MLB service and the term of his then current contract has expired, when he is released, or can elect free agency in limited other circumstances as described in the CBA. Generally, once a player is a free agent, he has the right to negotiate and contract with any MLB Club.

Revenue Sharing. Each MLB Club is required to share locally derived revenue with the other MLB Clubs through MLB’s revenue sharing plan.

Debt Service Rule. Each MLB Club is subject to certain MLB imposed restrictions on its ability to incur indebtedness in amounts that exceed specified thresholds. In particular, each MLB Club is generally required to keep outstanding indebtedness minus a certain amount of excludable indebtedness at or below 8.0x available cash flow (or in the case of MLB Clubs which have a new stadium, at or below 12.0x available cash flow), with the amount of excludable indebtedness for each of fiscal years 2022 and 2023 set at $125 million and for each of fiscal years 2024 through 2026 set at $100 million. This is referred to as the Debt Service Rule. MLB Clubs must certify compliance with the Debt Service Rule annually and the failure of an MLB Club to comply during two consecutive fiscal years may lead to certain remedial measures being imposed by the Commissioner of Baseball, including, but not limited to, prohibitions on the incurrence of additional indebtedness and repayment of outstanding indebtedness. The Braves were in compliance with the Debt Service Rule for the 2021 and 2022 fiscal years.

Control Person. Under the Major League Constitution, the MLB Club is obligated to designate a single individual who is accountable to MLB for the operation of the MLB Club and for the MLB Club’s compliance with the MLB Rules and Regulations and who is the single individual with the ultimate authority and responsibility for making all MLB Club decisions (the MLB Control Person).

Competition

Braves Holdings faces competition from many alternative forms of leisure entertainment. During the baseball season, Braves Holdings competes with other sporting and live events for game day attendance, which is integral to Braves Holdings’ ticket, concession and merchandise sales revenue. The broadcasting of the Braves’ games, which is another significant source of revenue for Braves Holdings, competes against a multitude of other media options for viewers, including premium programming, home video, pay-per-view services, subscription video on-demand services, online activities, movies and other forms of news and information. In addition, Braves Holdings competes with the other MLB teams for a limited pool of player, coaching and managerial talent. This talent contributes to the Braves’ record and league standings, which are critical components of Braves Holdings’ competitiveness.

Human Capital Resources

General. Liberty Media provides us with certain transitional services pursuant to the Services Agreement, and certain of Liberty Media’s corporate employees and executive officers serve as our corporate employees and executive officers. See “Certain Relationships and Related Party Transactions — Relationships between Us and Liberty Media.” As of December 31, 2022, Braves Holdings and its consolidated subsidiaries had an aggregate of approximately 1,245 full time, seasonal, and part-time employees. Braves Holdings strives to create diverse, inclusive, and supportive workplaces, with opportunities for employees to grow and develop in their careers, supported by competitive compensation, benefits and health and wellness programs, and by programs that build connections between employees and their communities. We believe that these employee relations are good.

Talent Development. Braves Holdings fosters a strong learning culture by investing in its employees and empowering them to participate in opportunities for personal and professional growth. Braves Holdings focuses on the development, attraction, and retention of employees, recognizing that these areas are a critical success factor. To support the advancement of its employees, Braves Holdings offers training and development programs designed to encourage training from within and continue to build a team with strong and experienced talent. Braves Holdings leverages both formal programs, like the Trainee and Fellowship programs, and informal programs, like on site lunch and learn educational meetings, presentations on industry topics, and paid membership in professional organizations, to help train and develop its talent.

Diversity, Equity and Inclusion. Braves Holdings believes that a rich culture of inclusion and diversity enables it to create, develop and fully leverage the strengths of its workforce. Braves Holdings’ DE&I mission is to “build an inclusive culture by embracing diverse perspectives and backgrounds, establishing sustainable programs, supporting and amplifying the voice of its diverse communities.” Braves Holdings strives to accomplish this through various programs including Fellowship programs providing accessibility to diverse candidates, the Executive Speaker Series, employee discussion opportunities and through various activities sponsored by employee resource groups and DE&I committees.

Compensation and Benefits. Braves Holdings and its subsidiaries aim to provide attractive compensation and benefits programs for their employees. In addition to salaries, these programs may include, among other items, bonuses, 401(k) plans, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, paid parental leave, advocacy resources, and work life assistance programs.

Legal Proceedings

In the ordinary course of business, we and our subsidiaries are party to legal proceedings and claims involving property, personal injury, contract and other claims. There are no other material pending legal proceedings or claims to which we or our subsidiaries are party or of which any of our property is the subject. There may be claims or actions pending or threatened against us or our subsidiaries of which we are not currently aware and the ultimate disposition of which would have a material adverse effect on us.

MANAGEMENT

The following section discusses our management, including our directors and our executive officers, as well as certain related matters as required by the rules and regulations of the Securities and Exchange Commission. It does not discuss matters relating to the management and business operations of the Braves, with the exception that biographical information for Terence McGuirk, Chairman of the Braves, Chairman and CEO of Braves Holdings and Chairman of Braves Development Company, LLC, is included below, as Mr. McGuirk serves as a director of the Company.

Directors

The following sets forth certain information concerning persons who serve as our directors, including their ages, directorships held and a description of their business experience, including, if applicable, current positions held with Liberty Media.

Name	Positions

Gregory B. Maffei Age: 63

Chief Executive Officer, President and Chairman of the Board.

Mr. Maffei has served as our Chief Executive Officer and President since December 2022, and Chairman of the Board since July 2023. He has also served as (i) President and Chief Executive Officer of Liberty Media since May 2007, (ii) President, Chief Executive Officer and director of Liberty Broadband Corporation (Liberty Broadband) since June 2014, (iii) President and Chief Executive Officer of Liberty TripAdvisor Holdings, Inc. (Liberty TripAdvisor) since July 2013, having served as Chairman of the Board since June 2015, (iv) President and Chief Executive Officer of GCI Liberty, Inc. (GCI Liberty) from March 2018 until its combination with Liberty Broadband in December 2020, (v) President and Chief Executive Officer of Qurate Retail, Inc. (Qurate) from February 2006 to March 2018, having served as its CEO-Elect from November 2005 through February 2006, and as Chairman of the Board since March 2018, (vi) a director of Sirius XM Holdings since March 2009, including Chairman of the Board since April 2013, (vii) a director of Live Nation since February 2011, including Chairman of the Board since March 2013, (viii) Chairman of the Board of Liberty Broadband since June 2014, (ix) a director of Charter Communication, Inc. since June 2014 and (x) a director of Zillow Group, Inc. since February 2015.

He has served previously as (i) President and Chief Financial Officer of Oracle, (ii) Chairman, President and Chief Executive Officer of 360networks, (iii) Chief Financial Officer of Microsoft, (iv) President and Chief Executive Officer of Liberty Media Acquisition Corp. (LMAC) from November 2020 until its liquidation and dissolution in December 2022, (v)a director of GCI Liberty from March 2018 until December 2020, (vi) a director of Zillow, Inc. and its predecessor since May 2005 and as Chairman of the Board since April 2013, (vii) a director of DIRECTV and its predecessors from February 2008 until June 2010, (viii) a director of Electronic Arts, Inc. from June 2003 until July 2013, (ix) a director of Barnes & Noble, Inc. from September 2011 until April 2014, (x) Chairman of the Board of STARZ from January 2013 until December 2016 and as (xi) a director of Pandora Media, Inc. from September 2017 until February 2019.

Name	Positions

Brian M. Deevy Age: 68

Director.

Mr. Deevy has served as a director since July 2023. He has also served as (i) a director of Liberty Media since 2015, (ii) a director of the Daniels Fund since 2003, (iii) a director of the U.S. Olympic and Paralympic Foundation since 2006 and (iv) a director of Trine II Acquisition Corp. since November 2021.

Mr. Deevy served as the Head of Royal Bank of Canada (RBC) Capital Markets’ Communications, Media & Entertainment Group (CME Group) until June 2015, where he was responsible for strategic development of the CME Group’s business (including mergers & acquisitions, private equity and debt capital formation and financial advisory engagements). Mr. Deevy served as the Chairman and Chief Executive Officer of Daniels & Associates (an investment banking firm that provided financial advisory services to the communications industry until it was acquired by RBC in 2007). Prior to joining Daniels & Associates, Mr. Deevy worked for Continental Illinois National Bank. From November 2013 until May 2016, Mr. Deevy served as a director of Ascent Capital Group, Inc. Mr. Deevy served as a director of Ticketmaster Entertainment, Inc. from August 2008 until January 2010.

Wonya Y. Lucas Age: 62

Director.

Ms. Lucas has served as a director since July 2023. She has also served as (i) President and Chief Executive Officer of Hallmark Media (formerly Crown Media Holdings) since 2020 and (ii) a director of Inspire Brands since 2022.

Ms. Lucas previously served as (i) President and Chief Executive Officer of Public Broadcasting Atlanta from April 2015 until August 2020, (ii) President of Lucas Strategic Consultants LLC from 2013 until 2015, (iii) President and Chief Executive Officer of TV One from 2011 until 2013, (iv) Executive Vice President and Chief Operating Officer, Discovery Channel and Science Channel, of Discovery Communications, Inc. from 2010 until 2011, (v) Executive Vice President and Global Chief Marketing Officer of Discovery Communications, Inc. from 2008 until 2010, (vi) Executive Vice President, General Manager of The Weather Channel Companies from 2004 until 2008, (vii) Executive Vice President, Strategic Marketing, of The Weather Channel Companies from 2002 until 2004 and (viii) Turner Broadcasting System, Inc. (TBS) from 1994 until 2002, where she served in a variety of marketing and strategy roles. Ms. Lucas also served previously as a director of E.W. Scripps Company from 2019 until 2022, J.C. Penney Company, Inc. from 2017 until 2020, and Vice Chair of National Public Radio from May 2017 until August 2020.

Terence McGuirk Age: 72

Director.

Mr. McGuirk has served as a director since July 2023. He has also served as (i) Chairman of the Braves since 2007, (ii) Chairman and CEO of Braves Holdings since 2014 and (iii) the Chairman of Braves Development Company, LLC since 2014.

Mr. McGuirk previously served as Chairman and Chief Executive Officer of TBS from 1996 until 2001. From March 2001 until December 2003, Mr. McGuirk served as Vice Chairman of TBS and Chief Executive Officer of the TBS-owned Atlanta sports teams, including the Braves, the National Basketball Association Hawks and the National Hockey League Thrashers.

Mr. McGuirk is an ex officio member of the MLB Executive Council and is Chairman of the MLB Media Committee. He also serves on MLB’s Committee on Economic Reform, the MLB Ownership Committee and the MLB Finance and Compensation Committee.

Name	Positions

Diana M. Murphy Age: 67

Director.

Ms. Murphy has served as a director since July 2023. She has also served as (i) the Managing Director of Rocksolid Holdings, LLC since 2007, (ii) a director of Landstar System, Inc. since 1998, (iii) a director of Synovus Financial Corp. since 2017, (iv) a director of American International Group, Inc. since March 2023, (v) a director of Boys and Girls Clubs of Southeast Georgia since 2007, including as Chairman of the Board from 2010 until 2012, (vi) a director of First Tee of Southeast Georgia since 2018 and (vii) a director and member of the Executive Committee of the College of Coastal Georgia Foundation since 2015.

Ms. Murphy previously held various management positions at Tribune Media Company from 1979 until 1992, including as Senior Vice President, and at The Baltimore Sun Company from 1992 to 1995. She also served as (i) the Managing Director of Chartwell Capital Management, Inc. from 1997 until 2007, (ii) the Managing Director of the Georgia Research Alliance Venture Fund from 2012 until 2016, (iii) the President of the United States Golf Association from 2016 until 2018, and (iv) a director of CTS Corporation from 2010 until 2020.

Executive Officers

The following sets forth certain information concerning persons (other than Mr. Maffei who serves as Chairman of the Board and is described above) who serve as the executive officers, including their ages, directorships held and a description of their business experience.

Name	Positions
Albert E. Rosenthaler Age: 64

Chief Corporate Development Officer.

Mr. Rosenthaler has served as our Chief Corporate Development Officer since July 2023. He has also served as (i) Chief Corporate Development Officer of Liberty Media, Qurate, Liberty TripAdvisor and Liberty Broadband since October 2016 and of LMAC from November 2020 to December 2022, and Chief Tax Officer of Liberty Media, Qurate, Liberty TripAdvisor and Liberty Broadband from January 2016 to September 2016, (ii) a director of TripAdvisor since February 2016 and Liberty TripAdvisor since August 2014, (iii) Chief Corporate Development Officer of GCI Liberty from March 2018 until December 2020, (iv) Chief Corporate Development Officer of Liberty Expedia from October 2016 until July 2019, (v) Chief Tax Officer of Liberty Expedia from March 2016 until September 2016 and (vi) Senior Vice President of Liberty Media from May 2007 to December 2015, of Qurate from April 2002 to December 2015, of Liberty TripAdvisor from July 2013 to December 2015 and of Liberty Broadband from June 2014 to December 2015.

Brian J. Wendling Age: 50

Principal Financial Officer and Chief Accounting Officer.

Mr. Wendling has served as our Principal Financial Officer and Chief Accounting Officer since July 2023. He has also served as (i) Chief Accounting Officer and Principal Financial Officer of Liberty Media since January 2020 and July 2019, respectively, (ii) Chief Accounting Officer and Principal Financial Officer of Qurate and Liberty Broadband since January 2020 and July 2019, respectively, and Chief Accounting Officer and Principal Financial Officer of LMAC from November 2020 to December 2022, (iii) Senior Vice President and Chief Financial Officer of Liberty TripAdvisor since January 2016, (iv) Director of comScore, Inc. since March 2021, (v) Chief Accounting Officer and Principal Financial Officer of GCI Liberty from January 2020 and July 2019, respectively, until December 2020, (vi) Senior Vice President and Controller of Liberty Media, Qurate and Liberty Broadband from January 2016 until December 2019 and GCI Liberty from March 2018 until December 2019, (vii) Vice President and Controller of Liberty TripAdvisor from August 2014 until December 2015, (viii) Senior Vice President of Liberty Expedia from March 2016 until July 2019, (ix) Vice President and Controller of Liberty Media from November 2011 to December 2015, Qurate from November 2011 until December 2015 and Liberty Broadband from October 2014 until December 2015 and (x) various positions with Liberty Media and Qurate since 1999.

Renee L. Wilm Age: 49

Chief Legal Officer and Chief Administrative Officer.

Ms. Wilm has served as our Chief Legal Officer and Chief Administrative Officer since July 2023. She has also served as (i) Chief Executive Officer of Las Vegas Grand Prix, Inc., a wholly owned subsidiary of Liberty Media, since January 2022, (ii) Chief Legal Officer and Chief Administrative Officer of Liberty Media since September 2019 and January 2021, respectively, (iii) Chief Legal Officer and Chief Administrative Officer of Qurate, Liberty TripAdvisor and Liberty Broadband since September 2019 and January 2021, respectively, (iv) Chief Legal Officer and Chief Administrative Officer of LMAC from November 2020 until December 2022 and from January 2021 until December 2022, respectively, (v) a director of LMAC since 2021, (vi) Chief Legal Officer of GCI Liberty from September 2019 until December 2020 and (vii) prior to 2019, Senior Partner with the law firm Baker Botts L.L.P., where she represented Liberty Media, Qurate, Liberty TripAdvisor, Liberty Broadband and GCI Liberty and their predecessors for over twenty years, specializing in mergers and acquisitions, complex capital structures and shareholder arrangements, as well as securities offerings and matters of corporate governance and securities law compliance. While at Baker Botts, Ms. Wilm was a member of the Executive Committee, the East Coast Corporate Department Chair and Partner-in-Charge of the New York office.

Classification of Our Board of Directors

Pursuant to our restated charter, our board of directors (other than those who may be elected by holders of any preferred stock provided for or fixed pursuant to the provisions of the restated charter) is divided into three classes. The members of each class will serve for a staggered three-year term. Upon the expiration of the term of a class of directors, a director in that class will be elected for a three-year term at the annual meeting of stockholders in the year in which their term expires. The classes are composed as follows:

●	Brian M. Deevy is a Class I director, whose term will expire at the annual meeting of stockholders in 2024;
●	Terence McGuirk and Diana M. Murphy are Class II directors, whose term will expire at the annual meeting of stockholders in 2025; and
●	Gregory B. Maffei and Wonya Y. Lucas are Class III directors, whose term will expire at the annual meeting of stockholders in 2026.

Each class consists, as nearly as possible, of a number of directors equal to one-third of the authorized number of board members. The classification of our board of directors could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

Director Independence

It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent, the nominating and corporate governance committee of our board follows the Corporate Governance Rules of Nasdaq on the criteria for director independence.

In accordance with these criteria, our board of directors has determined that each of Brian M. Deevy, Wonya Y. Lucas and Diana M. Murphy qualifies as an independent director.

Board Committees

Our board of directors formed the following committees: audit committee, compensation committee, nominating and corporate governance committee and executive committee.

Audit Committee

The audit committee is comprised of Mr. Deevy, Ms. Lucas and Ms. Murphy, with Mr. Deevy serving as the chairperson. Our board of directors has determined that each member of the audit committee satisfies the SEC’s independence requirements for members of audit committees. Our board of directors has determined that Mr. Deevy is an “audit committee financial expert” for purposes of the Exchange Act and the rules and regulations of Nasdaq. The audit committee’s functions will include, among other things:

●	appointing or replacing our independent auditors;
●	reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;
●	reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;
●	reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;
●	reviewing our management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;
●	confirming compliance with applicable SEC and stock exchange rules; and
●	preparing a report for our annual proxy statement.

Compensation Committee

Our compensation committee is comprised of Mr. Deevy, Ms. Lucas and Ms. Murphy, with Ms. Lucas serving as the chairperson. Our board of directors has determined that each member of the compensation committee is an independent director for compensation committee purposes as that term is defined in the applicable rules of Nasdaq, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Code. The compensation committee’s functions will include, among other things:

●	review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers;
●	review and approve the compensation of our Chief Executive Officer, Chief Legal Officer, Chief Administrative Officer, Chief Accounting Officer, Principal Financial Officer and Chief Corporate Development Officer;

●	oversee the compensation of the chief executive officers of our non-public operating subsidiaries;
●	make recommendations to our board of directors and administer any incentive-compensation plans and equity-based plans; and
●	prepare a report for our annual proxy statement.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Mr. Deevy, Ms. Lucas and Ms. Murphy, with Ms. Murphy serving as the chairperson. Our board of directors has determined that each member of the nominating and corporate governance committee is an independent director for nominating and corporate governance committee purposes as that term is defined in the applicable rules of Nasdaq. The nominating and corporate governance committee’s functions will include, among other things:

●	develop qualification criteria for selecting director candidates and identify individuals qualified to become members of our board of directors consistent with such criteria established or approved by our board of directors from time to time;
●	identify director nominees for upcoming annual meetings;
●	develop corporate governance guidelines applicable to us; and
●	oversee the evaluation of our board of directors and management.

Executive Committee

Our executive committee is comprised of Gregory B. Maffei and Terence McGuirk. Our executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs (except as specifically prohibited by the NRS and subject to the provisions of our amended bylaws).

Board Composition

Our board of directors is comprised of directors with a broad range of backgrounds and skill sets, including in sports media and telecommunications, private investment and auditing.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee were, during 2022, an officer or employee of ours or Liberty Media. No interlocking relationships exist between our board and our compensation committee and the board of directors or compensation committee of any other company.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are comprised of Gregory B. Maffei as Chairman of the Board, President and Chief Executive Officer, Brian J. Wendling as the Principal Financial Officer and Chief Accounting Officer, Albert E. Rosenthaler as the Chief Corporate Development Officer, and Renee L. Wilm as the Chief Legal Officer and Chief Administrative Officer. We are a newly formed company, and therefore, have not paid any compensation to any of our executive officers.

In connection with the Split-Off, we have entered into the Services Agreement with Liberty Media, pursuant to which we pay Liberty Media a monthly management fee on a fixed fee basis, the amount of which is subject to quarterly review by our audit committee and at least annual review by the compensation committee, in exchange for the provision of certain administrative and management services by Liberty Media and its employees, including the services of Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm. We pay or grant directly to Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm, our allocable portion of the executive officers’ annual performance-based cash bonus and annual equity-based awards, and we reimburse Liberty Media for the allocable portion of the other components of Mr. Maffei’s compensation. A portion of Mr. Maffei’s compensation is allocated to each of Qurate, Liberty Broadband, Liberty TripAdvisor and us (individually, a service company (and collectively, the service companies) based on a combination of Liberty Media’s, Qurate’s, Liberty Broadband’s, Liberty TripAdvisor’s and our relative market capitalization and the blended average of time allocated to each such company, each weighted 50%. The allocable portion of the other executive officers’ annual performance-based cash bonus and annual equity-based awards that are payable directly by the service companies (including us) is allocated in a similar manner. The Split-Off may result in a reallocation of the executive officers’ compensation costs among Liberty Media and all of the service companies (including us). For more information regarding the Services Agreement between us and Liberty Media, please see “Certain Relationships and Related Party Transactions — Relationships between Us and Liberty Media — Services Agreement.” The named executive officers of the Company are Messrs. Maffei, and Rosenthaler and Ms. Wilm. Because Messrs. Maffei and Rosenthaler and Ms. Wilm are officers of Liberty Media, historical compensation paid to Messrs. Maffei and Rosenthaler and Ms. Wilm prior to the Split-Off has been for his or her services to Liberty Media and the other service companies and is not described in this prospectus.

Directors

Each of our directors who is not an employee of our company is paid an annualized fee of $200,000 (which we refer to as the director fee), of which $100,000 is payable in cash and the balance is payable in restricted stock units (RSUs) or options to purchase shares of BATRK, which amounts have been prorated for 2023.

Each member who serves on our audit committee, compensation committee and nominating and corporate governance committee receives an additional annualized fee of $15,000, $10,000 and $10,000, respectively, for his or her participation on each such committee, except that the chairperson of each such committee instead receives an additional annual fee of $25,000, $15,000 and $15,000, respectively, for his or her participation on that committee, which amounts have been prorated for 2023. The cash portion of the director fees and the fees for participation on committees are payable quarterly in arrears.

Pursuant to our director compensation policy and the incentive plan (described below), we granted 592 RSUs and 1,510 options to purchase shares of BATRK, at an exercise price of $36.15, to each of Mr. Deevy and Mses. Lucas and Murphy, which vest or become exercisable on December 8, 2023, or on such earlier date that the grantee ceases to be a director because of death or disability, and, unless our board of directors determines otherwise, will be forfeited if the grantee resigns or is removed from our board before the vesting date.

Our board of directors has adopted stock ownership guidelines that generally require each nonemployee director to own shares of our company’s stock equal to at least three times the value of their annual cash retainer fees. Nonemployee directors have five years from the director’s initial appointment to our Board to comply with these guidelines

Equity Incentive Plans

Atlanta Braves Holdings 2023 Omnibus Incentive Plan

In connection with the Split-Off, we have adopted the Atlanta Braves Holdings 2023 Omnibus Incentive Plan (the incentive plan). The incentive plan is designed to provide additional remuneration to officers, employees, nonemployee directors and independent contractors for exceptional service and to encourage their investment in the Company. Non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing may be granted under the incentive plan (collectively, awards). The maximum number of shares of common stock with respect to which awards may be granted is 7.25 million, subject to anti-dilution and other adjustment provisions of the incentive plan. No nonemployee director may be granted during any calendar year awards having a value (as determined on the grant date of such award) in excess of $1 million. Shares of our common stock issuable pursuant to awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by the Company. The incentive plan will be administered by the compensation committee with regard to all awards granted under the incentive plan (other than awards granted to the nonemployee directors), and the compensation committee will have full power and authority to determine the terms and conditions of such awards. The incentive plan will be administered by the full board of directors with regard to all awards granted under the incentive plan to nonemployee directors, and the full board of directors will have full power and authority to determine the terms and conditions of such awards.

Atlanta Braves Holdings Transitional Stock Adjustment Plan

In connection with the Split-Off, equity incentive awards with respect to our common stock (new Braves awards) were issued in connection with adjustments made to outstanding equity incentive awards with respect to shares of Liberty Braves common stock, which had been granted to various directors, officers and employees and consultants of Liberty Media board of directors or the compensation committee thereof. These new Braves awards were issued pursuant to the Atlanta Braves Holdings, Inc. Transitional Stock Adjustment Plan (the transitional plan), which governs the terms and conditions of the new Braves awards but cannot be used to make any additional grants following the Split-Off.

Equity Compensation Plan Information

The following table reflects the awards that would have been outstanding as of December 31, 2022, assuming the Split-Off had occurred and that new Braves awards were issued on that date.

Number of
securities
available for
future
issuance
under equity
	Number of securities				compensation plans
	to be issued upon		Weighted average		(excluding
	exercise of outstanding		exercise price of		securities
	options, warrants and		outstanding options,		reflected in
	rights		warrants and rights		column (a))
Plan Category	(a)		(b)		(c)(2)
Equity compensation plans approved by security holders(1)
Atlanta Braves Holdings, Inc. 2023 Omnibus
Incentive Plan					7,250,000
BATRA	—		—
BATRB	—		—
BATRK	—		—
Atlanta Braves Holdings, Inc. Transitional Stock Adjustment Plan					—	(3)
BATRA	—		—
BATRB	—		—
BATRK	3,284,286	(4)	$26.17	(5)
Total
BATRA	—
BATRB	—
BATRK	—
7,250,000
(1)	Each plan was approved by Liberty Media in its capacity as the sole stockholder of the Company prior to the Split-Off.
(2)	Each plan permits grants of, or with respect to, shares of any series of our common stock, subject to a single, aggregate limit.
(3)	The transitional plan governs the terms and conditions of Liberty Braves awards granted in connection with the adjustments to awards relating to the Liberty Media common stock granted prior to the Split-Off. As a result, no further grants will be permitted under this plan.
(4)	This amount reflects 3,108,145 shares of BATRK issuable upon the exercise of options and 176,141 shares of BATRK issuable upon the settlement of restricted stock units.
(5)	The weighted average exercise price relates solely to outstanding options and does not take into account restricted stock units, which by their nature do not have an exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with the Split-Off, our board of directors adopted a formal written policy for the review, approval or ratification of any transactions or arrangements involving related parties. All of our directors, executive officers and employees are subject to the policy and are asked to promptly report any such related party transaction. Our policy provides that, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed related-party transaction (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our board to address such actual or potential conflicts. Our policy provides that no related party transaction may be effected by the Company without the approval of the audit committee of our board or another independent body of our board designated to address such actual or potential conflicts. Our directors will be asked to recuse themselves from any discussion or decision by the board or a board committee that involves or affects their personal, business or professional interests.

Relationships Between Us and Liberty Media

We operate independently from Liberty Media, and following the disposition by Liberty Media of the shares of Series C common stock offered pursuant to this prospectus, including through the Liberty Media Exchange, neither of us will have any ownership interest in the other. In order to govern certain of the ongoing relationships between us and Liberty Media after the Split-Off and to provide mechanisms for an orderly transition, we have entered into certain agreements with Liberty Media, the terms of which are summarized in the section “— Agreements Relating to the Split-Off” below. In addition, we anticipate entering into, from time to time, agreements and arrangements with Liberty Media, in connection with, and in the ordinary course of, our business.

Prior to the Split-Off, Liberty Media owned a 100% equity interest in the Company and a 100% equity interest in Braves Holdings. Following the Split-Off, we own 100% of Braves Holdings.

Agreements Relating to the Split-Off

Reorganization Agreement

Prior to the completion of the Split-Off, we entered into the Reorganization Agreement to provide for, among other things, the principal corporate transactions required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between us and Liberty Media with respect to and resulting from the Split-Off.

The Reorganization Agreement also provides for mutual indemnification obligations, which are designed to make the Company financially responsible for substantially all of the liabilities that may exist relating to the businesses included in the Company at the time of the Split-Off together with certain other specified liabilities, as well as for all liabilities incurred by the Company after the Split-Off, and to make Liberty Media financially responsible for all potential liabilities of the Company which are not related to our businesses, including, for example, any liabilities arising as a result of the Company having been a subsidiary of Liberty Media, together with certain other specified liabilities. These indemnification obligations exclude any matters relating to taxes. For a description of the allocation of tax-related obligations, please see “— Tax Sharing Agreement” below.

In addition, the Reorganization Agreement provides for each of us and Liberty Media to preserve the confidentiality of all confidential or proprietary information of the other party for the longer of five years following the Split-Off or three years following the disclosure of such information, subject to customary exceptions, including disclosures required by law, court order or government regulation.

This summary is qualified by reference to the full text of the Reorganization Agreement, which is filed as an exhibit to the Registration Statement on Form S-1 of which this prospectus forms a part.

Tax Sharing Agreement

In connection with the Split-Off, we entered into a tax sharing agreement with Liberty Media. The tax sharing agreement provides for the allocation and indemnification of tax liabilities and benefits between Liberty Media and our Company and other agreements related to tax matters.

Pursuant to the tax sharing agreement, we have agreed to indemnify Liberty Media, its subsidiaries and certain related persons for taxes and certain losses resulting from the failure of the Split-Off Transactions to qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code and certain taxes resulting from the failure of the Liberty Media Exchange to qualify as a transaction described in Section 361(c)(3) of the Code, to the extent that such taxes and losses (i) result primarily from, individually or in the aggregate, the breach of certain restrictive covenants made by our Company, (ii) result from Section 355(e) of the Code applying to the Split-Off Transactions as a result of the Split-Off Transactions being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in our stock, or (iii) result from any excess loss account (within the meaning of applicable U.S. Treasury Regulations) in our common stock or gain recognized under Section 361(b) due to the application of the basis limitation in the last sentence of Section 361(b)(3) of the Code.

This summary is qualified by reference to the full text of the tax sharing agreement, which is filed as an exhibit to the Registration Statement on Form S-1 of which this prospectus forms a part.

Services Agreement

In connection with the Split-Off, we entered into the Services Agreement with Liberty Media, pursuant to which Liberty Media provides us with specified services, including:

●	insurance administration and risk management services;
●	other services typically performed by Liberty Media’s legal, investor relations, tax, accounting and internal audit departments; and
●	such other services as Liberty Media may obtain from its officers, employees and consultants in the management of its own operations that we may from time to time request or require.

In addition, Liberty Media provides to us certain technical and information technology services, including management information systems, computer, data storage, network and telecommunications services.

We pay Liberty Media a services fee, payable in monthly installments, which Liberty Media and we will review and evaluate for reasonableness on a quarterly basis. In addition, the services are subject to quarterly review by our audit committee and at least annual review by our compensation committee. We pay or grant directly to our named executive officers, our allocable portion of such named executive officers’ annual performance-based cash bonus and annual equity-based awards, and reimburse Liberty Media for our allocable portion of the other components of Mr. Maffei’s compensation.

The Services Agreement generally continues in effect until December 31st of the third calendar year following the Split-Off, unless earlier terminated (1) by the Company at any time on at least 30 days’ prior written notice, (2) by Liberty Media upon written notice to the Company following a change in control or certain bankruptcy or insolvency-related events affecting the Company or (3) by the Company, upon written notice to Liberty Media, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-related events.

This summary is qualified by reference to the full text of the Services Agreement, which is filed as an exhibit to the Registration Statement on Form S-1 of which this prospectus forms a part.

Facilities Sharing Agreement

In connection with the Split-Off, we entered into the Facilities Sharing Agreement with Liberty Media and Liberty Property Holdings, Inc. (LPH), a wholly-owned subsidiary of Liberty Media, pursuant to which we share office facilities with Liberty Media located at 12300 Liberty Boulevard, Englewood, Colorado. We pay a sharing fee for use of the office based on a comparable fair market rental rate and an estimate of the usage of the office facilities by or on behalf of the Company. The Facilities Sharing Agreement generally continues in effect for an initial three-year term, unless earlier terminated (1) by the Company at any time on at least 30 days’ prior written notice, (2) concurrently with the termination of the Services Agreement, (3) by LPH upon written notice to the Company following a default by the Company of any of its material obligations under the Facilities Sharing Agreement, which default remains unremedied for 30 days after written notice of such default is provided, (4) by the Company upon written notice to LPH, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-

related events or (5) by LPH upon written notice to the Company, following certain changes in control of the Company or the Company being the subject of certain bankruptcy or insolvency-related events.

This summary is qualified by reference to the full text of the Facilities Sharing Agreement, which is filed as an exhibit to the Registration Statement on Form S-1 of which this prospectus forms a part.

Aircraft Time Sharing Agreements

Prior to the completion of the Split-Off, the Company (Lessee) entered into aircraft time sharing agreements with Liberty Media for each aircraft owned by Liberty Media or in which a wholly owned subsidiary of Liberty Media owns a fractional interest. Each aircraft time sharing agreement provides that Liberty Media or its subsidiaries will lease the aircraft to Lessee and provide or arrange for a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis. Lessee will pay Liberty Media or its subsidiaries an amount equal to the actual expenses of each flight conducted under each aircraft time sharing agreement to the maximum extent permitted under Federal Aviation Administration rules (which we estimate will be a de minimis amount for the first year under the aircraft time sharing agreements). Such expenses may include fuel, oil, lubricants and other additives (plus an additional charge of 100% thereof), travel expenses of the crew, hanger and tie down costs, insurance obtained for a specific flight, landing fees, airport taxes and similar assessments, customs and similar fees, in-flight food and beverage costs, ground transportation, flight planning and weather contact services. The aircraft time sharing agreements will continue in effect until the close of business on the first anniversary of the Split-Off, and then will be automatically renewed on a month-to-month basis, unless terminated earlier by either party upon at least 30 days’ prior written notice or upon a sale of the aircraft.

This summary is qualified by reference to the full text of the aircraft time sharing agreements, which are filed as an exhibit to the Registration Statement on Form S-1 of which this prospectus forms a part.

Registration Rights Agreement

In connection with the Split-Off, we entered into a Registration Rights Agreement with Liberty Media pursuant to which we agreed that, upon the request of Liberty Media, subject to certain limitations, we will use reasonable best efforts to effect the registration under applicable federal or state securities laws of shares of BATRK issued to Liberty Media in settlement and extinguishment of the intergroup interest in the Braves Group attributed to the Liberty SiriusXM Group remaining immediately prior to the Split-Off.

We will generally be responsible for all registration expenses in connection with the performance of our obligations under the Registration Rights Agreement, and Liberty Media will be responsible for its own internal fees and expenses, any applicable underwriting discounts or commissions and any stock transfer taxes. The agreement also contains customary indemnification and contribution provisions by the Company for the benefit of Liberty Media and, in limited situations, by Liberty Media for the benefit of the Company with respect to the information provided by Liberty Media included in any registration statement, prospectus or related document.

If Liberty Media transfers shares covered by the agreement, including in connection with the Liberty Media Exchange, it will be able to transfer the benefits of the Registration Rights Agreement to certain transferees, provided that each transferee agrees to be bound by the terms of the Registration Rights Agreement. We filed the Registration Statement on Form S-1 of which this prospectus forms a part pursuant to the rights granted to Liberty Media under the Registration Rights Agreement.

This summary is qualified by reference to the full text of the Registration Rights Agreement, which is filed as an exhibit to the Registration Statement on Form S-1 of which this prospectus forms a part.

Related Party Agreements Relating to the Company

Aircraft Time Sharing Agreement

In September 2014, Atlanta National League Baseball Club, LLC (ANLBC), a subsidiary of Braves Holdings, entered into an aircraft time sharing agreement with St. Simons Management & Flight Operations, LLC (St. Simons), a company owned by the Braves Holdings’ Chairman and the Company’s director, Terence McGuirk. Under the agreement, St. Simons leases an aircraft to ANLBC and provides a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis. Payments under the agreement were approximately $120,000 during 2021 and $330,000 during 2022 and are approximately $135,000 as of June 30, 2023. The agreement may be terminated by either party upon written notice.

Relationship Relating to Braves Development Company, LLC

Terence McGuirk is, and has been since 2014, the Chairman of Braves Development Company, LLC (BDC), an indirect subsidiary of the Company. Mr. McGuirk’s son, Terry McGuirk III, is employed by a real estate development advisory firm (Advisory Firm) that performs work for BDC. Mr. McGuirk III is a senior vice president and partner in the sports group of the Advisory Firm, but does not work directly on BDC matters on behalf of the Advisory Firm. Mr. McGuirk III, as a partner in the sports group of the Advisory Firm, receives commissions on office leasing deals by the Advisory Firm on behalf of BDC. Since January 1, 2022, the Advisory Firm has been involved in four office leasing transactions in connection with BDC that resulted in commissions to the Advisory Firm of approximately $4,607,000. Mr. McGuirk III received a share of the commissions from those transactions consisting of an initial payment of $125,000, a second payment of $121,655, and an outstanding amount due of $10,500 related to the transactions in connection with BDC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning the beneficial ownership of each person or entity who owns more than five percent of the outstanding shares of any series of our common stock. All of such information is based on publicly available filings, unless otherwise known to us from other sources.

Unless otherwise indicated, the security ownership information for our common stock is based upon outstanding stock as of July 19, 2023, and, in the case of percentage ownership information, is based upon 10,318,202 shares of BATRA, 977,795 shares of BATRB and 50,423,293 shares of BATRK. The percentage voting power is presented on an aggregate basis for all BATRA and BATRB shares. BATRK shares are, however, non-voting (except as otherwise required by Nevada law) and, therefore, in the case of percentage of voting power, are not included.

For purposes of the following presentation, beneficial ownership of shares of BATRB, though convertible on a one-for-one basis into shares of BATRA, is reported as beneficial ownership of BATRB only, and not as beneficial ownership of BATRA. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

		Amount and
		Nature of		Percent	Voting
	Title	Beneficial		of Series	Power
Name and Address of Beneficial Owner	of Series	Ownership		(%)	(%)
John C. Malone	BATRA	96,467	(1)(2)(3)(4)	*	47.5
c/o Liberty Media Corporation	BATRB	945,532	(1)(4)(5)	96.7
12300 Liberty Boulevard	BATRK	3,016,460	(1)(3)(5)(11)	6.0
Englewood, CO 80112
BlackRock, Inc.	BATRA	647,668	(6)	6.3	3.2
55 East 52nd Street	BATRB	—		—
New York, NY 10055	BATRK	2,932,836	(6)(11)	5.8
The Vanguard Group	BATRA	881,045	(7)	8.5	4.4
100 Vanguard Blvd.	BATRB	—		—
Malvern, PA 19355	BATRK	2,535,718	(8)(11)	5.0
GAMCO Investors, Inc.	BATRA	3,449,580	(10)	33.5	17.2
One Corporate Center	BATRB	—		—
Rye, NY 10580	BATRK	1,385,236	(9)(11)	2.7
*	Less than one percent.
(1)	Includes 10,177 BATRA shares, 47,585 BATRB shares and 120,546 BATRK shares held in a revocable trust with respect to which Mr. Malone and Mr. Malone’s wife, Mrs. Leslie Malone (Mrs. Malone), are trustees. Mrs. Malone has the right to revoke such trust at any time. Mr. Malone disclaims beneficial ownership of the shares held by such trust.
(2)	Does not include BATRA shares issuable upon conversion of BATRB shares beneficially owned by Mr. Malone; however, if such BATRA shares were included, Mr. Malone would have beneficial ownership of 1,041,999 BATRA shares and Mr. Malone’s beneficial ownership of BATRA would be 9.3% of the outstanding shares of BATRA.
(3)	Includes 25,000 BATRA shares and 1,810 BATRK shares held by The Malone Family Land Preservation Foundation, as to which shares Mr. Malone disclaims beneficial ownership.
(4)	Includes 61,290 BATRA shares and 887,079 BATRB shares held in a revocable trust with respect to which Mr. Malone is trustee. Mr. Malone has the right to revoke such trust at any time.
(5)	Includes 10,868 BATRB shares and 786 BATRK shares held by two trusts (the Trusts) which are managed by an independent trustee and of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the Trusts, but he retains the right to substitute assets held by the Trusts. Mr. Malone disclaims beneficial ownership of the shares held by the Trusts.
(6)	We expect that, based on an Amendment No. 6 to Schedule 13G filed February 1, 2023 by BlackRock, with respect to its ownership of shares of Liberty Media’s Series A and Series C Liberty Braves common stock, BlackRock will have sole voting power, shared voting power, sole dispositive power/investment discretion, and shared dispositive power/investment discretion for shares of BATRA and BATRK as provided in the following table:

				Shared
				Dispositive
		Shared	Sole Dispositive	Power/
	Sole Voting	Voting	Power/Investment	Investment
Title of Series	Power	Power	Discretion	Discretion
BATRA	637,278	—	647,668	—
BATRK	2,458,991	—	2,501,863	—
(7)	We expect that, based on Amendment No. 1 to Schedule 13G filed February 9, 2023 by Vanguard, with respect to shares of Liberty Media’s Series A Liberty Braves common stock, Vanguard will have sole dispositive power with respect to 845,480 shares of BATRA, shared voting power with respect to 21,750 shares of BATRA and shared dispositive power with respect to 35,565 shares of BATRA.
(8)	We expect that, based on Form 13F, filed May 15, 2023, by Vanguard, with respect to itself and certain related institutional investment managers, including Trust Co, Australia and Global, such entities will have sole voting power, shared voting power, sole investment discretion, and shared investment discretion for shares of BATRK as follows:

		Sole	Shared	Sole	Shared
		Voting	Voting	Dispositive	Dispositive
	Title of Series	Power	Power	Power	Power
Vanguard	BATRK	—	—	1,850,842	—
Vanguard and Trust Co	BATRK	—	57,530	—	57,530
Vanguard and Global	BATRK	—	—	—	34,838
Vanguard and Australia	BATRK	—	2,908	—	2,908
(9)	We expect that, based on Form 13F, filed May 12, 2023, by GAMCO, with respect to shares of Liberty Media’s Series C Liberty Braves common stock, GAMCO will have sole investment discretion over 1,380,869 BATRK shares and sole voting power over 1,264,719 BATRK shares.
(10)	Based on Amendment No. 27 to Schedule 13D, filed on July 25, 2023, jointly by Gabelli Funds, GAM, MJG, GCIA, GGCP, GAMCO, AC, Foundation and Mr. Gabelli, such entities have sole voting power, shared voting power, sole dispositive power and shared dispositive power over BATRA shares as follows:

		Sole	Shared	Sole	Shared
		Voting	Voting	Dispositive	Dispositive
	Title of Series	Power	Power	Power	Power
Gabelli Funds	BATRA	835,607	—	835,607	—
GAM	BATRA	2,370,656	—	2,442,963	—
MJG	BATRA	37,500	—	37,500	—
GCIA	BATRA	16,500	—	16,500	—
Mario J. Gabelli	BATRA	22,000	—	22,000	—
AC	BATRA	1,010	—	1,010	—
GGCP	BATRA	42,000	—	42,000	—
Foundation	BATRA	52,000	—	52,000	—
GAMCO	BATRA	—	—	—	—

(11)	Includes the beneficial owner’s allocable share of the BATRK shares distributed by Liberty Media on July 19, 2023.

BATRK
John C. Malone	182,311
BlackRock	430,973
Vanguard	589,600
GAMCO	4,367
Total	1,207,251

Security Ownership of Management

The following table sets forth information concerning the beneficial ownership by each person who is serving as an executive officer or director of the Company and all of such persons as a group of shares of BATRA, BATRB and BATRK. The percentage voting power is presented on an aggregate basis for all BATRA and BATRB shares. BATRK shares are, however, non-voting (except as otherwise required by Nevada law) and, therefore, in the case of percentage of voting power, are not included.

The security ownership information for our common stock is based upon outstanding stock as of July 19, 2023, and, in the case of percentage ownership information, is based upon 10,318,202 shares of BATRA, 977,795 shares of BATRB and 50,423,293 shares of BATRK.

Shares of restricted stock issued pursuant to the transitional plan are included in the outstanding share numbers provided in the table below. Shares of our common stock issuable upon exercise or conversion of options, warrants or convertible securities that will be issued pursuant to the transitional plan and that were exercisable or convertible on or within 60 days after July 19, 2023 are included in the table below as beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by our directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the voting percentage and percentage ownership of any other individual person.

For purposes of the following presentation, beneficial ownership of shares of BATRB, though convertible on a one-for-one basis into shares of BATRA, is reported as beneficial ownership of BATRB only, and not as beneficial ownership of BATRA. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

		Amount and
		Nature of
		Beneficial		Percent	Voting
	Title of	Ownership (in		of Series	Power
Name	Series	thousands)		(%)	(%)
Gregory B. Maffei	BATRA	181	(1)(2)	1.8	1.1
President, Chief Executive Officer and Director	BATRB	4		*
	BATRK	1,552	(1)(2)(3)(4)(5)	3.1
Brian M. Deevy	BATRA	1		*	*
Director	BATRB	—		—
	BATRK	5	(3)(4)(5)	*
Wonya Lucas	BATRA	—		—	—
Director	BATRB	—		—
	BATRK	—		—
Terence F. McGuirk	BATRA	—		—	—
Director	BATRB	—		—
	BATRK	623	(3)	1.2
Diana M. Murphy	BATRA	—		—	—
Director	BATRB	—		—
	BATRK	—		—
Albert E. Rosenthaler	BATRA	7		*	*
Chief Corporate Development Officer	BATRB	—		—
	BATRK	60	(3)(4)	*
Brian J. Wendling	BATRA	—		—	—
Chief Accounting Officer and Principal Financial Officer	BATRB	—		—
	BATRK	23	(3)(4)	*
Renee L. Wilm	BATRA	—		—	—
Chief Legal Officer and Chief Administrative Officer	BATRB	—		—
	BATRK	27	(3)(4)	*
All directors and executive officers as a group (8 persons)	BATRA	189	(1)(2)	1.8	1.1
	BATRB	4		*
	BATRK	2,290	(1)(2)(3)(4)(5)	4.5
*	Less than one percent.
(1)	Includes (i) 30,576 BATRA shares and 29,043 BATRK shares held by The Maffei Foundation, as to which shares Mr. Maffei has disclaimed beneficial ownership, and (ii) (x) 34 BATRA shares and 56 BATRK shares held by The Sheila Q Maffei 2010 Trust and (y) 72 BATRA shares and 263 BATRK shares held by The Ralph Maffei 2010 Trust. Mr. Maffei is the successor trustee of The Sheila Q Maffei 2010 Trust and The Ralph Maffei 2010 Trust, which trusts are for the benefit of the estates of Ms. Sheila Maffei and Mr. Ralph Maffei, respectively. Mr. Maffei disclaims any pecuniary interest in the shares held by The Sheila Q Maffei 2010 Trust and The Ralph Maffei 2010 Trust.
(2)	Includes 119,007 BATRA shares and 492,012 BATRK shares that are pledged to a financial institution.

(3)	Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after July 19, 2023.

BATRK
Gregory B. Maffei	433,224
Terence F. McGuirk	190,263
Brian M. Deevy	2,538
Albert E. Rosenthaler	17,359
Brian J. Wendling	6,825
Renee L. Wilm	20,675
Total	670,884

(4)Includes the executive’s and director’s allocable share of the BATRK shares distributed by Liberty Media on July 19, 2023.

BATRK
Gregory B. Maffei	38,607
Brian M. Deevy	206
Brian J. Wendling	203
Albert E. Rosenthaler	2,196
Renee L. Wilm	328
Total	41,540

(5)Includes 24 BATRA shares and 87 BATRK shares held by the WJD Foundation, over which Mr. Deevy has sole voting power.

SELLING STOCKHOLDER

The selling stockholder identified below may offer and sell, from time to time, up to 1,811,066 shares of Series C common stock if and to the extent as it may determine as described in the “Plan of Distribution” section. We are registering such shares under the terms of a registration rights agreement between us and the selling stockholder. When we refer to the “selling stockholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling stockholder’s interest in the Series C common stock other than through a public sale, including, if applicable, the debt exchange parties.

We understand that Liberty Media may dispose of any or all of the Series C common stock through the Liberty Media Exchange, pursuant to which Liberty Media would deliver such shares of Series C common stock to the debt exchange parties for satisfaction of certain debt obligations of Liberty Media attributed to the Liberty SiriusXM Group at the time of the exchange that are held by third party lenders that are affiliates of such debt exchange parties. Under federal securities laws, the debt exchange parties would be deemed to be the selling stockholders and underwriters with respect to any shares of Series C common stock that they acquire in connection with the Liberty Media Exchange and sell in an offering in connection therewith. In the event that the debt exchange parties offer shares of Series C common stock for sale in connection with the Liberty Media Exchange, Liberty Media will also be deemed a selling stockholder in such an offering solely for federal securities laws purposes.

Except as otherwise indicated, the following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of July 19, 2023 (and after giving effect to the Formula One Distribution), by Liberty Media. The percentages of beneficial ownership provided in the table below are based 10,318,202 shares of BATRA, 977,795 shares of BATRB and 50,423,293 shares of BATRK outstanding as of July 19, 2023. Shares beneficially owned after this offering assumes the disposition of all shares of Series C common stock being offered by this prospectus.

A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

	Shares Beneficially Owned			Shares Beneficially Owned
	Prior to this Offering			After this Offering
			Percentage		Percentage
	Number of		of Total		of Total
	Shares		Common	Number of	Common
Name of Beneficial Owner	Held		Stock	Shares Held	Stock
Liberty Media(1)	1,811,066	(2)	2.9%	—	—%
(1)	Liberty Media is a publicly traded company. For information regarding our relationship with Liberty Media, refer to “Certain Relationships and Related Party Transactions.”
(2)	Represents 0 shares of BATRA, 0 shares of BATRB and 1,811,066 shares of BATRK.

DESCRIPTION OF CAPITAL STOCK RIGHTS

The following is a summary of information concerning our capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws, which we refer to herein as our charter and our bylaws. The summary is qualified in its entirety by reference to these documents, which you must read for complete information on our capital stock. Our charter and bylaws are included as exhibits to the registration statement of which this prospectus is a part. The summaries and descriptions below do not purport to be complete statements of the Nevada Revised Statutes.

Authorized Capital Stock

We are authorized to issue up to 407.5 million shares of our common stock, of which 200 million are designated as Series A common stock (BATRA), 7.5 million are designated as Series B common stock (BATRB), and 200 million are designated as Series C common stock (BATRK). In addition, we are authorized to issue up to 50 million shares of preferred stock. We had 10,318,202 shares of BATRA, 977,795 shares of BATRB and 50,423,293 shares of BATRK outstanding as of July 19, 2023.

Common Stock

Dividends and Securities Distributions

Subject to any preferential rights of any outstanding series of our preferred stock created by our board from time to time, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board from funds available therefor. Except as otherwise described under “— Distributions,” whenever a dividend is paid to the holders of one of our series of common stock, we will also pay to the holders of the other series of our common stock an equal per share dividend.

We are permitted to make (i) share distributions of (A) BATRK (or securities convertible therefor) to holders of all series of our common stock, on an equal per share basis; and (B) BATRA (or securities convertible therefor) to holders of BATRA and, on an equal per share basis, shares of BATRB (or securities convertible therefor) to holders of BATRB and, on an equal per share basis, shares of BATRK (or securities convertible therefor) to holders of BATRK.

In addition, we are permitted to make a share distribution consisting of any class or series of securities of the Company or any other person, other than BATRA, BATRB or BATRK (or securities convertible therefor) on the basis of a distribution of (1) identical securities, on an equal per share basis, to holders of BATRA, BATRB and BATRK; or (2) separate classes or series of securities, on an equal per share basis, to holders of each such share of our common stock; or (3) a separate class or series of securities to the holders of one or more series of our common stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of our common stock, provided that, in the case of (2) or (3) above, the securities so distributed do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, with the holders of shares of BATRB receiving securities of the class or series having the highest relative voting rights and the holders of shares of each other series of our common stock receiving securities of the class or series having lesser relative voting rights, and provided further that, if different classes or series of securities are being distributed to holders of BATRA and BATRK, then such securities shall be distributed either as determined by our board of directors or such that the relative voting rights of the securities of the class or series of securities to be received by the holders of BATRA and BATRK correspond, to the extent practicable, to the relative voting rights of each such series of our common stock.

Conversion at Option of Holder

Each share of BATRB is convertible, at the option of the holder, into one share of BATRA. Shares of BATRA and BATRK are not convertible at the option of the holder.

Appraisal Rights/Dissenter’s Rights

A stockholder of a Nevada corporation may be entitled to dissent from certain transactions involving the Nevada corporation, including a merger for which the approval of stockholders is required, and obtain payment of the fair value of his or her shares.

However, there is no right of dissent in favor of stockholders of: (i) any class or series which is a covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended; (ii) any class or series which is traded in an organized market, has at least 2,000 stockholders and has a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or (iii) certain securities issued by an open end management investment company registered with the SEC.

Notwithstanding the foregoing, dissenter’s rights are available if stockholders are required by the terms of the corporate action to accept for their shares anything other than (i) cash, (ii) securities or other proprietary interests shares of any other entity that will satisfy the marketability standards set forth in the prior paragraph, or (iii) any combination of clauses (i) and (ii).

A stockholder who wishes to assert dissenter’s rights must comply with all of the requirements for asserting and preserving their dissenter’s rights under NRS Section 92A.300 – 92A.500, including delivering a statement of intent with respect to the corporate action prior to the taking of the vote (or the date set in an advance notice statement given by the company in the case of an action to be taken by written consent of the stockholders), and delivering a written demand for payment by the date set in a dissenter’s notice given by the corporation.

Voting Rights

Holders of BATRA are entitled to one vote for each share of such stock held and holders of BATRB are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of BATRK are not entitled to any voting powers, except as otherwise required by Nevada law. When so required, holders of BATRK will be entitled to 1/100th of a vote for each share of such stock held. Our charter does not provide for cumulative voting in the election of directors.

Holders of BATRA and BATRB will generally vote together as a single class on matters presented for a stockholder vote, except as required by Nevada law or stock exchange rule.

Our charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of our directors then in office. When these requirements apply, the enhanced threshold vote required is 66⅔% of the aggregate voting power of our outstanding voting securities, voting together as a single class.

Indemnification of Directors and Officers

Our charter provides that, subject to certain exceptions, to the fullest extent permitted by applicable law, the Company shall indemnify any person who was or is a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person, or a person for whom such person is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding.

Liquidation

Upon our liquidation, dissolution or winding up, after payment or provision for payment of our debts and liabilities and subject to the prior payment in full of any preferential amounts to which our preferred stockholders (if any) may be entitled, holders of shares of BATRA, BATRB and BATRK will share equally, on a share for share basis, in our assets remaining for distribution to holders of common stock.

Preferred Stock

Our charter authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

●	the designation of the series;

●	the number of authorized shares of the series, which number our board of directors may subsequently increase or decrease but not below the number of shares of such series of preferred stock then outstanding;
●	the dividend rate or amounts, if any, and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative, and the relative preferences or rights of priority or participation with respect to such dividends;
●	the rights of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;
●	the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of the board of directors;
●	the voting rights, if any, of the holders of the series;
●	the terms and conditions, if any, for us to purchase or redeem the shares of the series; and
●	any other relative rights, preferences and limitations of the series.

We believe that the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded.

Although our board of directors has no intention at the present time of doing so, they may issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon their judgment as to the best interests of our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Board of Directors

Our charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of directors constituting our board will not be less than three and the exact number will be fixed from time to time by a resolution of the board. The members of the board, other than those who may be elected by holders of any preferred stock, are divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. The term of office of the initial Class I directors expires at the annual meeting of stockholders in 2024. The term of office of the initial Class II directors expires at the annual meeting of stockholders in 2025. The term of office of the initial Class III directors expires at the annual meeting of stockholders in 2026.

At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

In accordance with Nevada law, our charter provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only upon the affirmative vote of the holders of at least 66⅔% of the aggregate voting power of outstanding capital stock entitled to vote on such matter, voting together as a single class.

Our charter provides that, subject to the rights of the holders of any series of preferred stock, vacancies on the board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting our board will shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of preferred stock with respect to any additional director elected by the holders of that series of preferred stock.

These provisions preclude a third party from removing incumbent directors and simultaneously gaining control of our board by filling the vacancies created by removal with our own nominees. Under the classified board provisions described above, it will take at least two elections of directors for any individual or group to gain control of the board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Limitation on Liability and Indemnification

To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes (NRS), our directors and officers are not liable to the Company or any of our stockholders or creditors for monetary damages for breaches of fiduciary duties as a director or officer. Under Nevada law, unless otherwise provided in the articles of incorporation or pursuant to certain statutory exceptions, a director or officer is not liable for damages as a result of an act or failure to act in his or her capacity as a director or officer unless a statutory presumption that such person acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted. In addition, it must be proven both that the act or failure to act constituted a breach of a fiduciary duty as a director or officer and that such breach involved intentional misconduct, fraud or a knowing violation of law. In addition, we will indemnify, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of the Company or, at our request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. We will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay the amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

No Stockholder Action by Written Consent; Special Meetings

Our charter provides that (except as otherwise provided in the terms of any series of preferred stock), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of our preferred stock, special meetings of our stockholders for any purpose or purposes may be called only by our Secretary (i) upon the written request of the holders of not less than 66⅔% of the total voting power of the outstanding BATRA, BATRB and, if applicable, our preferred stock entitled to vote thereon or (ii) at the request of at least 75% of the members of our board of directors then in office. Our bylaws provide that no business other than that stated in the notice of special meeting will be transacted at any special meeting.

Amendments

Our charter goes beyond the general Nevada law requirement of approval by stockholders holding shares in the corporation representing at least a majority of the voting power and provides that, subject to the rights of the holders of any series of our preferred stock, the affirmative vote of the holders of at least 662∕3% of the aggregate voting power of our outstanding capital stock generally entitled to vote upon all matters submitted to stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of the charter or to add or insert any provision in the charter, provided, that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Nevada law does not require the consent of our stockholders or (2) which has been approved by at least 75% of the members of its board then in office, in which case the general Nevada majority approval requirement will apply. Our charter provides that the affirmative vote of the holders of at least 66⅔% of the aggregate voting power of our outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of our bylaws, provided that the foregoing enhanced voting requirement will not apply to (and no stockholder approval shall be required for) any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of our board then in office.

Supermajority Voting Provisions

In addition to the voting provisions discussed under “Voting Rights” above and the supermajority voting provisions discussed under “— Amendments” above, our charter provides that, subject to the rights of the holders of any series of our preferred stock, an enhanced requirement of the affirmative vote of the holders of at least 66⅔% of the aggregate voting power of our outstanding capital stock generally entitled to vote upon all matters submitted to our stockholders, voting together as a single class, is required for:

●	the merger or consolidation of the Company with or into any other corporation, provided, that the foregoing enhanced voting requirement will not apply to any such merger or consolidation (1) as to which the laws of the State of Nevada, as then in effect, do not require the vote of our stockholders, or (2) that at least 75% of the members of our board of directors then in office have approved;
●	the sale, lease or exchange of all of our assets, provided, that the foregoing enhanced voting requirement will not apply to any such sale, lease or exchange that at least 75% of the members of our board of directors then in office have approved; or
●	the dissolution of the Company, provided, that the foregoing enhanced voting requirement will not apply to such dissolution if at least 75% of the members of our board of directors then in office have approved such dissolution.

Where the enhanced voting requirement does not apply, stockholder approval will be as required by Nevada Statute (generally, approval by a majority of the voting power of the stockholders, subject to rights of classes or series of stock).

Restrictions on Ownership; Transfer of Excess Shares to a Trust

In order to comply with applicable rules of Major League Baseball (MLB), our charter contains restrictions on the transfer and ownership of shares of our common stock. These excess share provisions provide that, subject to certain exceptions and exemptions, no person may acquire shares of our common stock if (i) such person (an MLB Employee) is an employee of MLB or any of its related entities, (ii) such person is an owner, a stockholder, officer, director or an employee of any MLB Club (other than the Braves) and, after giving effect to such acquisition of shares, such person (an MLB Holder) would own a number of shares of our common stock equal to or in excess of five percent (5%) of the total number of outstanding shares of our common stock, (iii) after giving effect to such acquisition of shares, such person (a 10% Holder) would own a number of shares of our common stock equal to or in excess of ten percent (10%) of the total number of outstanding shares of our common stock, or (iv) after giving effect to such acquisition of shares, such person (a Controlling Stockholder) would (A) own a number of shares of our common stock equal to or in excess of fifty percent (50%) of the total number of outstanding shares of our common stock or (B) have the ability to exercise control over the business affairs of the Company (with the 5% threshold in clause (ii) of this paragraph, the 10% threshold in clause (iii) of this paragraph, the 50% threshold in clause (iv)(A) of this paragraph and the control threshold in clause (iv)(B) of this paragraph, each being referred to as a share threshold) unless, in the case of foregoing clause (iii) and clause (iv) only, (1) such person has received the prior written approval of MLB (such approval, MLB Approval) (which, in the case of clause (iii), includes GAMCO Investors, Inc.) or (2) such person is considered an “Exempt Holder” which includes Gregory B. Maffei, the Company’s Chairman and Chief Executive Officer, John C. Malone, or any person approved by MLB as the “control person” of the Braves and certain related persons of each of the foregoing, as well as Liberty Media until such time as Liberty Media no longer owns 10% or more of the number of outstanding shares of our common stock without retaining any power, including, without limitation, voting power, with respect to such shares. Any person who (1) inadvertently and without our Actual Knowledge (as defined in our charter) acquires a number of shares of our common stock equal to or in excess of ten percent (10%) of the total number of outstanding shares of our common stock and (2) such person divests (within a reasonable amount of time after such person obtains knowledge of such threshold breach, not to exceed sixty (60) days) a sufficient number of shares of our common stock (without retaining any power, including, without limitation, voting power, with respect to such shares) so as to cause itself to not exceed such 10% share threshold, will not be deemed to be a 10% Holder. Further, no person will be deemed an MLB Employee, MLB Holder, 10% Holder or Controlling Stockholder, unless and until we have Actual Knowledge that such person is an MLB Employee, MLB Holder, 10% Holder or Controlling Stockholder, as the case may be.

Subject to certain exceptions, in the event of a purported transfer of shares of our common stock (i) to an MLB Employee or (ii) that would cause such person to become an MLB Holder, a 10% Holder or a Controlling Stockholder after giving effect to such transfer, the purported transferee will not acquire any right or interest in such shares so transferred as would cause such person to become a prohibited holder (as defined in our charter), which (x) in the case of an MLB Employee, will be any such shares of our common stock, or (y) in the case of an MLB Holder, a 10% Holder or a Controlling Stockholder, will be such shares as would result in such person owning a number of shares equal to or in excess of the applicable share threshold (in each case, such shares being referred to collectively as the excess shares), and instead, all excess shares will automatically be transferred to a trust created upon the filing of our charter. Such excess shares will be held in the trust for the exclusive benefit of the applicable excess share transferor.

Following the automatic transfer of the excess shares to the trust (and except as noted below), the trustee will (i) in the case of an excess share transferor who otherwise would have become a Controlling Stockholder based on the ability to exercise control over the business affairs of the Company, convert excess shares that are shares of BATRB into shares of BATRA in order to avoid the share threshold with respect to control or (ii) otherwise sell the excess shares for cash, in the open market, in privately negotiated transactions or otherwise. The excess share transferor will be entitled to receive the proceeds from such sale, net of any commissions or other expenses, tax withholding or reasonable fees and expenses of the trustee relating to the sale. In the event any excess share transferor described as a potential 10% Holder in clause (y) above exceeds the share threshold by less than 1% of the then outstanding shares of our common stock notifies us that they intend to seek MLB Approval, the trustee will refrain from selling the related excess shares for a 60-day period following the date of notice regarding automatic transfer of excess shares to the trust.

In addition, our charter provides that:

●	the trustee will have all voting rights with respect to the excess shares;
●	any shares of our common stock issued as a dividend on the excess shares will be treated as excess shares;
●	subject to compliance with certain payment conditions set forth in our charter, the excess share transferor will be entitled to receive from the trustee any other dividends or distributions paid on the excess shares (including, for example, distributions on shares of our common stock); and
●	subject to compliance with certain payment conditions set forth in our charter, the excess share transferor will be entitled to receive from the trustee, in the event the excess shares are converted or exchanged for cash, securities or other property, such cash, securities or other property received by the trustee with respect to the converted or exchanged excess shares.

Any excess share transferor’s right to receive (x) following the conversion of excess shares that are BATRB into shares of BATRA such that after giving effect to such conversion such excess share transferor would not be a Controlling Stockholder based on the ability to exercise control over the business affairs of the Company, the applicable shares of BATRA into which such excess shares were so converted, and (y) the net proceeds of any sale of excess shares, as well as any dividends, distributions or cash, securities or other property in respect of the excess shares, in each case will be subject to the excess share transferor providing the trustee with appropriate documentation related to the automatic transfer of the excess shares.

The excess share provisions may be waived, or otherwise not enforced, in whole or in part, by our board of directors upon written approval of MLB (but no such waiver will affect the right of any excess share transferor to receive any funds, securities or other property to which it is then entitled). The excess share provisions included in our charter will cease to be effective upon the earlier of (1) there ceasing to be outstanding any shares of our common stock or (2) the fair market value, as determined by our board of directors, of Braves Baseball Holdco, LLC (or any successor of such entity holding the business and assets of Atlanta National League Baseball Club, LLC) and its direct and indirect subsidiaries, taken as a whole, ceasing to constitute 33⅓% or more of the fair market value, as determined by our board of directors, of the businesses and assets of the Company. Upon the termination of these provisions, all excess shares held by the trustee will be transferred to the respective excess share transferors.

The excess share provisions may not be amended, modified or repealed unless all necessary approvals from MLB have been obtained in advance thereof.

Corporate Opportunity

Our charter acknowledges that we may have overlapping directors and officers with other entities that compete with our businesses and that we may engage in material business transactions with such other entities. We have renounced our rights to certain business opportunities and our charter provides that no director or officer of the Company will breach their fiduciary duty and therefore be liable to the Company or our stockholders by reason of the fact that any such individual directs a corporate opportunity to another person or entity (including Liberty Media) instead of the Company, or does not refer or communicate information regarding such corporate opportunity to us, unless (x) such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of the Company or as a director or officer of any of the Company’s subsidiaries and (y) such opportunity relates to a line of business in which the Company or any of our subsidiaries is then directly engaged.

Inspection of Books and Records

Nevada law grants any person who has been a stockholder of record of a corporation for at least six months immediately preceding the demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5% of all of its outstanding shares, upon at least five days’ written demand, the right to inspect in person or by agent or attorney, during usual business hours (i) the articles of incorporation and all amendments thereto, (ii) the bylaws and all amendments thereto and (iii) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively. A Nevada corporation may require a stockholder to furnish the corporation with an affidavit that such inspection is for a proper purpose related to his or her interest as a stockholder of the corporation.

In addition, Nevada law grants certain stockholders the right to inspect the books of account and records of a corporation for any proper purpose. The right to inspect the books of account and all financial records of a corporation, to make copies of records and to conduct an audit of such records is granted only to a stockholder who owns at least 15% of the issued and outstanding shares of a Nevada corporation, or who has been authorized in writing by the holders of at least 15% of such shares. However, these requirements do not apply to any corporation that furnishes to its stockholders a detailed, annual financial statement or any corporation that has filed during the preceding 12 months all reports required to be filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

Exclusive Forum

Our charter provides that, unless we consent in writing to an alternative forum, and to the fullest extent permitted by law, including the applicable jurisdictional requirements and laws of the United States, the Nevada Eighth Judicial District Court (or if the Nevada Eighth Judicial District Court does not have jurisdiction, any other state district court located in the State of Nevada, and if no state district court in the State of Nevada has jurisdiction, any federal court located in the State of Nevada), shall, to the fullest extent permitted by law, be the exclusive forum for certain specified types of “internal actions” as defined under the NRS, including (a) those brought in the name or right of the Company or on its behalf; (b) those for or based upon a breach of fiduciary duty against any director, officer, employee or agent of the Company in such capacity; or (c) those arising pursuant to, or to interpret, apply, enforce or determine the validity of, any provision of the Nevada corporation laws, the articles of incorporation, the bylaws or certain voting agreements or trusts. In addition, our charter provides that, unless we consent in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our charter provides that, for the avoidance of doubt, this exclusive forum provision shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or rules and regulations thereunder; there is uncertainty as to whether a court would enforce a provision which restricts the courts in which claims arising under the Securities Act may be brought.

State Anti-Takeover Statutes and Stockholder Protections

Pursuant to our charter, we have opted out of the “business combination” provisions Sections 78.411 through 78.444, inclusive, of the NRS regulating corporate takeovers. These statutes prevent certain Nevada corporations, under certain circumstances, from engaging in various “combination” transactions with any “interested stockholder” for a period of up to four years after the date of the transaction in which the person became an interested stockholder, unless the combination or transaction by which the person first became an interested stockholder was approved in advance by the board of directors. An “interested stockholder” for purposes of these provisions is defined as a beneficial owner of 10% or more of the voting power of the corporation, including an affiliate or associate of the corporation that, within two years prior to the combination, beneficially owned such percentage of the voting power. Where the person becoming an interested stockholder was not approved in advance by the board of directors, the Nevada business combination statute imposes a basic moratorium of two years on business combinations unless they are approved by the board of directors and stockholders owning at least 60% of the outstanding voting power not beneficially owned by the interested stockholder and its affiliates and associates. After the two-year period, but before four years, combinations remain prohibited but may also be permitted if the interested stockholder satisfies certain requirements with respect to the aggregate consideration to be received by holders of outstanding shares in the combination.

Pursuant to our charter, we have also opted out of the “acquisition of controlling interest” provisions of Sections 78.378 through 78.3793, inclusive, of the NRS, also known as the “control share” statute, which apply to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. Under those provisions, any person who acquires a controlling interest in a corporation may not exercise voting rights of any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. The statute applies to acquisition of a “controlling interest” in ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and voting rights must be conferred by a majority of the disinterested stockholders as each threshold is reached and/or exceeded. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and the corporation must comply with the demand.

The Nevada control share statute does not apply to any acquisition of a controlling interest in an issuing corporation if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Therefore, the board of directors of a Nevada corporation usually may unilaterally avoid the imposition of burdens imposed by the control share statute by amending the bylaws of the corporation in connection with a transaction. A Nevada corporation may impose stricter requirements if it so desires.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of shares of our Series C common stock by non-U.S. holders (as defined below) that acquire such stock in this offering and that hold our Series C common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the Code) (generally, property held for investment). This summary does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, banks and other financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, retirement plans, mutual funds, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal tax purposes, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, holders who have a “functional currency” other than the U.S. dollar, holders who hold our Series C common stock as part of a hedge, straddle, constructive sale or conversion transaction, holders that receive or hold our Series C common stock pursuant to or in connection with options or other compensatory arrangements, and holders who own or have owned (directly, indirectly or constructively) 5% or more of any class of our stock (by vote or value)). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax or U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations (including any U.S. federal estate or gift tax considerations) of owning and disposing of shares of our Series C common stock.

This summary is based on current provisions of the Code, U.S. Treasury regulations promulgated thereunder, and administrative rulings and interpretations and court decisions in effect as of the date hereof, all of which are subject to change or differing interpretation at any time, possibly with retroactive effect. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our Series C common stock.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our Series C common stock that is not, for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation, or other entity treated as a corporation for U.S. federal tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our Series C common stock, the tax treatment of a person treated as a partner will generally depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal tax purposes are treated as a partner in a partnership holding shares of our Series C common stock should consult their tax advisors.

We recommend that prospective holders of our Series C common stock consult with their tax advisors regarding the tax considerations to them (including the application and effect of any state, local, non-U.S. income and other tax laws) of the ownership and disposition of our Series C common stock.

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder with respect to its shares of our Series C common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder within the United States). Dividends effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by such non-U.S. holder in the United States) will generally not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements (generally, by providing an IRS Form W-8ECI (or any appropriate successor or replacement form)). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner in which citizens and residents of the United States are subject to U.S. federal income tax. Corporate non-U.S. holders may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on their “effectively connected earnings and profits,” subject to certain adjustments.

An eligible non-U.S. holder may obtain a reduced rate of withholding under an applicable income tax treaty by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or any appropriate successor or replacement forms), as applicable, certifying that it is not a U.S. person as defined under the Code and that it is entitled to benefits under the treaty or, if such non-U.S. holder’s Series C common stock is held through certain foreign intermediaries or foreign partnerships, by satisfying the relevant certification requirements of applicable U.S. Treasury regulations.

A non-U.S. holder eligible for a reduced rate of or exemption from U.S. federal withholding tax may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of the treaty.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other disposition of our Series C common stock unless:

●	such gain is “effectively connected” with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment or fixed base in the United States), in which case such gain will generally be subject to U.S. federal income tax in the same manner as effectively connected dividend income as described above;
●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate), which gain may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
●	we are or become a United States real property holding corporation (as defined in Section 897(c) of the Code, a USRPHC), at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period, and either (i) our Series C common stock is not regularly traded on an established securities market at any point during the calendar year in which the sale or disposition occurs, or (ii) the non-U.S. holder has owned or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period, more than 5% of our Series C common stock.

FATCA Withholding Taxes

Withholding at a rate of 30% will generally be required in certain circumstances on dividends on our Series C common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, or accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Series C common stock is held will affect the determination of whether such withholding is required. Similarly, dividends on our Series C common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners,” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which information will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of this legislation on their investment in our Series C common stock.

PLAN OF DISTRIBUTION

The selling stockholder and its successors, including its transferees, may offer and sell, from time to time, up to an aggregate of 1,811,066 shares of Series C common stock.

The selling stockholder may sell all or a portion of the shares of Series C common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the shares.

The shares of Series C common stock may be sold in one or more transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. Additionally, the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The selling stockholder may use any one or more of the following methods when selling shares:

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or services or in the over-the-counter market;
●	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	a debt-for-equity exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;
●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

If the selling stockholder uses an underwriter or underwriters for any offering, we will name them, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus supplement, the selling stockholder will agree in an underwriting agreement to sell to the underwriters, and the underwriters will agree to purchase from the selling stockholder, the number of shares of Series C common stock set forth in such prospectus supplement. Any such underwriters may offer the shares of Series C common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may effect such transactions by selling the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the purchasers of the shares for whom they may act as agents or to whom they may sell as principal. The underwriters may be granted an option, exercisable for 30 days after the date of the applicable prospectus supplement, to purchase additional shares from the selling stockholder. Except as otherwise set forth in a prospectus supplement, any underwritten offering pursuant to this prospectus will be underwritten by J.P. Morgan Securities LLC.

In connection with an underwritten offering, we, our directors and officers, and/or other holders of our common stock may agree with the underwriters, subject to certain exceptions, not to dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock for a period of time after such offering. In the underwriting agreement, we and the selling stockholder will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. In connection with an underwritten offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Series C common stock in the open market for the purpose of preventing or retarding a decline in the market price of the Series C common stock while the offering is in progress. These stabilizing transactions may include making short sales, which involves the sale by the underwriters of a greater number of shares of Series C common stock than they are required to purchase in the offering, and purchasing shares of Series C common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters may consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series C common stock in the open market that could adversely affect investors who purchase in the offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position. The underwriters may, pursuant to Regulation M of the Securities Act, also engage in other activities that stabilize, maintain or otherwise affect the price of the Series C common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of the offering to repay the underwriting discount received by them. These activities may have the effect of raising or maintaining the market price of the Series C common stock or preventing or retarding a decline in the market price of the Series C common stock. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

If Liberty Media disposes of the shares of Series C common stock through a debt-for-equity exchange, it is expected that it and the third party lenders that are affiliates of the debt exchange parties will enter into an exchange agreement. Under the exchange agreement, subject to certain conditions, Liberty Media will deliver the shares of Series C common stock to the debt exchange parties for satisfaction of certain debt obligations of Liberty Media attributed to the Liberty SiriusXM Group at the time of the exchange that are held by third party lenders that are affiliates of such debt exchange parties. The pricing with respect to any such debt-for-equity exchange will be (i) negotiated at arm’s length, (ii) involve a fixed dollar amount and (iii) not contain any variable component. The amount of indebtedness of Liberty Media held by the third party lenders that are affiliates of the debt exchange parties is expected to be sufficient to acquire all of the shares of our Series C common stock to be sold. Under federal securities laws, the debt exchange parties will be deemed to be underwriters with respect to any shares of Series C common stock that they acquire in connection with a debt-for-equity exchange and sell in an offering in connection therewith. In the event that the debt exchange parties offer shares of Series C common stock for sale in connection with a debt-for-equity exchange, Liberty Media will be deemed to be a selling stockholder in such offering solely for federal securities laws purposes. References to the “selling stockholder” elsewhere in this “Plan of Distribution” shall also be deemed to apply to the debt exchange parties in the event of a debt-for-equity exchange, as described herein.

The selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Series C common stock in the course of hedging the positions they assume. The selling stockholder may also sell short the shares and deliver Series C common stock to close out short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus and the applicable prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus and the applicable prospectus supplement. The selling stockholder also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and the applicable prospectus supplement.

The aggregate proceeds to the selling stockholder from the sale of the shares of Series C common stock will be the purchase price of the shares less discounts and commissions, if any.

In offering the shares of Series C common stock covered by this prospectus and the applicable prospectus supplement, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Any selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares of Series C common stock pursuant to this prospectus and the applicable prospectus supplement and to the activities of the selling stockholder. In addition, we will make copies of this prospectus and the applicable prospectus supplement available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of Series C common stock to engage in market-making activities with respect to such common stock. All of the foregoing may affect the marketability of such common stock and the ability of any person or entity to engage in market-making activities with respect to such common stock.

If required, we will file a post-effective amendment to the registration statement of which this prospectus is a part to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. At the time a particular offering of the shares is made, if required, a prospectus supplement will be distributed, which will set forth the name of the selling stockholder, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required: the name or names of any underwriters, broker-dealers or agents; any discounts, commissions and other terms constituting compensation from the selling stockholder; and any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and certain fees) in connection with the registration and sale of the shares of Series C common stock covered by this prospectus and the applicable prospectus supplement. The estimated offering expenses payable by us, in addition to any underwriting discounts and certain fees that will be paid by the selling stockholder, will be described in the applicable prospectus supplement.

We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act. Agents and underwriters may be entitled to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters and their respective affiliates may engage in transactions with, or perform services for us in the ordinary course of business for which they may receive customary fees and reimbursement of expenses. In addition, from time to time, agents and underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans.

Selling Restrictions

Other than in the United States, no action has been taken by us or any person that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a Relevant State), no shares have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

No shares have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which is approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the shares may be offered to the public in the United Kingdom at any time:

(a)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriter for any such offer; or
(c)in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the FSMA).

provided that no such offer of the shares shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), no underwriter is required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the SFA)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except (a) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (b) where no consideration is or will be given for the transfer, (c) where the transfer is by operation of law, (d) as specified in Section 276(7) of the SFA, or (d) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

O’Melveny & Myers LLP and Greenberg Traurig LLP have passed upon the validity of the securities offered by this prospectus and certain other legal matters related to this prospectus. Legal matters in connection with any underwritten offering will be passed upon for the underwriters by counsel to be named in the applicable prospectus supplement.

EXPERTS

The combined financial statements of Atlanta Braves Holdings, Inc. as of December 31, 2022 and 2021, and for the years then ended, have been included herein and in the registration statement, in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are filing a registration statement on Form S-1 with the SEC under the Securities Act of 1933 with respect to the shares of our Series C common stock to be offered by this prospectus. This prospectus is a part of, and does not contain all of the information set forth in, our registration statement and the exhibits and schedules thereto. For further information with respect to the Company, please refer to our registration statement, including our exhibits and schedules. Statements made in this prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to our registration statement for copies of the actual contract or document.

We are subject to the information and reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and other information with the SEC. You may inspect any document that we file with the SEC, including our registration statement, including their exhibits and schedules, on the Internet website maintained by the SEC at www.sec.gov. Our website is www.bravesholdings.com and we intend to make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after our reports and other information are electronically filed with or furnished to the SEC. Information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

You may request a copy of any of our filings with the SEC at no cost, by writing or telephoning the office of:

Investor Relations
Atlanta Braves Holdings, Inc.
12300 Liberty Blvd.
Englewood, Colorado 80112
Telephone: (877) 772-1518

Pursuant to the Services Agreement entered into between the Company and Liberty Media, Liberty Media will provide the Company with investor relations assistance for a period following the Split-Off. Accordingly, if you have questions relating to the Company, you should contact the office of Investor Relations of Liberty Media at the address and telephone number listed above.

ATLANTA BRAVES HOLDINGS, INC.

Condensed Combined Balance Sheets

(unaudited)

	June 30,	December 31,
	2023	2022

	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$130,537	150,664
Restricted cash	52,033	22,149
Accounts receivable and contract assets, net of allowance for credit losses	54,491	70,234
Other current assets	27,068	24,331
Total current assets	264,129	267,378
Property and equipment, at cost (note 3)	1,037,399	1,007,776
Accumulated depreciation	(298,542)	(277,979)
	738,857	729,797
Investments in affiliates, accounted for using the equity method (note 4)	98,890	94,564
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467
Other assets, net	107,759	99,455
Total assets	$1,509,102	1,490,661
Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$65,426	54,748
Deferred revenue and refundable tickets	142,010	104,996
Current portion of debt (note 5)	7,205	74,806
Other current liabilities	5,524	6,361
Total current liabilities	220,165	240,911
Long-term debt (note 5)	531,490	467,160
Redeemable intergroup interests	340,889	278,103
Finance lease liabilities	106,014	107,220
Deferred income tax liabilities	46,965	54,099
Pension liability	10,450	15,405
Other noncurrent liabilities	31,247	28,253
Total liabilities	1,287,220	1,191,151
Equity:
Parent’s investment	730,620	732,350
Retained earnings (deficit)	(515,971)	(429,082)
Accumulated other comprehensive earnings (loss), net of taxes	(4,056)	(3,758)
Total parent’s investment	210,593	299,510
Noncontrolling interests in equity of subsidiaries	11,289	—
Total equity	221,882	299,510
Commitments and contingencies (note 7)
Total liabilities and equity	$1,509,102	1,490,661

See accompanying notes to condensed combined financial statements.

ATLANTA BRAVES HOLDINGS, INC.

Condensed Combined Statements of Operations

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

	amounts in thousands, except per share amounts
Revenue:
Baseball revenue	$254,935	236,918	$272,496	246,758
Mixed-Use Development revenue	15,188	13,407	28,599	25,097
Total revenue	270,123	250,325	301,095	271,855
Operating costs and expenses:
Baseball operating costs	195,458	169,585	232,229	195,811
Mixed-Use Development costs	2,273	2,567	4,204	4,310
Selling, general and administrative, including stock-based compensation	33,443	32,995	59,993	55,019
Impairment of long-lived assets and other related costs	232	—	530	—
Depreciation and amortization	19,250	17,617	33,929	35,394
	250,656	222,764	330,885	290,534
Operating income (loss)	19,467	27,561	(29,790)	(18,679)
Other income (expense):
Interest expense	(9,448)	(6,402)	(18,360)	(12,529)
Share of earnings (losses) of affiliates, net (note 4)	11,462	15,022	10,659	12,143
Unrealized gains (losses) on intergroup interests	(49,409)	34,881	(62,786)	36,103
Realized and unrealized gains (losses) on financial instruments, net	3,840	1,659	3,079	6,460
Gains (losses) on dispositions, net (note 1)	2,503	28	2,503	20,215
Other, net	813	143	1,654	168
Earnings (loss) before income taxes	(20,772)	72,892	(93,041)	43,881
Income tax benefit (expense)	(8,141)	(9,193)	6,152	(3,217)
Net earnings (loss)	$(28,913)	63,699	$(86,889)	40,664
Unaudited Pro Forma basic net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share (note 2)	$0.33		$(0.39)

See accompanying notes to condensed combined financial statements.

ATLANTA BRAVES HOLDINGS, INC.

Condensed Combined Statements of Comprehensive Earnings (Loss)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

	amounts in thousands
Net earnings (loss)	$(28,913)	63,699	$(86,889)	40,664
Other comprehensive earnings (loss), net of tax:
Unrealized holdings gains (losses) arising during the period	(190)	(2)	(190)	(2)
Share of other comprehensive earnings (loss) of affiliates	(108)	—	(108)	—
Other comprehensive earnings (loss), net of tax	(298)	(2)	(298)	(2)
Comprehensive earnings (loss)	$(29,211)	63,697	$(87,187)	40,662

See accompanying notes to condensed combined financial statements.

ATLANTA BRAVES HOLDINGS, INC.

Condensed Combined Statements of Cash Flows

(unaudited)

	Six months ended June 30,
	2023	2022

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(86,889)	40,664
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	33,929	35,394
Stock-based compensation	6,344	6,126
Share of (earnings) losses of affiliates, net	(10,659)	(12,143)
Unrealized (gains) losses on intergroup interests, net	62,786	(36,103)
Realized and unrealized (gains) losses on financial instruments, net	(3,079)	(6,460)
(Gains) losses on dispositions, net	(2,503)	(20,215)
Deferred income tax expense (benefit)	(7,014)	(9,454)
Cash receipts from returns on equity method investments	6,225	7,550
Other charges (credits), net	949	1,687
Net change in operating assets and liabilities:
Current and other assets	(14,338)	21,184
Payables and other liabilities	50,141	69,798
Net cash provided by (used in) operating activities	35,892	98,028
Cash flows from investing activities:
Capital expended for property and equipment	(29,700)	(7,638)
Cash proceeds from dispositions	—	47,175
Investments in equity method affiliates and equity securities	—	(5,273)
Other investing activities, net	110	—
Net cash provided by (used in) investing activities	(29,590)	34,264
Cash flows from financing activities:
Borrowings of debt	15,815	39,753
Repayments of debt	(18,893)	(138,113)
Contribution from noncontrolling interest	11,289	—
Other financing activities, net	(4,756)	(6,074)
Net cash provided by (used in) financing activities	3,455	(104,434)
Net increase (decrease) in cash, cash equivalents and restricted cash	9,757	27,858
Cash, cash equivalents and restricted cash at beginning of period	172,813	244,113
Cash, cash equivalents and restricted cash at end of period	$182,570	271,971

Supplemental disclosure to the condensed combined statements of cash flows:
Property and equipment expenditures incurred but not yet paid	$15,300	9,972

The following table reconciles cash and cash equivalents and restricted cash reported in our condensed combined balance sheets to the total amount presented in our condensed combined statements of cash flows:

	June 30,	December 31,
	2023	2022
Cash and cash equivalents	$130,537	150,664
Restricted cash	52,033	22,149
Total cash, cash equivalents and restricted cash at end of period	$182,570	172,813

See accompanying notes to condensed combined financial statements.

ATLANTA BRAVES HOLDINGS, INC.

Condensed Combined Statements of Equity

(unaudited)

			Accumulated
			other	Noncontrolling
		Retained	comprehensive	interests
	Parent’s	earnings	earnings	in equity of	Total
	investment	(deficit)	(loss)	subsidiaries	equity

	amounts in thousands
Balance at January 1, 2023	$732,350	(429,082)	(3,758)	—	299,510
Net earnings (loss)	—	(86,889)	—	—	(86,889)
Other comprehensive earnings (loss)	—	—	(298)	—	(298)
Stock-based compensation	6,294	—	—	—	6,294
Tax sharing adjustment with Parent	(7,354)	—	—	—	(7,354)
Contribution from noncontrolling interest	—	—	—	11,289	11,289
Other	(670)	—	—	—	(670)
Balance at June 30, 2023	$730,620	(515,971)	(4,056)	11,289	221,882

			Accumulated
			other	Noncontrolling
		Retained	comprehensive	interests
	Parent’s	earnings	earnings	in equity of	Total
	investment	(deficit)	(loss)	subsidiaries	equity

	amounts in thousands
Balance at March 31, 2023	$727,287	(487,058)	(3,758)	6,645	243,116
Net earnings (loss)	—	(28,913)	—	—	(28,913)
Other comprehensive earnings (loss)	—	—	(298)	—	(298)
Stock-based compensation	3,153	—	—	—	3,153
Contribution from noncontrolling interest	—	—	—	4,644	4,644
Other	180	—	—	—	180
Balance at June 30, 2023	$730,620	(515,971)	(4,056)	11,289	221,882

See accompanying notes to condensed combined financial statements.

ATLANTA BRAVES HOLDINGS, INC.

Condensed Combined Statements of Equity

(unaudited)

			Accumulated
			other
		Retained	comprehensive
	Parent’s	earnings	earnings	Total
	investment	(deficit)	(loss)	equity

	amounts in thousands
Balance at January 1, 2022	$720,023	(394,891)	(18,909)	306,223
Net earnings (loss)	—	40,664	—	40,664
Other comprehensive earnings (loss)	—	—	(2)	(2)
Stock-based compensation	6,126	—	—	6,126
Other	151	(18)	—	133
Balance at June 30, 2022	$726,300	(354,245)	(18,911)	353,144

			Accumulated
			other
		Retained	comprehensive
	Parent’s	earnings	earnings	Total
	investment	(deficit)	(loss)	equity

	amounts in thousands
Balance at March 31, 2022	$723,157	(417,944)	(18,909)	286,304
Net earnings (loss)	—	63,699	—	63,699
Other comprehensive earnings (loss)	—	—	(2)	(2)
Stock-based compensation	3,063	—	—	3,063
Other	80	—	—	80
Balance at June 30, 2022	$726,300	(354,245)	(18,911)	353,144

See accompanying notes to condensed combined financial statements.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements

(unaudited)

(1)Basis of Presentation

During November 2022, the board of directors of Liberty Media Corporation (“Liberty” or “Parent”) authorized Liberty management to pursue a plan to redeem each outstanding share of its Liberty Braves common stock in exchange for one share of the corresponding series of common stock of a newly formed entity, Atlanta Braves Holdings, Inc. (the “Split-Off”). Atlanta Braves Holdings, Inc. (“Atlanta Braves Holdings”) is comprised of the businesses, assets and liabilities attributed to the Liberty Braves Group (“Braves Group”), which, as of June 30, 2023, included Liberty’s wholly-owned subsidiary Braves Holdings, LLC (“Braves Holdings”), corporate cash and intergroup interests in the Braves Group held by the Liberty Formula One Group (the “Formula One Group”) and the Liberty SiriusXM Group.

The Split-Off was completed on July 18, 2023 and was intended to be tax-free to holders of Liberty Braves common stock. The intergroup interests in the Braves Group remaining immediately prior to the Split-Off were settled and extinguished in connection with the Split-Off through the attribution, to the respective tracking stock group, of Atlanta Braves Holdings Series C common stock on a one-for-one basis equal to the number of notional shares representing the intergroup interest.

The intergroup interests represented quasi-equity interests which were not represented by outstanding shares of common stock; rather, the Formula One Group and Liberty SiriusXM Group had attributed interests in the Braves Group, which were generally stated in terms of a number of shares of Liberty Braves common stock. Historically, Liberty assumed that the notional shares (if and when issued) related to the Formula One Group interest in the Braves Group would be comprised of Series C Liberty Braves common stock and that the notional shares (if and when issued) related to the Liberty SiriusXM Group interest in the Braves Group would be comprised of Series A Liberty Braves common stock. Therefore, the market prices of Series C Liberty Braves and Series A Liberty Braves common stock were used for the mark-to-market adjustment for the intergroup interests held by the Formula One Group and the Liberty SiriusXM Group, respectively, through the condensed combined statements of operations. During the second quarter of 2023, Liberty determined that, in connection with the Split-Off, shares of Atlanta Braves Holdings Series C common stock would be used to settle and extinguish the intergroup interest in the Braves Group attributed to the Liberty SiriusXM Group. Accordingly, as of June 30, 2023, the market price of Series C Liberty Braves common stock was used for the mark-to market adjustment for the intergroup interest held by the Liberty SiriusXM Group. As of June 30, 2023, 6,792,903 notional shares represented an 11.0% intergroup interest in the Braves Group held by the Formula One Group and 1,811,066 notional shares represented a 2.9% intergroup interest in the Braves Group held by the Liberty SiriusXM Group.

The accompanying condensed combined financial statements represent a combination of the historical financial information of the Braves Group. These financial statements refer to the combination of Braves Holdings, the aforementioned intergroup interests in the Braves Group and cash as "Atlanta Braves Holdings," "the Company," "us," "we" and "our" in the notes to the condensed combined financial statements. The Split-Off will be accounted for at historical cost due to the pro rata nature of the distribution to holders of Liberty Braves common stock. All significant intercompany accounts and transactions have been eliminated in the condensed combined financial statements.

The accompanying (a) condensed combined balance sheet as of December 31, 2022, which has been derived from audited combined financial statements, and (b) the interim unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") for interim financial information and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for such periods have been included. The results of operations for any interim period are not necessarily indicative of results for the full year. Additionally, certain prior period amounts have been reclassified for comparability with current period presentation. These condensed combined financial statements should be read in conjunction with the combined financial statements and notes thereto for the year ended December 31, 2022 as presented in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-268922) filed on June 8, 2023.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements (Continued)

(unaudited)

The preparation of condensed combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company considers (i) fair value measurements of non-financial instruments and (ii) accounting for income taxes to be its most significant estimates.

Description of Business

Braves Holdings indirectly owns the Atlanta Braves Major League Baseball Club (“ANLBC,” the “Atlanta Braves,” the “Braves,” the “club,” or the “team”). In addition, Braves Holdings indirectly owned and operated three Professional Development League clubs (the Gwinnett Stripers, Mississippi Braves and Rome Braves) until they were sold in January 2022. ANLBC’s ballpark (“Truist Park” or the “Stadium”), is located in Cobb County, a suburb of Atlanta, and is leased from Cobb County, Cobb-Marietta Coliseum and Exhibit Hall Authority. Braves Holdings, through affiliated entities and third party development partners, has developed a significant portion of the land around Truist Park for a mixed-use development that features retail, office, hotel and entertainment opportunities (the “Mixed-Use Development”).

The Braves and 29 other Major League baseball clubs are collectively referred to as the Clubs. The Office of the Commissioner of Baseball (the “BOC”) is an unincorporated association also doing business as Major League Baseball (“MLB”) and has as its members the Clubs. The Clubs are bound by the terms and provisions of the Major League Constitution and all rules and regulations promulgated thereunder as well as a series of other agreements and arrangements that govern the operation and management of a Club, which among other things, require each Club to comply with limitations on the amount of debt a Club can incur, revenue sharing arrangements with the other Clubs, commercial arrangements with regard to the national broadcasting of its games and other programming and commercial arrangements relating to the use of its intellectual property.

In January 2022, Braves Holdings sold the three Professional Development League clubs to a third party and recognized a gain of approximately $20.2 million, which was allocated entirely to the baseball reportable segment. Each of the three clubs will remain affiliated with Braves Holdings via player development license agreements with MLB Professional Development Leagues, LLC. Additionally, Braves Holdings granted an exclusive, royalty free, sub-licensable, and irrevocable license to use various tradenames and logos. The license fee is included within the total purchase price of approximately $49.4 million.

Split-Off of Atlanta Braves Holdings from Liberty

A portion of Liberty’s general and administrative expenses, including legal, tax, accounting, treasury and investor relations support was allocated to the Braves Group each reporting period based on an estimate of time spent. The Braves Group paid $2.6 million and $1.4 million during the three months ended June 30, 2023 and 2022, respectively, and $4.5 million and $2.5 million during the six months ended June 30, 2023 and 2022, respectively, for such expenses.

Following the Split-Off, Liberty and Atlanta Braves Holdings operate as separate, publicly traded companies and Liberty owns 1,811,066 shares of Atlanta Braves Holdings Series C common stock. Within one year following the Split-Off, Liberty intends to either exchange the shares of Atlanta Braves Holdings Series C common stock with one or more third party lenders to satisfy certain of Liberty’s debt obligations or dispose of such shares in one or more public or private sale transactions. Following the exchange or disposal of such shares, neither Liberty or Atlanta Braves Holdings is expected to have any continuing stock ownership, beneficial or otherwise, in the other.

In connection with the Split-Off, Liberty and Atlanta Braves Holdings entered into certain agreements in order to govern certain of the ongoing relationships between the two companies after the Split-Off and to provide for an orderly transition. These agreements include a reorganization agreement, a services agreement, aircraft time sharing agreements, a facilities sharing agreement, a tax sharing agreement and a registration rights agreement.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements (Continued)

(unaudited)

The reorganization agreement provides for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between Atlanta Braves Holdings and Liberty with respect to and resulting from the Split-Off. The tax sharing agreement provides for the allocation and indemnification of tax liabilities and benefits between Liberty and Atlanta Braves Holdings and other agreements related to tax matters. Pursuant to the services agreement, Liberty provides Atlanta Braves Holdings with general and administrative services including legal, tax, accounting, treasury and investor relations support. Atlanta Braves Holdings will reimburse Liberty for direct, out-of-pocket expenses and will pay a services fee to Liberty under the services agreement that is subject to adjustment quarterly, as necessary. Under the facilities sharing agreement, Atlanta Braves Holdings shares office space with Liberty and related amenities at Liberty’s corporate headquarters. The aircraft time sharing agreements provide for Liberty to lease certain aircraft that it or its subsidiaries own to Atlanta Braves Holdings for use on a periodic, non-exclusive time sharing basis. Pursuant to the registration rights agreement with Liberty, upon request of Liberty, Atlanta Braves Holdings will use reasonable best efforts to effect the registration of shares of Atlanta Braves Holdings’ Series C common stock that were issued to Liberty in settlement and extinguishment of the intergroup interest in the Braves Group attributed to the Liberty SiriusXM Group.

Seasonality

Braves Holdings revenue is seasonal, with the majority of revenue recognized during the second and third quarters which aligns with the baseball season.

(2)Pro Forma Earnings (Loss) per share

Unaudited pro forma earnings (loss) per common share is computed by dividing net earnings (loss), excluding any unrealized gains (losses) on intergroup interests, as detailed in the table below, by 61.7 million common shares, which is the aggregate number of shares of Series A, Series B and Series C common stock that were issued on July 18, 2023 in connection with the Split-Off.

	Three months ended	Six months ended
	June 30, 2023	June 30, 2023

	amounts in thousands
Net earnings (loss)	$(28,913)	(86,889)
Less: Unrealized gains (losses) on intergroup interests	(49,409)	(62,786)
Unaudited pro forma net earnings (loss)	$20,496	(24,103)

(3) Property and Equipment

Property and equipment consisted of the following:

		June 30, 2023			December 31, 2022
			Owned			Owned
	Estimated		assets			assets
	Useful	Owned	available to		Owned	available to
	Life	assets	be leased	Total	assets	be leased	Total

	in years	amounts in thousands
Land	NA	$19,643	21,831	41,474	19,643	21,831	41,474
Buildings and improvements	15 – 39	281,450	355,244	636,694	282,314	354,959	637,273
Leasehold improvements	15 – 39	75,860	62,062	137,922	72,455	61,876	134,331
Furniture and equipment	5 – 7	178,063	8,243	186,306	176,227	8,061	184,288
Construction in progress	NA	292	34,711	35,003	886	9,524	10,410
Property and equipment, at cost		$555,308	482,091	1,037,399	551,525	456,251	1,007,776

Depreciation expense was $13.3 million and $13.8 million for the three months ended June 30, 2023 and 2022, respectively, and $26.8 million and $28.7 million for the six months ended June 30, 2023 and 2022, respectively.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements (Continued)

(unaudited)

(4)Investments in Affiliates Accounted for Using the Equity Method

The following table includes the Company’s carrying amount and percentage ownership of its investments in affiliates:

	June 30, 2023		December 31, 2022
	Percentage	Carrying	Carrying
	Ownership	amount	amount

		amounts in thousands
MLBAM	3.3%	$50,453	45,102
BELP	3.3%	33,935	33,224
Other	50.0%	14,502	16,238
Total		$98,890	94,564

The following table presents the Company’s share of earnings (losses) of affiliates:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022

	amounts in thousands
MLBAM	$10,577	13,103	$9,334	10,585
BELP	514	865	711	(461)
Other	371	1,054	614	2,019
Total	$11,462	15,022	$10,659	12,143

MLBAM

MLB Advanced Media, L.P. (“MLBAM”) was formed in January 2000 pursuant to a vote of the 30 owners of the Clubs, whereby each Club agreed to cede substantially all of its individual Club internet and interactive media rights to MLBAM for an indirect 3.33% interest in MLBAM. The Company’s investment in MLBAM is considered an equity method investment as the investment is in a limited partnership where significant influence is generally presumed to exist.

At the time of the acquisition of ANLBC by a predecessor of Liberty in 2007, the fair value of the MLBAM investment exceeded ANLBC’s proportionate share of MLBAM’s net assets, resulting in excess basis in the investment in MLBAM. The excess basis as of June 30, 2023 and December 31, 2022 was indefinite lived and aggregated approximately $10.3 million.

BELP

Baseball Endowment L.P. (“BELP”) is an investment fund formed by the Clubs principally for the purpose of investing, on a long-term basis, assets on their behalf intended to provide a competitive market rate investment return while minimizing investment volatility. The Company’s investment in BELP is considered an equity method investment as the investment is in a limited partnership where significant influence is generally presumed to exist. The Company records its share of BELP’s earnings (losses) on a one month lag.

Other Affiliates

Braves Holdings has 50% interests in two joint ventures that were formed to develop, own and operate hotels in the Mixed-Use Development. The equity method of accounting is applied to these investments as Braves Holdings does not have the ability to direct

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements (Continued)

(unaudited)

the most significant activities that impact their economic performance. In addition, Braves Holdings records its share of the earnings (losses) of these investments on a three month lag.

(5)Debt

Debt is summarized as follows:

	June 30,	December 31,
	2023	2022

	amounts in thousands
Baseball
League wide credit facility	$—	—
MLB facility fund – term	30,000	30,000
MLB facility fund – revolver	43,125	43,700
TeamCo revolver	—	—
Term debt	168,561	171,694
Mixed-Use Development
Credit facilities	35,058	103,163
Term debt	266,069	197,334
Deferred financing costs	(4,118)	(3,925)
Total debt	538,695	541,966
Debt classified as current	(7,205)	(74,806)
Total long-term debt	$531,490	467,160

League Wide Credit Facility

In December 2013, a subsidiary of Braves Holdings executed various agreements to enter into MLB’s League Wide Credit Facility (the “LWCF”). Braves Holdings also established a special purpose Delaware statutory trust, the Braves Club Trust (the “Club Trust”), and transferred, among other things, to the Club Trust its rights to receive distributions of revenue from the National Broadcasting Contracts, which secure borrowings under the LWCF. Pursuant to the terms of a revolving credit agreement, Major League Baseball Trust may borrow from certain lenders, with Bank of America, N.A. acting as the administrative agent. Major League Baseball Trust then uses the proceeds of such borrowings to provide loans to the club trusts of the participating Clubs. Major League Baseball Trust has granted Wells Fargo Bank, National Association, the collateral agent in respect of the LWCF, a first priority lien to secure the borrowings under the LWCF. The maximum amount available to the Club Trust under the LWCF was $125 million as of June 30, 2023. The commitment termination date of the revolving credit facility under the LWCF, which is the repayment date for all amounts borrowed under such revolving credit facility, is July 10, 2026.

Under the LWCF, the Club Trust can request a revolving credit advance in the form of a Eurodollar or Base Rate loan. Each loan bears interest on the unpaid principal amount from the date made through maturity at a rate determined by the Eurodollar or Base Rate, plus an applicable margin. The interest rate of a Eurodollar loan was one-month LIBOR plus a margin of 1.20% to 1.325%, based on the credit rating of Major League Baseball Trust. The interest rate of a Base Rate loan was the greater of (x) the Federal Funds rate plus 0.50%, (y) the prevailing Prime, and (z) LIBOR plus 1.00%, plus a margin of 0.200% to 0.325%, based on the credit rating of Major League Baseball Trust. Beginning in May 2022, interest based on LIBOR under the LWCF was replaced with interest based on the Secured Overnight Financing Rate (“SOFR”) plus 0.1%.

MLB Facility Fund

In December 2017, a subsidiary of Braves Holdings executed various agreements to enter into the MLB Facility Fund (the “MLBFF”). Braves Holdings also established a special purpose Delaware limited liability company, Braves Facility Fund LLC (“Braves Facility Fund”), and transferred to Braves Facility Fund its rights to receive distributions from the Club Trust, which secure

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements (Continued)

(unaudited)

borrowings under the MLBFF. Pursuant to the terms of an indenture, a credit agreement and certain note purchase agreements, Major League Baseball Facility Fund, LLC may borrow from certain lenders. Major League Baseball Facility Fund, LLC then uses the proceeds of such borrowings to provide loans to each of the participating Clubs. Amounts advanced pursuant to the MLBFF are available to fund ballpark and other baseball-related real property improvements, renovations and/or new construction.

Term

In June 2020, Braves Facility Fund converted previous borrowings under a revolving credit advance to a $30 million term note with Major League Baseball Facility Fund, LLC (the “MLB facility fund — term”). Interest is payable on June 10 and December 10 of each year at an annual rate of 3.65%. In each of December 2029 and 2030, $15 million of the term note matures.

Revolver

In May 2021, Braves Facility Fund established a revolving credit commitment with Major League Baseball Facility Fund, LLC (the “MLB facility fund — revolver”). The maximum amount available to Braves Facility Fund under the MLB facility fund — revolver was $43.1 million as of June 30, 2023. The commitment termination date, which is the repayment date for all amounts borrowed under the revolving credit facility of the MLBFF, is July 10, 2026.

Under a credit agreement, Braves Facility Fund can request a revolving credit advance in the form of a Eurodollar or Base Rate loan. Each loan bears interest on the unpaid principal amount from the date made through maturity at a rate determined by a Eurodollar or Base Rate, plus an applicable margin. The interest rate of a Eurodollar loan was one-month LIBOR plus a margin of 1.275% to 1.400%, based on the credit rating of Major League Baseball Facility Fund, LLC. The interest rate of a Base Rate loan was the greater of (x) the Federal Funds rate plus 0.50%, (y) the prevailing Prime rate, and (z) LIBOR plus 1.00%, plus a margin of 0.275% to 0.400%, based on the credit rating of Major League Baseball Facility Fund, LLC. Beginning in May 2022, interest based on LIBOR under the MLB facility fund — revolver was replaced with interest based on the SOFR plus 0.1%. Borrowings outstanding under the MLB facility fund — revolver bore interest at a rate of 6.52% per annum as of June 30, 2023.

TeamCo Revolver

In September 2016, a subsidiary of Braves Holdings amended a Revolving Credit Agreement (the “TeamCo Revolver”) that provided for revolving commitments of $85 million. Under the agreement, Braves Holdings can request a revolving credit loan in the form of a Eurodollar or Base Rate loan. Each loan bears interest on the unpaid principal amount from the date made through maturity at a rate determined by a Eurodollar or Base Rate, plus an applicable margin. The interest rate of a Base Rate loan was the greater of (x) the prevailing Prime rate, (y) the prevailing Federal Funds rate plus 0.50%, and (z) LIBOR plus 1.00%, plus a margin of 0.25%. In August 2022, the TeamCo Revolver was amended, increasing the borrowing capacity to $150 million, extending the maturity to August 2029 and replacing the Eurodollar interest rate with SOFR. Under the TeamCo Revolver, Braves Holdings must maintain certain financial covenants, including a fixed-charge coverage ratio and total enterprise indebtedness.

Baseball Term Debt

In August 2016, a subsidiary of Braves Holdings entered into a senior secured permanent placement Note Purchase Agreement for $200 million. The notes bear interest at 3.77% per annum and are scheduled to mature in September 2041. Braves Holdings makes principal and interest payments of $6.4 million each March 30 and September 30. At June 30, 2023, Braves Holdings had borrowings of $167.1 million under the Note Purchase Agreement, net of unamortized debt issuance costs of $1.5 million. Additionally, Braves Holdings must maintain certain financial covenants including debt service coverage ratios.

Mixed-Use Development Credit Facilities

In August 2016, a subsidiary of Braves Holdings entered into a $37.5 million construction loan agreement that matures in November 2024. The proceeds were primarily used to pay the construction costs of an entertainment building adjacent to the Stadium,

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements (Continued)

(unaudited)

as well as assist with phase II construction of the Mixed-Use Development. Interest accrues monthly at 4% per annum. Beginning December 15, 2020 and on each month thereafter, Braves Holdings makes principal and interest payments of $179 thousand. At June 30, 2023, Braves Holdings had borrowings outstanding of $35.0 million. Under the construction loan, Braves Holdings must maintain certain financial covenants, including a debt yield ratio.

In December 2022, a subsidiary of Braves Holdings entered into a $112 million construction loan agreement that has an initial maturity date of December 2026. The proceeds of the construction loan agreement will be used to pay the construction costs of an office building adjacent to the Stadium. Loans under the construction loan bear interest at SOFR plus 2.00% per annum (subject to a reduction to 1.80% per annum if certain conditions are met). As of June 30, 2023, there were no borrowings outstanding under the construction loan.

Mixed-Use Development Term Debt

In May 2018, a subsidiary of Braves Holdings refinanced a construction loan with a $95 million Term Loan Agreement. The Term Loan Agreement bears interest at one-month LIBOR plus 1.35% per annum and is scheduled to mature on May 18, 2025. The full principal amount will be due at maturity. At June 30, 2023, Braves Holdings had borrowings of $94.9 million under the Term Loan Agreement, net of unamortized debt issuance costs of $0.1 million. In April 2023, the Term Loan Agreement was amended to change the reference rate on borrowings to the SOFR.

In June 2022, subsidiaries of Braves Holdings refinanced a construction loan agreement that was used to construct an office building within the Mixed-Use Development with a new term loan facility with $125 million in commitments, approximately $22.7 million of which is not available for borrowing as of June 30, 2023, but is expected to be available once certain conditions are met. The term loan agreement bears interest at one-month SOFR plus 2.10% per annum and is scheduled to mature on June 13, 2027. Borrowings outstanding under the term loan bore interest at a rate of 7.24% as of June 30, 2023. Approximately $2 million of annual principal payments commence in July 2024. At June 30, 2023, Braves Holdings had borrowings outstanding of $101.4 million under the term loan facility, net of unamortized debt issuance costs of $0.9 million.

In May 2023, a subsidiary of Braves Holdings refinanced an $80 million construction loan agreement that was used to construct the retail portion of the Mixed-Use Development with a new term loan with $80 million in commitments, approximately $11.3 million of which is not available for borrowing as of June 30, 2023, but is expected to be available once certain conditions are met. The term loan agreement bears interest at daily simple SOFR plus 2.50% per annum and is scheduled to mature on May 18, 2028. Monthly principal payments commence in June 2026. At June 30, 2023, Braves Holdings had borrowings outstanding of $68.1 million, net of unamortized debt issuance costs of $0.6 million.

Fair Value of Debt

Due to the variable rate nature of the LWCF, MLB facility fund — revolver, TeamCo Revolver and the Mixed-Use Development term debt, the Company believes that the carrying amount of such debt approximates fair value at June 30, 2023.  The estimated fair value of the senior secured permanent placement notes was $145.4 million as of June 30, 2023, based on current U.S. treasury rates for similar financial instruments.

Debt Covenants

As of June 30, 2023, Braves Holdings was in compliance with all financial debt covenants.

Interest Rate Swaps (Level 2)

In May 2018, a subsidiary of Braves Holdings entered into an interest rate swap agreement with Truist Bank for a notional amount of $95 million, maturing on May 5, 2025. As of June 30, 2023 and December 31, 2022, the fair value of the interest rate swap was $3.6 million and $3.4 million, respectively.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements (Continued)

(unaudited)

In August 2019, a subsidiary of Braves Holdings entered into an interest rate swap agreement with Truist Bank for a notional amount of $100 million, maturing on March 8, 2023. Effective April 1, 2020, the notional amount began at $25 million and increased over time to $100 million as of August 1, 2020. As of December 31, 2022, the fair value of the interest rate swap was $855 thousand.

In May 2022, a subsidiary of Braves Holdings entered into an interest rate swap agreement with Truist Bank for a notional amount of $100 million maturing on June 1, 2025. The interest rate swap became effective in March 2023. As of June 30, 2023 and December 31, 2022, the fair value of the interest rate swap was $3.8 million and $2.9 million, respectively.

In June 2023, a subsidiary of Braves Holdings entered into an interest rate swap agreement with Truist Bank for a notional amount of $64 million maturing on May 18, 2028. The interest rate swap became effective in June 2023. As of June 30, 2023, the fair value of the interest rate swap was $0.6 million.

Interest rate swaps are included within other assets as of June 30, 2023 and other current assets and other assets as of December 31, 2022 in the condensed combined balance sheets and changes in the fair value of the interest rate swaps are recorded to realized and unrealized gains (losses) on financial instruments, net in the condensed combined statements of operations.

(6)Stock-Based Compensation

The Company recorded stock-based compensation expense of $3.2 million and $3.1 million during the three months ended June 30, 2023 and 2022, respectively, and $6.3 million and $6.1 million during the six months ended June 30, 2023 and 2022, respectively. These amounts are included in selling, general and administrative expense in the condensed combined statements of operations.

Liberty — Incentive Plans

Liberty grants, to certain of its directors, employees and employees of Braves Holdings, restricted stock (“RSAs”), restricted stock units (“RSUs”) and stock options to purchase shares of Liberty Braves common stock (collectively, "Awards"). The Company measures the cost of employee services received in exchange for an equity classified Award (such as stock options, RSAs and RSUs) based on the grant-date fair value (“GDFV”) of the Award, and recognizes that cost over the period during which the employee is required to provide service (usually the vesting period of the Award). The Company measures the cost of employee services received in exchange for a liability classified Award based on the current fair value of the Award, and remeasures the fair value of the Award at each reporting date.

Pursuant to the Liberty Media Corporation 2022 Omnibus Incentive Plan (the “2022 Plan”), Liberty may grant Awards in respect of a maximum of 20.0 million shares of Series A, Series B and Series C Liberty Media Corporation common stock plus the shares remaining available for Awards under the prior Liberty Media Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”), as of close of business on May 24, 2022, the effective date of the 2022 Plan. Any forfeited shares from the 2017 Plan shall also be available again under the 2022 Plan. Awards generally vest over 1-5 years and have a term of 7-10 years. Liberty issues new shares upon exercise of equity awards.

At the time of the Split-Off, the Awards were exchanged into RSAs, RSUs and stock options to purchase shares of Atlanta Braves Holdings common stock.

Liberty Braves — Grants of Awards

Liberty did not grant any options to purchase shares of Series A or Series B Liberty Braves common stock during the six months ended June 30, 2023.

In connection with his employment agreement, during the six months ended June 30, 2023, Liberty granted 31 thousand performance-based RSUs of Series C Liberty Braves common stock to its CEO. Such RSUs had a GDFV of $34.44 per share and cliff vest one year from the month of grant, subject to the satisfaction of certain performance objectives and based on an amount

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements (Continued)

(unaudited)

determined by Liberty’s compensation committee. Performance objectives, which are subjective, are considered in determining the timing and amount of compensation expense recognized. The Company assesses the probability of achieving the performance objectives each reporting period and as satisfaction of the performance objectives is deemed probable, the Company records the associated compensation expense.

The Company has calculated the GDFV for all of its equity classified awards using the Black-Scholes valuation model. The Company estimates the expected term of the options based on historical exercise and forfeiture data. The volatility used in the calculation for options is based on the historical volatility of Liberty Braves common stock and the implied volatility of publicly traded Liberty Braves options. The Company uses a zero dividend rate and the risk-free rate for Treasury Bonds with a term similar to that of the subject options.

Liberty Braves — Outstanding Awards

The following table presents the number and weighted average exercise price (“WAEP”) of options to purchase Liberty Braves common stock granted to certain officers, employees and directors, as well as the weighted average remaining life and aggregate intrinsic value of the options.

	Series C
			Weighted		Aggregate
			average		intrinsic
	Liberty Braves		remaining		value
	options (000’s)	WAEP	life		(in millions)
Outstanding at January 1, 2023	3,108	$26.17
Granted	3	$37.50
Exercised	(151)	$18.42
Forfeited/Cancelled	(4)	$22.75
Outstanding at June 30, 2023	2,956	$26.59	4.1	years	$39
Exercisable at June 30, 2023	1,356	$25.69	3.9	years	$19

As of June 30, 2023, there were no outstanding Series A or Series B options to purchase shares of Series A or Series B Liberty Braves common stock.

As of June 30, 2023, the total unrecognized compensation cost related to unvested Liberty Braves Awards was approximately $6.0 million. Such amount will be recognized in the Company’s condensed combined statements of operations over a weighted average period of approximately 1.2 years.

As of June 30, 2023, 3.0 million shares of Series C Liberty Braves common stock were reserved by Liberty for issuance under exercise privileges of outstanding stock options.

Liberty Braves — Exercises

The aggregate intrinsic value of all Series C Liberty Braves options exercised during the six months ended June 30, 2023 and 2022 was $2.3 million and $415 thousand, respectively.

Liberty Braves — RSAs and RSUs

Liberty had approximately 203 thousand unvested RSAs and RSUs of Liberty Braves common stock held by certain directors, officers and employees of Liberty as of June 30, 2023. These Series A and Series C unvested RSAs and RSUs of Liberty Braves common stock had a weighted average GDFV of $32.94 per share.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements (Continued)

(unaudited)

The aggregate fair value of all RSAs and RSUs of Liberty Braves common stock that vested during the six months ended June 30, 2023 and 2022 was $753 thousand and $1.3 million, respectively.

(7)Commitments and Contingencies

Collective Bargaining Agreement

In March 2022, the Major League Baseball Players Association (“MLBPA”) and the Clubs entered into a new collective bargaining agreement that covers the 2022-2026 MLB seasons (“CBA”). The start of the 2022 regular season was delayed as a result of the related negotiations, but a full season was completed. The CBA contains provisions surrounding revenue sharing among the Clubs, a competitive balance tax on Club payrolls that exceed specified thresholds, minimum player salary levels, an expanded postseason schedule and other provisions impacting Braves Holdings’ operations and its relationships with members of the MLBPA. Braves Holdings’ minor league players are also parties to a collective bargaining agreement. Less than 10% of the Company’s labor force is covered by collective bargaining agreements.

There are two components of the revenue sharing plan that each Club is subject to under the CBA: a straight base revenue pool (the “Pool”) and the Commissioner Discretionary Fund. The size of the Pool is equal to the total amount transferred if each Club contributed 48% of its prior years’ net defined local revenue (“NDLR”). The contributions per Club are based on a composite of the prior three years’ NDLR and funds are distributed equally to all Clubs. Certain Clubs are disqualified from revenue sharing from the Pool based on market size. Also, each season, the Clubs are required to equally fund a Commissioner’s Discretionary Fund up to $15 million. Club submissions of NDLR are subject to audit by the MLB Revenue Sharing Administrator and are subject to rules issued by the MLB Revenue Sharing Definitions Committee.

During the six months ended June 30, 2023 and 2022, Braves Holdings incurred $16.4 million and $9.5 million, respectively, in revenue sharing, which is included as an expense within baseball operating costs in the condensed combined statements of operations.

Employment Contracts

Long-term employment contracts provide for, among other items, annual compensation for certain players (current and former) and other employees. Amounts due under such contracts as of June 30, 2023 aggregated $1,017.6 million, which is payable annually as follows: $225.8 million in 2023, $149.8 million in 2024, $143.4 million in 2025, $136.3 million in 2026, $111.2 million in 2027 and $251.1 million thereafter. Additionally, these contracts may include incentive compensation (although certain incentive compensation awards cannot be earned by more than one player per season).

Subsequent to June 30, 2023, Braves Holdings entered into long-term employment contracts with certain players, pursuant to which approximately $12.4 million is anticipated to be paid through 2024 according to the terms of such contracts, excluding any incentive compensation.

Certain employment contracts with players include salary and bonus payments earned but not yet paid and, in certain situations, related accrued interest specified contractually that is due in varying installments through the year 2023. The present value of these obligations, including accrued interest, is calculated at Braves Holdings’ incremental borrowing rate at the time the contractual obligation arose using an interest rate of 5%.

Diamond Sports Group Bankruptcy

ANLBC has a long-term local broadcasting agreement with Sportsouth Network II, LLC, a subsidiary of Diamond Sports Group, granting its regional cable networks the right to broadcast substantially all of the Braves games not otherwise selected for broadcast within the home television territory of the Braves. In March 2023, Diamond Sports Group filed for chapter 11 protection. As a result of the chapter 11 proceeding, ANLBC may be required to repay up to $34.2 million, the amount remitted to ANLBC during the 90-

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements (Continued)

(unaudited)

day preference period preceding the filing. In addition, if the broadcasting agreement is rejected in the bankruptcy proceeding, ANLBC will not receive any revenue from Sportsouth Network II, LLC during the remaining contract term and ANLBC would be required to write-down accounts receivable and contract assets of approximately $24.4 million recorded in the condensed combined balance sheet as of June 30, 2023.

Litigation

Braves Holdings, along with the BOC and other MLB affiliates, has been named in a number of lawsuits arising in the normal course of business. We record a liability when we believe that it is both probable that a liability will be incurred and the amount of loss can be reasonably estimated. We evaluate developments in legal matters that could affect the amount of the liability accrual and make adjustments as appropriate. Significant judgment is required to determine both probability and the estimated amount of a loss or potential loss. We may be unable to reasonably estimate the reasonably possible loss or range of loss for a particular legal contingency for various reasons, including, among others, because: (i) the damages sought are indeterminate; (ii) the proceedings are in the relative early stages; (iii) there is uncertainty as to the outcome of pending proceedings (including motions and appeals); (iv) there is uncertainty as to the likelihood of settlement and the outcome of any negotiations with respect thereto; (v) there remain significant factual issues to be determined or resolved; (vi) the relevant law is unsettled; or (vii) the proceedings involve novel or untested legal theories. In such instances, there may be considerable uncertainty regarding the ultimate resolution of such matters, including a possible eventual loss, if any. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying condensed combined financial statements.

(8)Segment Information

The Company, through its ownership of Braves Holdings, is primarily engaged in the entertainment and real estate industries. The Company identifies its reportable segments as those operating segments that represent 10% or more of its combined annual revenue, annual Adjusted OIBDA (as defined below) or total assets.

The Company evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue and Adjusted OIBDA (as defined below). In addition, the Company reviews nonfinancial measures such as attendance, viewership and social media.

The Company has identified the following as its reportable segments:

●	Baseball — operations relating to Braves baseball and Truist Park and includes ticket sales, concessions, advertising sponsorships, suites and premium seat fees, broadcasting rights, retail and licensing.
●	Mixed-Use Development — includes retail, office, hotel and entertainment operations within the Battery Atlanta.

The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, differing revenue sources and marketing strategies.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements (Continued)

(unaudited)

Performance Measures

The following table disaggregates revenue by segment and by source:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022

	amounts in thousands
Baseball:
Baseball event	$162,368	145,116	$163,486	146,203
Broadcasting	68,558	63,745	69,449	63,745
Retail and licensing	19,747	17,755	24,122	21,610
Other	4,262	10,302	15,439	15,200
Total Baseball	254,935	236,918	272,496	246,758
Mixed-Use Development	15,188	13,407	28,599	25,097
Total revenue	$270,123	250,325	$301,095	271,855

When consideration is received from a customer prior to transferring services to the customer under the terms of a contract, deferred revenue is recorded. The primary source of the Company’s deferred revenue relates to suite and season ticket arrangements, as well as certain sponsorship arrangements. Deferred revenue is recognized as revenue when, or as, control of the products or services are transferred to the customer and all revenue recognition criteria have been met. The Company had long-term deferred revenue of $16.1 million and $14.3 million as of June 30, 2023 and December 31, 2022, respectively, which were included in other noncurrent liabilities in the condensed combined balance sheets. During the six months ended June 30, 2023 and 2022, the Company recognized $49.7 million and $22.2 million, respectively, of revenue that was included in deferred revenue at the beginning of the respective year.

Significant portions of the transaction prices for Braves Holdings are related to undelivered performance obligations that are under contractual arrangements that extend beyond one year. The Company anticipates recognizing revenue from the delivery of such performance obligations of approximately $159.6 million for the remainder of 2023, $302.7 million in 2024, $287.4 million in 2025, $654.2 million in 2026 through 2030, and $146.1 million thereafter. We have not included any amounts in the undelivered performance obligations amounts for those performance obligations that relate to a contract with an original expected duration of one year or less.

For segment reporting purposes, the Company defines Adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses excluding all stock-based compensation, separately reported litigation settlements and restructuring, acquisition and impairment charges. The Company believes this measure is an important indicator of the operational strength and performance of its businesses, by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income (loss), net earnings (loss), cash flows provided by operating activities and other measures of financial performance prepared in accordance with GAAP.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Condensed Combined Financial Statements (Continued)

(unaudited)

Adjusted OIBDA is summarized as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022

	amounts in thousands
Baseball	$37,415	41,685	$1,878	10,581
Mixed-Use Development	10,166	8,480	19,319	16,397
Corporate and Other	(5,479)	(1,924)	(10,184)	(4,137)
Total	$42,102	48,241	$11,013	22,841

Other Information

	June 30, 2023			December 31, 2022
	Total	Investments	Capital	Total	Investments	Capital
	assets	in affiliates	expenditures	assets	in affiliates	expenditures

	amounts in thousands
Baseball	$977,905	84,388	8,292	953,016	78,326	6,853
Mixed-Use Development	526,142	14,502	21,408	516,498	16,238	10,816
Corporate and other	59,830	—	—	69,531	—	—
Elimination (1)	(54,775)	—	—	(48,384)	—	—
Total	$1,509,102	98,890	29,700	1,490,661	94,564	17,669
(1)	This amount relates to income taxes payable that partially offset income taxes receivable in the condensed combined balance sheets.

The following table provides a reconciliation of Adjusted OIBDA to Operating income (loss) and Earnings (loss) before income taxes:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

	amounts in thousands
Adjusted OIBDA	$42,102	48,241	$11,013	22,841
Impairment of long-lived assets and other related costs	(232)	—	(530)	—
Stock-based compensation	(3,153)	(3,063)	(6,344)	(6,126)
Depreciation and amortization	(19,250)	(17,617)	(33,929)	(35,394)
Operating income (loss)	19,467	27,561	(29,790)	(18,679)
Interest expense	(9,448)	(6,402)	(18,360)	(12,529)
Share of earnings (losses) of affiliates, net	11,462	15,022	10,659	12,143
Unrealized gains (losses) on intergroup interests	(49,409)	34,881	(62,786)	36,103
Realized and unrealized gains (losses) on financial instruments, net	3,840	1,659	3,079	6,460
Gains (losses) on dispositions, net	2,503	28	2,503	20,215
Other, net	813	143	1,654	168
Earnings (loss) before income taxes	$(20,772)	72,892	$(93,041)	43,881

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Liberty Media Corporation:

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of Atlanta Braves Holdings, Inc. (the Company) (as defined in note 1) as of December 31, 2022 and 2021, the related combined statements of operations, comprehensive earnings (loss), cash flows, and equity for the years then ended, and the related notes (collectively, the combined financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2022.

Denver, Colorado
April 5, 2023

ATLANTA BRAVES HOLDINGS, INC.

Combined Balance Sheets

December 31, 2022 and 2021

	2022	2021

	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$150,664	142,281
Restricted cash	22,149	87,858
Accounts receivable and contract assets, net of allowance for credit losses	70,234	72,244
Other current assets	24,331	41,971
Assets held for sale (note 11)	—	36,716
Total current assets	267,378	381,070
Property and equipment, at cost (note 3)	1,007,776	998,439
Accumulated depreciation	(277,979)	(225,285)
	729,797	773,154
Investments in affiliates, accounted for using the equity method (note 4)	94,564	112,961
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467
Other assets, net	99,455	99,229
Total assets	$1,490,661	1,665,881
Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$54,748	65,291
Deferred revenue and refundable tickets	104,996	82,050
Current portion of debt (note 5)	74,806	11,685
Other current liabilities	6,361	7,030
Liabilities related to assets held for sale (note 11)	—	9,853
Total current liabilities	240,911	175,909
Long-term debt (note 5)	467,160	685,018
Redeemable intergroup interests	278,103	256,777
Finance lease liabilities (note 6)	107,220	110,929
Pension liability (note 7)	15,405	34,850
Deferred income tax liabilities (note 8)	54,099	59,188
Other noncurrent liabilities	28,253	36,987
Total liabilities	1,191,151	1,359,658
Equity:
Parent’s investment	732,350	720,023
Retained earnings (deficit)	(429,082)	(394,891)
Accumulated other comprehensive earnings (loss), net of taxes	(3,758)	(18,909)
Total equity	299,510	306,223
Commitments and contingencies (note 12)
Total liabilities and equity	$1,490,661	1,665,881

See accompanying notes to combined financial statements.

ATLANTA BRAVES HOLDINGS, INC.

Combined Statements of Operations

Years ended December 31, 2022 and 2021

	2022	2021

	amounts in thousands, except per share amounts
Revenue:
Baseball revenue	$534,984	522,397
Mixed-Use Development revenue	53,577	41,320
Total revenue	588,561	563,717
Operating costs and expenses:
Baseball operating costs	427,832	369,743
Mixed-Use Development costs	8,674	6,603
Selling, general and administrative, including stock-based compensation	105,512	97,104
Impairment of long-lived assets and other related costs	5,427	—
Depreciation and amortization	71,697	71,024
	619,142	544,474
Operating income (loss)	(30,581)	19,243
Other income (expense):
Interest expense	(29,582)	(24,471)
Share of earnings (losses) of affiliates, net (note 4)	28,927	31,008
Unrealized gains (losses) on intergroup interests	(35,154)	(30,766)
Realized and unrealized gains (losses) on financial instruments, net	13,067	2,849
Gains (losses) on dispositions, net	20,132	(606)
Other, net	1,674	(571)
Earnings (loss) before income taxes	(31,517)	(3,314)
Income tax benefit (expense) (note 8)	(2,655)	(9,692)
Net earnings (loss)	$(34,172)	(13,006)
Unaudited Pro Forma basic net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share (note 2)	$0.02

See accompanying notes to combined financial statements.

ATLANTA BRAVES HOLDINGS, INC.

Combined Statements of Comprehensive Earnings (Loss)

Years ended December 31, 2022 and 2021

	2022	2021

	amounts in thousands
Net earnings (loss)	$(34,172)	(13,006)
Other comprehensive earnings (loss), net of taxes:
Unrealized holding gains (losses) arising during the period	13,965	3,988
Share of other comprehensive earnings (loss) of affiliates	1,186	(393)
Other comprehensive earnings (loss), net of tax	15,151	3,595
Comprehensive earnings (loss)	$(19,021)	(9,411)

See accompanying notes to combined financial statements.

ATLANTA BRAVES HOLDINGS, INC.

Combined Statements of Cash Flows

Years ended December 31, 2022 and 2021

	2022	2021

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(34,172)	(13,006)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	71,697	71,024
Stock-based compensation	12,233	12,358
Impairment of long-lived assets	4,811	—
Share of (earnings) losses of affiliates, net	(28,927)	(31,008)
Unrealized (gains) losses on intergroup interests, net	35,154	30,766
Realized and unrealized (gains) losses on financial instruments, net	(13,067)	(2,849)
(Gains) losses on dispositions, net	(20,132)	606
Deferred income tax expense (benefit)	(10,413)	9,283
Noncash interest expense	2,014	3,123
Cash receipts from returns on equity method investments	21,700	13,724
Other charges (credits), net	315	61
Net change in operating assets and liabilities:
Current and other assets	9,912	(40,619)
Payables and other liabilities	2,224	23,842
Net cash provided by (used in) operating activities	53,349	77,305
Cash flows from investing activities:
Capital expended for property and equipment	(17,669)	(35,356)
Cash proceeds from dispositions	48,008	—
Return of investment in equity method affiliates	27,500	—
Proceeds from insurance recoveries	—	1,633
Other investing activities, net	(5,273)	(135)
Net cash provided by (used in) investing activities	52,566	(33,858)
Cash flows from financing activities:
Borrowings of debt	154,753	117,384
Repayments of debt	(309,612)	(93,336)
Payments to settle intergroup interests	(13,828)	—
Issuance of Liberty Braves stock upon exercise of stock options	693	5,661
Payments on deferred obligations to players and other baseball personnel	(328)	(8,000)
Other financing activities, net	(8,893)	(6,303)
Net cash provided by (used in) financing activities	(177,215)	15,406
Net increase (decrease) in cash, cash equivalents and restricted cash	(71,300)	58,853
Cash, cash equivalents and restricted cash at beginning of period	244,113	185,260
Cash, cash equivalents and restricted cash at end of period	$172,813	244,113
Supplemental disclosures to the combined statements of cash flows:
Cash paid for interest	$25,343	23,737
Cash paid (refunds received) for income taxes	$(7,470)	(7,326)
Non cash activity:
Property and equipment expenditures incurred but not yet paid	$9,830	14,403

See accompanying notes to combined financial statements.

The following table reconciles cash and cash equivalents and restricted cash reported in the Company’s combined balance sheets to the total amount presented in its combined statements of cash flows (amounts in thousands):

	December 31
	2022	2021

	amounts in thousands
Cash and cash equivalents	$150,664	142,281
Restricted cash	22,149	87,858
Restricted cash included in other assets, net	—	13,974
Total cash, cash equivalents and restricted cash at end of period	$172,813	244,113

See accompanying notes to combined financial statements.

ATLANTA BRAVES HOLDINGS, INC.

Combined Statements of Equity

Years ended December 31, 2022 and 2021

			Accumulated
			other
		Retained	comprehensive
	Parent’s	earnings	earnings	Total
	investment	(deficit)	(loss)	equity

	amounts in thousands
Balance at December 31, 2020	$702,442	(381,920)	(22,504)	298,018
Net earnings (loss)	—	(13,006)	—	(13,006)
Other comprehensive earnings (loss)	—	—	3,595	3,595
Stock-based compensation	12,358	—	—	12,358
Withholding taxes on net share settlements of stock-based compensation	(372)	—	—	(372)
Issuance of Liberty Braves common stock upon exercise of stock options	5,661	—	—	5,661
Other	(66)	35	—	(31)
Balance at December 31, 2021	720,023	(394,891)	(18,909)	306,223
Net earnings (loss)	—	(34,172)	—	(34,172)
Other comprehensive earnings (loss)	—	—	15,151	15,151
Stock-based compensation	12,233	—	—	12,233
Withholding taxes on net share settlements of stock-based compensation	(600)	—	—	(600)
Issuance of Liberty Braves common stock upon exercise of stock options	693	—	—	693
Other	1	(19)	—	(18)
Balance at December 31, 2022	$732,350	(429,082)	(3,758)	299,510

See accompanying notes to combined financial statements.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements

December 31, 2022 and 2021

(1)Basis of Presentation

During November 2022, the board of directors of Liberty Media Corporation (“Liberty Media” or “Parent”) authorized Liberty Media management to pursue a plan to redeem each outstanding share of its Liberty Braves common stock in exchange for one share of the corresponding series of common stock of a newly formed entity, Atlanta Braves Holdings, Inc. (the “Split-Off”). Atlanta Braves Holdings, Inc. (“Atlanta Braves Holdings”) will be comprised of the businesses, assets and liabilities attributed to the Liberty Braves Group (“Braves Group”), which, as of December 31, 2022, include Liberty Media’s wholly-owned subsidiary Braves Holdings, LLC (“Braves Holdings”), corporate cash and intergroup interests in the Braves Group held by the Liberty Formula One Group (the “Formula One Group”) and the Liberty SiriusXM Group.

The intergroup interests represent quasi-equity interests which are not represented by outstanding shares of common stock; rather, the Formula One Group and Liberty SiriusXM Group have attributed interests in the Braves Group, which are generally stated in terms of a number of shares of Liberty Braves common stock. Liberty Media has assumed that the notional shares (if and when issued) related to the Formula One Group interest in the Braves Group would be comprised of Series C Liberty Braves common stock and the notional shares (if and when issued) related to the Liberty SiriusXM Group interest in the Braves Group would be comprised of Series A Liberty Braves common stock. Therefore, the market prices of Series C Liberty Braves and Series A Liberty Braves common stock are used for the mark-to-market adjustment for the intergroup interests held by Formula One Group and Liberty SiriusXM Group, respectively, through the combined statements of operations. In September 2022, the Braves Group paid the Liberty SiriusXM Group approximately $13.8 million of cash, resulting in a partial settlement of the intergroup interest in the Braves Group held by the Liberty SiriusXM Group. As of December 31, 2022, 6,792,903 notional shares represent an 11.0% intergroup interest in the Braves Group held by the Formula One Group and 1,811,066 notional shares represent a 2.9% intergroup interest in the Braves Group held by the Liberty SiriusXM Group. The intergroup interests remaining immediately prior to the Split-Off are expected to be settled in connection with the Split-Off through the transfer of Atlanta Braves Holdings’ securities to the respective tracking stock group.

The Split-Off is intended to be tax-free to holders of Liberty Braves common stock and the completion of the Split-Off will be subject to various conditions, including the receipt of an opinion of tax counsel.

The accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") and represent a combination of the historical financial information of the Braves Group. These combined financial statements refer to the combination of Braves Holdings, the aforementioned intergroup interests in the Braves Group and cash as "Atlanta Braves Holdings," "the Company," "us," "we" and "our" in the notes to the combined financial statements. The Split-Off will be accounted for at historical cost due to the pro rata nature of the distribution to holders of Liberty Braves common stock. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

Description of Business

Braves Holdings indirectly owns the Atlanta Braves Major League Baseball Club (“ANLBC,” the “Atlanta Braves,” the “Braves,” the “club,” or the “team”). In addition, Braves Holdings indirectly owned and operated three Professional Development League clubs (the Gwinnett Stripers, Mississippi Braves and Rome Braves) until they were sold in January 2022. ANLBC’s ballpark (“Truist Park” or the “Stadium”), is located in Cobb County, a suburb of Atlanta, and is leased from Cobb County, Cobb-Marietta Coliseum and Exhibit Hall Authority. Braves Holdings, through affiliated entities and third party development partners, has developed a significant portion of the land around Truist Park for a mixed-use development that features retail, office, hotel and entertainment opportunities (the “Mixed-Use Development”).

The Braves and 29 other Major League baseball clubs are collectively referred to as the Clubs. The Office of the Commissioner of Baseball (the “BOC”) is an unincorporated association also doing business as Major League Baseball (“MLB”) and has as its members the Clubs. The Clubs are bound by the terms and provisions of the Major League Constitution and all rules and regulations promulgated thereunder as well as a series of other agreements and arrangements that govern the operation and management of a Club, which among other things, require each Club to comply with limitations on the amount of debt a Club can incur, revenue

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

sharing arrangements with the other Clubs, commercial arrangements with regard to the national broadcasting of its games and other programming and commercial arrangements relating to the use of its intellectual property.

Split-Off of Atlanta Braves Holdings from Liberty Media

A portion of Liberty Media’s general and administrative expenses, including legal, tax, accounting, treasury and investor relations support is allocated to the Braves Group each reporting period based on an estimate of time spent. The Braves Group paid $9.0 million and $5.2 million during the years ended December 31, 2022 and 2021, respectively, for such expenses.

Following the Split-Off and the completion of certain other related transactions, Liberty Media and Atlanta Braves Holdings will operate as separate, publicly traded companies, and neither is expected to have any continuing stock ownership, beneficial or otherwise, in the other. In connection with the Split-Off, Liberty Media and Atlanta Braves Holdings will enter into certain agreements in order to govern certain of the ongoing relationships between the two companies after the Split-Off and to provide for an orderly transition. These agreements include a reorganization agreement, a services agreement, aircraft time sharing agreements, a facilities sharing agreement, a tax sharing agreement and a registration rights agreement.

The reorganization agreement will provide for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between Atlanta Braves Holdings and Liberty Media with respect to and resulting from the Split-Off. The tax sharing agreement will provide for the allocation and indemnification of tax liabilities and benefits between Liberty Media and Atlanta Braves Holdings and other agreements related to tax matters. Pursuant to the services agreement, Liberty Media will provide Atlanta Braves Holdings with general and administrative services including legal, tax, accounting, treasury and investor relations support. Atlanta Braves Holdings will reimburse Liberty Media for direct, out-of-pocket expenses, and will pay a services fee to Liberty Media under the services agreement that is subject to quarterly adjustments, as necessary. Under the facilities sharing agreement, Atlanta Braves Holdings will share office space with Liberty Media and related amenities at Liberty Media’s corporate headquarters. The aircraft time sharing agreements will provide for Liberty Media to lease certain aircraft that it or its subsidiaries own to Atlanta Braves Holdings for use on a periodic, non-exclusive time sharing basis. Pursuant to the registration rights agreement with Liberty Media, upon request of Liberty Media, Atlanta Braves Holdings will use reasonable best efforts to effect the registration of shares of Atlanta Braves Holdings’ Series A common stock that may be issued to Liberty Media in settlement and extinguishment of the intergroup interest in the Braves Group attributed to the Liberty SiriusXM Group.

(2)Summary of Significant Accounting Policies

Assets and Liabilities Measured at Fair Value

For assets and liabilities required to be reported at fair value, GAAP provides a hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three broad levels. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs, other than quoted market prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability.

Cash and Cash Equivalents

Cash equivalents (Level 1) consist of highly liquid investments purchased with original maturities of three months or less. Cash equivalents aggregated $69.1 million and $81.2 million as of December 31, 2022 and 2021, respectively.

Restricted Cash

Restricted cash consists of cash on deposit that is restricted for the payment of certain debt and interest obligations, debt reserves, Stadium repair and maintenance reserves and Stadium lease payments.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

Accounts Receivable and Contract Assets, net of Allowance for Credit Losses

An account receivable is recorded when there is an unconditional right to consideration based on a contract with a customer. For certain types of contracts with customers, the Company may recognize revenue in advance of the contractual right to invoice the customer, resulting in an amount recorded to contract assets as required by Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). Once the Company has an unconditional right to consideration under these contracts, the contract assets are reclassified to accounts receivable. The table below details the opening and closing balances of accounts receivable and contract assets:

	December 31,
	2022	2021

	amounts in thousands
Accounts receivable	$23,980	26,935
Contract assets	46,254	45,309
Total accounts receivable and contract assets, net of allowance for credit losses	$70,234	72,244

Accounts receivable and contract assets are reflected net of an allowance for credit losses. A summary of activity in the allowance for credit losses is as follows:

	Beginning of	Charges (credits) to		End of year
	year balance	expense	Write-Offs	balance

	amounts in thousands
2022	$406	(86)	(7)	313
2021	$478	114	(186)	406

The Company applies the “expected credit loss” methodology in estimating its allowance for credit losses by first considering historical losses and adding consideration of current market conditions, the customers’ financial condition, the amount of receivables in dispute, the current receivables aging and current payment patterns. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

Property and Equipment

Property and equipment are recorded at cost, less impairments, if any. Expenditures for improvements that add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed when incurred. When depreciable properties are retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts, and the resulting gain or loss is included in the combined statements of operations. Depreciation is recognized over the estimated useful lives of the assets using the straight-line method.

Investments

Braves Holdings or certain of its subsidiaries maintain investments in various entities, including certain MLB affiliates, Georgia Ballpark Hotel Company, LLC and Battery Hotel Group, LLC.

Investments in entities in which Braves Holdings or its subsidiaries have significant influence, but less than a controlling voting interest, are accounted for using the equity method. Significant influence is generally presumed to exist when the Company (i) owns between 20% and 50% of a voting interest in the investee, (ii) holds substantial management rights, or (iii) holds an interest greater than 3% to 5% in an investee that is a limited partnership. The presumption that exists for interests in the ranges stated above is overcome in limited circumstances if it is readily apparent based on the facts and circumstances that the investor does not have the ability to influence the financial and operating policies over the investee. Under the equity method, the investment, originally recorded

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

at cost, is adjusted to recognize the Company’s share of net earnings or losses of the investment as they occur rather than as dividends or other distributions as they are received. Losses are limited to the extent of the Company’s investment in, advances to and commitments for the investee.

The Company relies on management of these affiliates to provide it with accurate financial information prepared in accordance with GAAP that the Company uses in the application of the equity method. In addition, the Company relies on audit reports that are provided by the affiliates’ independent auditors on the financial statements of such affiliates. In the event the Company is unable to obtain accurate financial information from an equity affiliate in a timely manner, the Company records its share of earnings or losses on a lag. The Company is not aware of any errors in, or possible misstatements of, the financial information provided by its equity affiliates that would have a material effect on the Company’s combined financial statements.

The Company periodically reviews the carrying amounts of its investments to determine whether a decline in fair value below the carrying value is other than temporary. The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company’s carrying value; the severity of the decline; and the financial condition, operating performance and near term prospects of the investee. In addition, the Company considers the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; changes in valuation subsequent to the balance sheet date; and the Company’s intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. If the decline in fair value is deemed to be other than temporary, the carrying value of the equity method investment is written down to fair value. In situations where the fair value of an investment is not evident due to a lack of a public market price or other factors, the Company uses its best estimates and assumptions to arrive at the estimated fair value of such investment. The Company’s assessment of the foregoing factors involves judgment and accordingly, actual results may differ materially from the Company’s estimates and judgments. Write-downs for equity method investments are included in share of earnings (losses) of affiliates.

Intangible Assets

Intangible assets subject to amortization, comprised of broadcast rights, are amortized straight-line over their estimated useful lives to their estimated residual values and are included in other assets, net in the combined balance sheets. Amortization of broadcast rights was approximately $3.0 million for each of the years ended December 31, 2022 and 2021, and was included in depreciation and amortization expense in the combined statements of operations.

Goodwill and franchise rights (collectively, “indefinite-lived intangible assets”) are not amortized, but instead are tested for impairment at least annually. The annual impairment assessment of the Company’s indefinite-lived intangible assets is performed during the fourth quarter of each year, or more frequently if events and circumstances indicate impairment may have occurred.

The Company’s goodwill is allocated entirely to its baseball reportable segment. The accounting guidance permits entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative goodwill impairment test. The accounting guidance also allows entities the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to the quantitative impairment test. The entity may resume performing the qualitative assessment in any subsequent period.

In evaluating goodwill on a qualitative basis, the Company reviews the business performance of each reporting unit and evaluates other relevant factors as identified in the relevant accounting guidance to determine whether it is more likely than not that an indicated impairment exists for any of our reporting units. The Company considers whether there are any negative macroeconomic conditions, industry specific conditions, market changes, increased competition, increased costs in doing business, management challenges, the legal environments and how these factors might impact company specific performance in future periods. As part of the analysis, the Company also considers fair value determinations for certain reporting units that have been made at various points throughout the current and prior years for other purposes. The Company performed a qualitative analysis during the fourth quarter of 2022 and concluded it was not more likely than not that an impairment existed.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

If based on the qualitative analysis it is more likely than not that an impairment exists, the Company performs the quantitative impairment test. The quantitative goodwill impairment test compares the estimated fair value of a reporting unit to its carrying value. Developing estimates of fair value requires significant judgments, including making assumptions about appropriate discount rates, perpetual growth rates, relevant comparable market multiples, public trading prices and the amount and timing of expected future cash flows. The cash flows employed in the Company’s valuation analysis are based on management’s best estimates considering current marketplace factors and risks as well as assumptions of growth rates in future years. There is no assurance that actual results in the future will approximate these forecasts. If the carrying value of a reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

The accounting guidance also permits entities to first perform a qualitative assessment to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. The accounting guidance also allows entities the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to the quantitative impairment test. The entity may resume performing the qualitative assessment in any subsequent period. If the qualitative assessment supports that it is more likely than not that the carrying value of the Company’s indefinite-lived intangible assets, other than goodwill, exceeds its fair value, then a quantitative assessment is performed. If the carrying value of an indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or an asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows using an appropriate discount rate. Management judgment is necessary to estimate the fair value of asset groups. Accordingly, actual results could vary significantly from such estimates. Asset groups to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Amateur Player Acquisition Rights

Amateur player acquisition rights consist of upfront payments to players that are capitalized and amortized using the straight-line method over their estimated useful lives. Such amounts are included in other assets, net in the combined balance sheets. Amortization of amateur player acquisition rights was approximately $11.0 million and $9.6 million for the years ended December 31, 2022 and 2021, respectively, and was included in depreciation and amortization expense in the combined statements of operations.

Derivative Instruments and Hedging Activities

All of the Company’s derivatives, whether designated as hedging relationships or not, are recorded on the combined balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings or losses. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive earnings (loss) and are recognized in the combined statement of operations when the hedged item affects earnings or losses. Ineffective portions of changes in the fair value of cash flow hedges are recognized in net earnings (loss). If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in net earnings (loss). None of the Company’s derivatives are currently designated as hedges.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

Pension Plans

Braves Holdings’ current and former players as well as certain coaches, managers, trainers and assistant trainers participate in a multi-employer defined-benefit pension plan in which all of the Clubs participate and equally fund. A certain population of Braves Holdings’ non-uniformed personnel participate in a defined-benefit pension plan sponsored by Braves Holdings.

The Company records amounts relating to its Braves Holdings-sponsored plan based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return and compensation increases. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The Company believes that the assumptions utilized in recording its obligations under its plan are reasonable based on its experience and market conditions.

The Company recognizes the funded status of the Braves Holdings-sponsored defined-benefit pension plan as a net asset or liability and recognizes changes in that funded status in the year in which the changes occur through other comprehensive earnings (loss) to the extent those changes are not included in net periodic cost. The funded status reported on the Company’s combined balance sheets as of December 31, 2022 and 2021 was measured as the difference between the fair value of plan assets and the projected benefit obligation.

Revenue Recognition

ASC 606 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers and also requires disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.

Revenue is recognized when, or as, performance obligations under the terms of a contract are satisfied, which generally occurs when, or as, control of the promised products or services are transferred to customers. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or services to a customer (transaction price). To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing the most likely amount to which the Company expects to be entitled. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information that is reasonably available.

Contracts with customers may contain multiple performance obligations. For such arrangements, the transaction price is allocated to each performance obligation based on the estimated relative stand-alone selling prices of the promised products or services underlying each performance obligation. The Company determines stand-alone selling prices based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the stand-alone selling price considering available information, such as market conditions and internal pricing guidelines related to the performance obligations.

Significant portions of the transaction prices for Braves Holdings are related to undelivered performance obligations that are under contractual arrangements that extend beyond one year. The Company anticipates recognizing revenue from the delivery of such performance obligations of approximately $283.1 million in 2023, $264.1 million in 2024, $817.0 million in 2025 through 2030, and $146.1 million thereafter, primarily recognized through 2035. We have not included any amounts in the undelivered performance obligations amounts for those performance obligations that relate to a contract with an original expected duration of one year or less.

Sales, value add, and other taxes when collected concurrently with revenue producing activities are excluded from revenue. If, at contract inception, the Company determines the time period between when the Company transfers a promised good or service to a

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

customer and when the customer pays the Company for that good or service is one year or less, the Company does not adjust the promised amount of consideration for the effects of a significant financing component.

When consideration is received from a customer prior to transferring services to the customer under the terms of a contract, deferred revenue is recorded. The primary source of the Company’s deferred revenue relates to suite and season ticket arrangements, as well as certain sponsorship arrangements. Deferred revenue is recognized as revenue when, or as, control of the products or services are transferred to the customer and all revenue recognition criteria have been met. At December 31, 2022 and 2021, the Company had long-term deferred revenue of $14.3 million and $10.7 million, respectively, which were included in other noncurrent liabilities in the combined balance sheets. During the years ended December 31, 2022 and 2021, the Company recognized $81.6 million and $77.4 million, respectively, of revenue that was included in deferred revenue at the beginning of the respective year.

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on an evaluation of whether the Company controls the good or service before transfer to the customer. When the Company concludes that it controls the good or service before transfer to the customer, the Company is considered a principal in the transaction and records revenue on a gross basis. When the Company concludes that it does not control the good or service before transfer to the customer but arranges for another entity to provide the good or service, the Company acts as an agent and records revenue on a net basis in the amount it earns for its agency service.

The following table disaggregates Braves Holdings’ revenue by source:

	Years ended December 31,
	2022	2021

	amounts in thousands
Baseball revenue:
Baseball event	$298,364	287,348
Broadcasting	154,185	163,188
Retail and licensing	47,792	44,089
Other	34,643	27,772
Baseball revenue	534,984	522,397
Mixed-Use Development revenue	53,577	41,320
Total revenue	$588,561	563,717

The Company’s revenue recognition policies summarizing the nature, amount, timing and uncertainty associated with each major source of revenue from contracts with customers are described below.

Baseball Event Revenue

The Company derives event-related revenue from gameday tickets, concessions and parking. These arrangements have limited performance obligations for single or mini multigame ticket packages and include a fixed-fee transaction price. The Company’s performance obligations are satisfied as the related benefits are delivered to each customer.

In addition, the Company derives event related revenue from suite arrangements, season tickets and advertising sponsorships (in the form of Stadium signage and other sponsorship elements). These arrangements may be multiyear fee arrangements and include annual market increases. Payment terms for these arrangements can vary by contract, but payments are generally due in installments prior to each regular season. The Company’s performance obligations under such arrangements are to provide the customer with certain benefits during each regular season. The transaction price of the arrangement is allocated to each performance obligation based on the relative standalone selling price of each obligation. In determining the stand-alone selling price, the Company considers the contractually agreed-upon fees, as compared to other arrangements. The Company’s performance obligations are satisfied as the related benefits are delivered to each customer. Revenue is recognized on a per game basis during the regular season based on a pro rata share of total revenue allocated to the entire regular season to the total number of home games during the regular season.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

Broadcasting Revenue

The Company derives revenue from the sale of local broadcasting rights and national broadcasting rights negotiated by the BOC on behalf of the Clubs.

Each Club has the right to authorize the television broadcast, within its home television territory, of games in which it participates, subject to certain exceptions. ANLBC has a long-term local broadcasting agreement with Sportsouth Network II, LLC, the owner and operator of the SportSouth and FS South video programming services (“Bally Sport South” and “Bally Sports Southeast,” formerly known as Fox Sports South and Fox Sports Southeast, respectively), granting its regional cable networks the right to broadcast substantially all of the Braves games not otherwise selected for broadcast within the home television territory of the Braves by national broadcast partners for the 2013 through 2027 seasons. Over the 15-year term of the agreement, ANLBC is entitled to receive payments, subject to the actual number of games broadcast during the term. Pursuant to the terms of the agreement, ANLBC receives such rights fees in monthly installments from January through August of each year. The transaction price under the local television broadcast arrangement is variable in nature as certain provisions exist as to the consideration received in certain years. The Company estimates the entire transaction price of the contractual arrangements and recognizes revenue allocated to each of the performance obligations within the contractual arrangements as those performance obligations are satisfied. In estimating the transaction price, the Company considers the contractually agreed-upon fees as well as qualitative considerations with respect to the number of games expected to be broadcast. The resulting transaction price is allocated entirely to each contract year as stated in the contractual agreement and revenue is recognized using an output measure of progress toward satisfaction of the Company’s performance obligations within the contract year, as the underlying benefits are provided. During the year ended December 31, 2021, the Company recognized $13.4 million in revenue from performance obligations satisfied in prior periods. The cumulative catch-up adjustment resulted from a change in the estimated variable transaction price that was constrained in prior periods.

The Company also participates in the revenue generated from national television and radio broadcast arrangements negotiated by the BOC on behalf of the Clubs with ESPN Inc., Turner Broadcasting System, Inc., Fox Broadcasting Company, Sirius XM Satellite Radio and others (the “National Broadcast Rights”). Under the rules and regulations adopted by MLB, as well as a series of other agreements and arrangements that govern the operation and management of a Club, the BOC has the authority, acting as the agent on behalf of the Clubs, to enter into and administer all contracts for the sale of National Broadcast Rights. The transaction prices under national broadcasting rights arrangements are typically fixed and are allocated to each performance obligation within the contractual arrangements. The fixed license fees are allocated to each of the performance obligations within the contractual arrangements, based on the stand-alone selling price of the intellectual property. The resulting transaction price is allocated entirely to the rights provided for the related contract year, and revenue is recognized using an output measure of progress toward satisfaction of the Company’s performance obligations within the contract year, which is generally as games are made available for use under license agreement.

Retail and Licensing Revenue

The Company has retail merchandise sales at the Stadium. Sales of merchandise are recorded at the point of sale, net of returns. The Company has elected to present sales taxes on a net basis.

The Company participates in an agency arrangement along with the other 29 Clubs whereby net revenue generated from licensing arrangements with third parties is divided equally among the Clubs. The transaction price is based upon the expected distribution values as communicated by MLB. The timing of revenue recognition and receipt of this revenue is dependent on the nature of the underlying performance obligation, which is generally over time.

Mixed-Use Development Revenue

The Company receives lease income as the lessor for certain buildings and land in the Mixed-Use Development. Revenue from minimum rents are recognized on a straight-line basis over the terms of their respective lease agreements. Some retail tenants are required to pay overage rents based on sales over a stated base amount during the lease term. Overage rents are only recognized when each tenant’s sales exceed the applicable sales threshold. Tenants reimburse the Company for a substantial portion of the Company’s

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

operating expenses, including common area maintenance, real estate taxes and property insurance. The Company accrues reimbursements from tenants for recoverable portions of all these expenses as revenue in the period the applicable expenditures are incurred. The Company recognizes differences between estimated recoveries and the final billed amounts in the subsequent year.

Parking and sponsorship revenue comprise a relatively small portion of Mixed-Use Development revenue. Sponsorship revenue is recognized on a straight-line basis over each annual period. Parking revenue is recognized daily based on actual usage.

Compensation to Players and Other Baseball Personnel

Player and other baseball personnel contracts are expensed based on a systematic and rational method where the expense typically follows the annual contractual amounts payable for each season. If compensation is earned currently but is to be paid in future periods, the earned amount, net of imputed interest based on the expected payout period, is charged to expense, and amounts not paid are reflected as either a current or noncurrent liability in the combined balance sheets. Interest imputed on these obligations is amortized and charged to expense using the effective interest method and reflected in the combined statements of operations as interest expense. Interest income for these investments is recognized when earned.

In the event the Club terminates a player’s contract where the reason for the player’s failure is not based on an act of the player that is proscribed by the contract, the Club may be required to make minimum payments to the player for the balance of the contract’s term. With respect to such payments, the present value of the remaining unpaid balance of that contract, including unamortized capitalized signing bonuses, is expensed in the year the person is released, and any unpaid amounts are included in accounts payable and accrued liabilities in the combined balance sheets. If it is probable that an injury will prevent a player from playing in future periods, the present value of compensation to be earned during those periods, net of any insurance proceeds, is expensed in the period in which the injury was determined to prevent future play.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs aggregated $5.2 million and $6.2 million for the years ended December 31, 2022 and 2021, respectively, and were recorded in the selling, general and administrative expenses line in the combined statements of operations.

Stock-Based Compensation

As more fully described in note 9, Liberty Media has granted to its directors, employees and employees of Braves Holdings, certain equity-classified awards (collectively, “Awards”). The Company measures the cost of employee services received in exchange for Awards based on the grant date fair value of the Award, and recognizes that cost over the period during which the employee is required to provide service (usually the vesting period of the Awards). The Company estimates grant date fair value using the Black-Scholes valuation model. During the years ended December 31, 2022 and 2021, the Company recorded stock-based compensation expense of $12.2 million and $12.4 million, respectively. These amounts are included in selling, general and administrative expense in the combined statements of operations.

Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Net deferred tax assets are then reduced by a valuation allowance if the Company believes it is more likely than not such net deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

Pro Forma Earnings per Share

Unaudited pro forma earnings (loss) per common share is computed by dividing net earnings (loss), excluding any unrealized gains (losses) on intergroup interests, as detailed in the table below, by 61.6 million common shares, which is the aggregate number of shares of Series A, Series B and Series C common stock that would have been issued if the Split-Off had occurred on December 31, 2022, assuming a one for one distribution ratio on Series A, Series B and Series C for every share of Series A, Series B or Series C Liberty Braves common stock outstanding and assuming settlement and extinguishment of the intergroup interests, as described in note 1.

Year ended
December 31, 2022
amounts in thousands
Net earnings (loss)	$(34,172)
Less: Unrealized gains (losses) on intergroup interests	(35,154)
Unaudited pro forma net earnings (loss)	$982

Reclasses and Adjustments

Certain prior period amounts have been reclassified for comparability with the current year presentation.

Estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company considers (i) fair value measurements of non-financial instruments and (ii) accounting for income taxes to be its most significant estimates.

(3)Property and Equipment

Property and equipment consisted of the following:

		December 31, 2022			December 31, 2021
	Estimated		Owned			Owned
	Useful		assets			assets
	Life	Owned	available to		Owned	available to
	in years	assets	be leased	Total	assets	be leased	Total

		amounts in thousands
Land	NA	$19,643	21,831	41,474	19,643	21,831	41,474
Buildings and improvements	15 – 39	282,314	354,959	637,273	283,781	353,507	637,288
Leasehold improvements	15 – 39	72,455	61,876	134,331	69,854	59,492	129,346
Furniture and equipment	5 – 7	176,227	8,061	184,288	174,483	7,469	181,952
Construction in progress	NA	886	9,524	10,410	3,774	4,605	8,379
Property and equipment, at cost		$551,525	456,251	1,007,776	551,535	446,904	998,439

Included within property and equipment is capitalized interest of $18.2 million as of December 31, 2022 and 2021. Capitalized interest is recorded as part of an asset’s cost and depreciated over the asset’s useful life.

Depreciation expense for the years ended December 31, 2022 and 2021 was $55.7 million and $56.8 million, respectively.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

During the year ended December 31, 2022, the Company recognized approximately $4.8 million of property and equipment impairment losses, allocated entirely to the baseball reportable segment, as a result of hurricane damage at the Braves’ spring training facility located in North Port, Florida.

(4)Investments in Affiliates Accounted for Using the Equity Method

The following table includes the Company’s carrying amount and percentage ownership of its investments in affiliates:

	December 31, 2022		December 31, 2021
	Percentage	Carrying	Carrying
	Ownership	amount	amount

		amounts in thousands
MLBAM	3.3%	$45,102	58,613
BELP	3.3%	33,224	35,502
Other	50.0%	16,238	18,846
Total		$94,564	112,961

The following table presents the Company’s share of earnings (losses) of affiliates:

	Years ended December 31,
	2022	2021

	amounts in thousands
MLBAM	$24,386	23,230
BELP	(1,928)	6,779
Other	6,469	999
Total	$28,927	31,008

MLBAM

MLB Advanced Media, L.P. (“MLBAM”) was formed in January 2000 pursuant to a vote of the 30 owners of the Clubs, whereby each Club agreed to cede substantially all of its individual Club internet and interactive media rights to MLBAM for an indirect 3.33% interest in MLBAM. The Company’s investment in MLBAM is considered an equity method investment as the investment is in a limited partnership where significant influence is generally presumed to exist.

At the time of the acquisition of ANLBC by a predecessor of Liberty Media in 2007, the fair value of the MLBAM investment exceeded ANLBC’s proportionate share of MLBAM’s net assets, resulting in excess basis in the investment in MLBAM. The excess basis as of December 31, 2022 and 2021 was indefinite lived and aggregated approximately $10.3 million.

BELP

Baseball Endowment L.P. (“BELP”) is an investment fund formed by the Clubs principally for the purpose of investing, on a long-term basis, assets on their behalf intended to provide a competitive market rate investment return while minimizing investment volatility. The Company’s investment in BELP is considered an equity method investment as the investment is in a limited partnership where significant influence is generally presumed to exist. The Company records its share of BELP’s earnings (losses) on a one month lag.

The investments held by BELP are recorded at fair value. Investments in open-end mutual funds are valued at such fund’s closing net asset value per share on the date of valuation. The investments in investment funds represent BELP’s proportionate share of the investment funds’ partners’ capital, or net asset value, as reported by the underlying investment fund managers. The net asset values

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

(NAV), or their equivalents were used, as a practical expedient under GAAP, in determining the fair values of these investments. Investments in common stock and exchange-traded funds, which are traded on a securities exchange, are generally valued at the last reported sales price on the day of valuation. Investments in fixed-income securities are valued at quoted prices provided by independent pricing vendors. In the absence of readily determinable market prices or in the absence of a formal securities exchange, investments are valued at their fair value as determined by management. If a readily determinable market price or a formal securities exchange was available, these fair values could be materially different. In determining the fair value of such an investment, BELP management considers recent transactions in the investment, if available, and the investment prospects for the future, which include an analysis of the financial condition, cash flows and capital structure of the investment.

As required by GAAP, investments are classified within the level of the lowest significant input considered in determining fair value. In evaluating the level at which BELP’s investments have been classified, BELP management has assessed factors, including, but not limited to, price transparency, and the existence or absence of certain restrictions at the measurement date. BELP management generally classifies investments in exchange-traded equities, mutual funds, and exchange-traded funds as Level 1 investments and fixed-income securities as Level 2 investments, and classifies other investments without a readily determinable market price as Level 3 investments. Historically, BELP management has maintained less than 5% of the underlying investments in Level 3.

Other Affiliates

Braves Holdings has 50% interests in two joint ventures that were formed to develop, own and operate hotels in the Mixed-Use Development. The equity method of accounting is applied to these investments as Braves Holdings does not have the ability to direct the most significant activities that impact their economic performance. In addition, Braves Holdings records its share of the earnings (losses) of these investments on a three month lag.

Summary Financial Information

In accordance with the Securities and Exchange Commission (“SEC”) rules, we must determine which, if any, of our equity method investments is a "significant subsidiary." The rules mandate the use of three different tests to determine if any of our equity securities are significant subsidiaries: the investment test, the asset test and the income test. The table below provides the summarized financial information required by Rule 4-08(g) of Regulation S-X for all of our equity method investments that met the significance criteria, when aggregated.

Balance Sheets

	December 31,
	2022	2021

	amounts in thousands
Current assets	$812,884	758,942
Noncurrent assets	$2,237,854	2,475,250
Current liabilities	$401,562	469,311
Noncurrent liabilities	$626,474	254,374
Equity	$2,022,702	2,510,507

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

Statements of Operations

	Years ended December 31,
	2022	2021

	amounts in thousands
Revenue	$1,334,785	1,229,751
Earnings (loss) before income taxes	$729,472	862,076
Net earnings (loss)	$722,292	856,198

As disclosed above, the Company records its share of the earnings (losses) of BELP and the other two joint ventures in which it holds a 50% interest on a lag. The aggregated amounts in the tables above include financial information for these affiliates based on the applicable lag.

(5)Debt

Debt is summarized as follows:

	December 31,
	2022	2021

	amounts in thousands
Baseball
League wide credit facility	$—	100,000
MLB facility fund – term	30,000	30,000
MLB facility fund – revolver	43,700	46,000
TeamCo revolver	—	20,000
Term debt	171,694	233,286
Mixed-Use Development
Credit facilities	103,163	175,618
Term debt	197,334	95,000
Deferred financing costs	(3,925)	(3,201)
Total debt	541,966	696,703
Debt classified as current	(74,806)	(11,685)
Total long-term debt	$467,160	685,018

League Wide Credit Facility

In December 2013, a subsidiary of Braves Holdings executed various agreements to enter into MLB’s League Wide Credit Facility (the “LWCF”). Braves Holdings also established a special purpose Delaware statutory trust, the Braves Club Trust (the “Club Trust”), and transferred, among other things, to the Club Trust its rights to receive distributions of revenue from the National Broadcasting Contracts, which secure borrowings under the LWCF. Pursuant to the terms of a revolving credit agreement, Major League Baseball Trust may borrow from certain lenders, with Bank of America, N.A. acting as the administrative agent. Major League Baseball Trust then uses the proceeds of such borrowings to provide loans to the club trusts of the participating Clubs. Major League Baseball Trust has granted Wells Fargo Bank, National Association, the collateral agent in respect of the LWCF, a first priority lien to secure the borrowings under the LWCF. The maximum amount available to the Club Trust under the LWCF was $125 million as of December 31, 2022. The commitment termination date of the revolving credit facility under the LWCF, which is the repayment date for all amounts borrowed under such revolving credit facility, is July 10, 2026.

Under the LWCF, the Club Trust can request a revolving credit advance in the form of a Eurodollar or Base Rate loan. Each loan bears interest on the unpaid principal amount from the date made through maturity at a rate determined by the Eurodollar or Base Rate, plus an applicable margin. The interest rate of a Eurodollar loan was one-month LIBOR plus a margin of 1.20% to 1.325%,

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

based on the credit rating of Major League Baseball Trust. The interest rate of a Base Rate loan was the greater of (x) the Federal Funds rate plus 0.50%, (y) the prevailing Prime, and (z) LIBOR plus 1.00%, plus a margin of 0.200% to 0.325%, based on the credit rating of Major League Baseball Trust. Beginning in May 2022, interest based on LIBOR under the LWCF was replaced with interest based on the Secured Overnight Financing Rate (“SOFR”) plus 0.1%. Borrowings outstanding under the LWCF bore interest at a rate of 5.7% and 1.3% per annum as of December 31, 2022 and 2021, respectively.

MLB Facility Fund

In December 2017, a subsidiary of Braves Holdings executed various agreements to enter into the MLB Facility Fund (the “MLBFF”). Braves Holdings also established a special purpose Delaware limited liability company, Braves Facility Fund LLC (“Braves Facility Fund”), and transferred to Braves Facility Fund its rights to receive distributions from the Club Trust, which secure borrowings under the MLBFF. Pursuant to the terms of an indenture, a credit agreement and certain note purchase agreements, Major League Baseball Facility Fund, LLC may borrow from certain lenders. Major League Baseball Facility Fund, LLC then uses the proceeds of such borrowings to provide loans to each of the participating Clubs. Amounts advanced pursuant to the MLBFF are available to fund ballpark and other baseball-related real property improvements, renovations, and/or new construction.

Term

In June 2020, Braves Facility Fund converted previous borrowings under a revolving credit advance to a $30 million term note with Major League Baseball Facility Fund, LLC (the “MLB facility fund — term”). Interest is payable on June 10 and December 10 of each year at an annual rate of 3.65%. In each of December 2029 and 2030, $15 million of the term note matures.

Revolver

In May 2021, Braves Facility Fund established a revolving credit commitment with Major League Baseball Facility Fund, LLC (the “MLB facility fund — revolver”). The maximum amount available to Braves Facility Fund, LLC under the MLB facility fund — revolver was $43.7 million as of December 31, 2022. The commitment termination date, which is the repayment date for all amounts borrowed under the revolving credit facility of the MLBFF, is July 10, 2026.

Under a credit agreement, Braves Facility Fund can request a revolving credit advance in the form of a Eurodollar or Base Rate loan. Each loan bears interest on the unpaid principal amount from the date made through maturity at a rate determined by a Eurodollar or Base Rate, plus an applicable margin. The interest rate of a Eurodollar loan was one-month LIBOR plus a margin of 1.275% to 1.400%, based on the credit rating of Major League Baseball Facility Fund, LLC. The interest rate of a Base Rate loan was the greater of (x) the Federal Funds rate plus 0.50%, (y) the prevailing Prime rate, and (z) LIBOR plus 1.00%, plus a margin of 0.275% to 0.400%, based on the credit rating of Major League Baseball Facility Fund, LLC. Beginning in May 2022, interest based on LIBOR under the MLB facility fund — revolver was replaced with interest based on the SOFR plus 0.1%. Borrowings outstanding under the MLB facility fund — revolver bore interest at a rate of 5.73% and 1.38% per annum as of December 31, 2022 and 2021, respectively.

TeamCo Revolver

In July 2014, a subsidiary of Braves Holdings entered into a Revolving Credit Agreement (the “TeamCo Revolver”). In September 2016, Braves Holdings amended the TeamCo Revolver to provide for revolving commitments of $85 million. In March 2018, Braves Holdings amended the agreement to extend the commitment termination date to March 27, 2023. Under the agreement, Braves Holdings can request a revolving credit loan in the form of a Eurodollar or Base Rate loan. Each loan bears interest on the unpaid principal amount from the date made through maturity at a rate determined by a Eurodollar or Base Rate, plus an applicable margin. The interest rate of a Base Rate loan was the greater of (x) the prevailing Prime rate, (y) the prevailing Federal Funds rate plus 0.50%, and (z) LIBOR plus 1.00%, plus a margin of 0.25%. In August 2022, the TeamCo Revolver was amended, increasing the borrowing capacity to $150 million, extending the maturity to August 2029 and replacing the Eurodollar interest rate with SOFR. Borrowings outstanding under the TeamCo Revolver bore interest at a rate of 5.73% and 1.35% and per annum as of

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

December 31, 2022 and 2021, respectively. Under the TeamCo Revolver, Braves Holdings must maintain certain financial covenants, including a fixed-charge coverage ratio and total enterprise indebtedness.

Baseball Term Debt

In August 2016, a subsidiary of Braves Holdings entered into a senior secured permanent placement Note Purchase Agreement for $200 million. The notes bear interest at 3.77% per annum and are scheduled to mature in September 2041. Braves Holdings makes principal and interest payments of $6.4 million each March 30 and September 30. At December 31, 2022 and 2021, Braves Holdings had borrowings of $170.1 million and $176.1 million under the Note Purchase Agreement, net of unamortized debt issuance costs of $1.6 million and $1.7 million, respectively. Additionally, Braves Holdings must maintain certain financial covenants, including debt service coverage ratios.

In October 2017, a subsidiary of Braves Holdings entered into a senior secured Floating Rate Note Purchase Agreement for $75 million. The floating rate notes bear interest at three-month LIBOR plus 1.70% per annum and are scheduled to mature in September 2029. On each calendar quarter-end, Braves Holdings repays $1.2 million of principal, with the remaining balance due at maturity. At December 31, 2021, Braves Holdings had borrowings of $55.1 million under the Floating Rate Note Purchase Agreement, net of unamortized debt issuance costs of $357 thousand. During August 2022, the Floating Rate Note Purchase Agreement was repaid in full with borrowings under the TeamCo Revolver.

Mixed-Use Development Credit Facilities

In March 2019, a subsidiary of Braves Holdings amended a construction loan agreement, increasing the principal available to $81 million. The increased availability was primarily used to construct phase II of the retail portion of the Mixed-Use Development. Interest accrues monthly at one-month LIBOR plus 2.50% per annum. If rental income results in a debt service coverage ratio of 1.30:1.00, the rate drops to one-month LIBOR plus 2.35% per annum. The loan was scheduled to mature in March 2023. At December 31, 2022 and 2021, Braves Holdings had borrowings outstanding of $67.7 million and $67.5 million, net of unamortized debt issuance costs of $33 thousand and $229 thousand, respectively. Beginning in March 2023, interest based on LIBOR under the construction loan agreement was replaced with interest based on the SOFR. Additionally, in March 2023, the maturity of the loan was extended to June 2023.

In August 2016, a subsidiary of Braves Holdings entered into a $37.5 million construction loan agreement that matures in November 2024. The proceeds were primarily used to pay the construction costs of an entertainment building adjacent to the Stadium, as well as assist with phase II construction of the Mixed-Use Development. Interest accrues monthly at 4% per annum. Beginning December 15, 2020 and on each month thereafter, Braves Holdings makes principal and interest payments of $179 thousand. At December 31, 2022 and 2021, Braves Holdings had borrowings outstanding of $35.3 million and $36.0 million, net of unamortized debt issuance costs of $88 thousand and $137 thousand, respectively.

Under the construction loans, Braves Holdings must maintain certain financial covenants, including a debt yield ratio.

Mixed-Use Development Term Debt

In May 2018, a subsidiary of Braves Holdings refinanced a construction loan with a new $95 million Term Loan Agreement. The Term Loan Agreement bears interest at one-month LIBOR plus 1.35% per annum and is scheduled to mature on May 18, 2025. The full principal amount will be due at maturity. At December 31, 2022 and 2021, Braves Holdings had borrowings of $94.9 million and $94.8 million under the Term Loan Agreement, net of unamortized debt issuance costs of $133 thousand and $189 thousand, respectively.

In June 2022, subsidiaries of Braves Holdings refinanced a construction loan agreement that was used to construct an office building within the Mixed-Use Development with a new term loan facility with $125 million in commitments, approximately $22.7 million of which is not available for borrowing as of December 31, 2022, but is expected to be available once certain conditions are

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

met. The term loan agreement bears interest at one-month SOFR plus 2.10% per annum and is scheduled to mature on June 13, 2027. Approximately $2 million of annual principal payments commence in July 2024. At December 31, 2022 and 2021, Braves Holdings had borrowings outstanding of $101.3 million and $71.4 million, net of unamortized debt issuance costs of $1.0 million and $305 thousand, respectively.

Five Year Maturities

As of December 31, 2022, the principal maturities of outstanding debt obligations for each of the next five years are as follows (amounts in thousands):

2023	$74,806
2024	$42,647
2025	$104,282
2026	$53,325
2027	$103,256

Fair Value of Debt

Due to the variable rate nature of the LWCF, MLB facility fund — revolver, TeamCo revolver and Mixed-Use Development Credit Facilities, the Company believes that the carrying amount of such debt approximates fair value at December 31, 2022. Based on U.S. treasury rates for a matched maturity, the Company believes the carrying amount of the notes outstanding under the senior secured permanent placement Note Purchase Agreement approximates fair value as of December 31, 2022.

Debt Covenants

As of December 31, 2022, Braves Holdings was in compliance with all financial debt covenants.

Interest Rate Swaps (Level 2)

In May 2018, a subsidiary of Braves Holdings entered into an interest rate swap agreement with Truist Bank for a notional amount of $95 million, maturing on May 5, 2025. As of December 31, 2022 and 2021, the fair value of the interest rate swap was an asset of $3.4 million and a liability of $5.6 million, respectively.

In August 2019, a subsidiary of Braves Holdings entered into an interest rate swap agreement with Truist Bank for a notional amount of $100 million, maturing on March 8, 2023. Effective April 1, 2020, the notional amount began at $25 million and increased over time to $100 million as of August 1, 2020. As of December 31, 2022 and 2021, the fair value of the interest rate swap was an asset of $855 thousand and a liability of $934 thousand, respectively.

In May 2022, a subsidiary of Braves Holdings entered into an interest rate swap agreement with Truist Bank for a notional amount of $100 million maturing on June 1, 2025. The interest rate swap becomes effective in March 2023. As of December 31, 2022, the fair value of the interest rate swap was an asset of $2.9 million.

Interest rate swaps are included within other current assets and other assets, net as of December 31, 2022 and other noncurrent liabilities as of December 31, 2021, in the combined balance sheets and changes in the fair value of the interest rate swaps are recorded to realized and unrealized gains (losses) on financial instruments, net in the combined statements of operations.

(6)Leases

The Company determines if an arrangement is a lease (operating or finance) at inception. Braves Holdings primarily leases baseball stadiums and facilities, parking decks and surface lots, storage facilities and equipment. Leased assets represent the

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

Company’s right to use an underlying asset for the lease term and the lease liabilities represent the Company’s obligation to make lease payments arising from the lease.

In 2013, Braves Holdings entered into an agreement with Cobb County and the Exhibit Hall Authority to lease the Stadium. The agreement obligates Braves Holdings to play all home games in this facility beginning in 2017 through the 2046 season, with a 5-year extension option to 2051. In 2017, Braves Holdings entered into an agreement with Sarasota County, Florida to lease a spring training facility and stadium. The agreement obligates Braves Holdings to play all spring training home games in this facility beginning in 2020 through the 2049 season. Both leases are classified as finance leases and are recognized based on the present value of the remaining lease payments using Braves Holdings’ incremental borrowing rate.

Operating lease right-of-use assets and operating lease liabilities are recognized based on the present value of the future lease payments using Braves Holdings’ incremental borrowing rate at the commencement date of the lease. Variable lease payments not based on an index or rate are not included in the operating lease liability as they cannot be reasonably estimated and are recognized in the period in which the obligation for those payments is incurred. The Company accounts for the lease and nonlease components as a single component. Leases that have a term of 12 months or less upon commencement date are considered short-term in nature. Accordingly, short-term leases are not included on the combined balance sheets and are expensed on a straight-line basis over the lease term.

The Company’s leases have remaining lease terms of one to thirty-seven years, some of which may include the option to extend for up to ten years, and some of which include options to terminate the leases within one year. The Company determines the lease term by assuming the exercise of any renewal and/or early termination options that are reasonably assured.

The following table presents the components of lease expense:

	Years ended December 31,
	2022	2021

	amounts in thousands
Operating lease cost:
Long-term (fixed)	$812	1,730
Long-term (variable)	2,751	2,352
Short-term	3,680	949
Finance lease costs:
Depreciation of leased assets	31,334	34,500
Interest on lease liabilities	5,365	5,561
Net lease expense	$43,942	45,092

The remaining weighted average lease term and the weighted average discount rate were as follows:

	December 31,
	2022	2021
Weighted average remaining lease term (years):
Operating leases	4.3	13.2
Finance leases	26.7	27.6
Weighted average discount rate:
Operating leases	3.3%	3.4%
Finance leases	4.7%	4.7%

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

Supplemental combined balance sheet information related to leases is as follows:

	December 31,
	2022	2021

	amounts in thousands
Operating leases:
Operating lease right-of-use assets (1)	$2,669	3,849
Held for sale operating lease right-of-use assets (2)	—	8,684
	$2,669	12,533
Current operating lease liabilities (3)	$634	758
Operating lease liabilities (4)	2,035	3,091
Held for sale operating lease liabilities (5)	—	8,459
Total operating lease liabilities	$2,669	12,308
Finance leases:
Property and equipment, at cost	$469,335	479,586
Accumulated depreciation	(172,826)	(146,971)
Property and equipment, net	$296,509	332,615
Current finance lease liabilities (3)	$4,426	5,058
Finance lease liabilities	107,220	110,929
Total finance lease liabilities	$111,646	115,987
(1)	Included in other assets, net in the combined balance sheet.
(2)	Included in assets held for sale in the combined balance sheet.
(3)	Included in other current liabilities in the combined balance sheet.
(4)	Included in other noncurrent liabilities in the combined balance sheet.
(5)	Included in liabilities related to assets held for sale in the combined balance sheet.

Supplemental cash flow information related to leases was as follows:

	Years ended December 31,
	2022	2021

	amounts in thousands
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$688	1,670
Operating cash flows from finance leases	$4,564	5,546
Financing cash flows from finance leases	$5,574	4,985
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$88	120
Finance leases	$441	—

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

Future minimum payments under noncancelable operating leases and finance leases with initial terms of one year or more at December 31, 2022 consisted of the following:

	Operating leases	Finance leases

	amounts in thousands
2023	$714	9,601
2024	659	8,871
2025	634	8,902
2026	635	8,895
2027	232	8,895
Thereafter	—	135,425
Total lease payments	2,874	180,589
Less: implied interest	205	68,943
Present value of lease liabilities	$2,669	111,646

Lessor Arrangements

Braves Holdings receives lease income as the lessor for certain buildings and land in the Mixed-Use Development. Lease income is generally fixed over the duration of the contract and each lease contract contains clauses permitting extension or termination. Braves Holdings assesses the probability of payments at commencement of the lease contract and subsequently recognizes lease income over the lease term on a straight-line basis. Lease options for purchase of the leased asset by the lessee are generally not included. Some retail tenants are required to pay overage rents based on sales over a stated base amount during the lease term. Lease income is included within Mixed-Use Development revenue in the combined statements of operations.

Braves Holdings is a party primarily to operating leases and currently does not have significant sales-type or direct financing leases. Braves Holdings continues to measure and disclose the underlying assets subject to operating leases as property and equipment.

Deferred leasing costs consist primarily of capitalized third-party expenses in connection with lease originations. The Company records amortization of deferred leasing costs on a straight-line basis over the terms of the related leases. Deferred lease costs are included in other noncurrent assets in the Company’s combined balance sheets. Amortization of deferred leasing costs was approximately $1.6 million and $1.4 million for the years ended December 31, 2022 and 2021, respectively, and was recorded in depreciation and amortization expense in the combined statements of operations.

Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding tenant reimbursements of operating expenses and overage rent based on tenant sales volume as of December 31, 2022, are as follows (amounts in thousands):

2023	$30,622
2024	32,034
2025	32,531
2026	33,043
2027	31,859
Thereafter	182,225
$342,314

(7)Pension and Other Benefit Plans

Braves Holdings participates in the Major League Baseball Players Pension Plan (the “Players’ Pension Plan”) which is a multiemployer defined-benefit pension plan covering players as well as certain coaches, managers, trainers and assistant trainers of the Clubs. The plan provides retirement, disability and death benefits for eligible participants based on specific eligibility/participation

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

requirements, vesting periods and benefit formulas. The Players’ Pension Plan is identified by Employer Identification Number 51-0185287 and three-digit pension plan number 001. The Pension Protection Act of 2006 (the “PPA”) implemented requirements to categorize multiemployer pension plans based on funded status and other factors and impose certain restrictions on plans placed within a particular category. The Players’ Pension Plan has been certified as being in “green zone” status for the plan years commencing April 1, 2020 and 2019 and has not been categorized as endangered or critical since the implementation of the PPA. The risks to employers participating in a multiemployer plan are different from single employer plans in the following aspects:

●	Contributions to the plan made by one employer may be used to provide benefits to employees of other participating Clubs.
●	Under certain conditions, if a participating Club stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.
●	If Braves Holdings chose to stop participating in the plan, it may be required to pay the plan an amount based on the unfunded vested liabilities of the plan, which is known as a withdrawal liability.

Additionally, Braves Holdings participates in the Major League Baseball Players Welfare Plan (the “Players’ Welfare Plan”), which provides healthcare, dental, vision and life insurance benefits to current and former players, coaches, managers, trainers, assistant trainers and their surviving spouses and employees of the Major League Baseball Players Association (the “MLBPA”) who meet certain eligibility requirements.

The aggregate contribution to the Players’ Pension Plan and Players’ Welfare Plan is specified in the 2016 Agreement (as defined in note 12) and divided equally among the Clubs so that each Club’s contribution is 3.33% of the total amount contributed each year. The total annual contribution is allocated between the Players’ Pension Plan and the Players’ Welfare Plan at the discretion of MLB’s Pension Committee and the MLBPA. Braves Holdings contributed approximately $6.5 million and $6.6 million during the years ended December 31, 2022 and 2021, respectively, to the Players’ Pension Plan and the Players’ Welfare Plan, which is included as an expense within baseball operating costs in the combined statements of operations.

Certain of Braves Holdings’ non-uniformed personnel participate in a defined-benefit pension plan (the “Non-Uniformed Personnel Pension Plan”). Benefits under the Non-Uniformed Personnel Pension Plan generally are based on an employee’s years of service and compensation during the years immediately preceding retirement. Braves Holdings’ funding policy is to contribute amounts deductible for federal income tax purposes, which may vary from pension costs for financial reporting purposes. Braves Holdings uses a December 31 measurement date for the Non-Uniformed Personnel Pension Plan.

During October 2020, Braves Holdings amended the Non-Uniformed Personnel Pension Plan, which included the following changes:

●	Employees hired or re-hired on or after October 1, 2020 are not eligible to participate in the Non- Uniformed Personnel Pension Plan.
●	All other employees were required to make an election on whether to continue accruing benefits in the Non- Uniformed Personnel Pension Plan or cease benefit accruals and instead participate in an enhanced defined-contribution plan, which is sponsored by Liberty Media. The election period took place in November and December 2020, and the elections were effective January 1, 2021. For participants who elected to continue to accrue benefits, the Non-Uniformed Personnel Pension Plan will be permanently frozen to future benefit accruals as of December 31, 2030.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

The following table sets forth the Non-Uniformed Personnel Pension Plan’s benefit obligations, fair value of plan assets and funded status:

	December 31,
	2022	2021

	amounts in thousands
Projected benefit obligation:
Beginning of measurement period	$132,237	128,422
Service cost	5,558	5,730
Interest cost	4,190	3,792
Actual (gain) loss	(42,279)	(2,118)
Benefits paid	(2,980)	(2,920)
Other adjustments	(841)	(669)
End of measurement period	95,885	132,237

Fair value of plan assets:
Beginning of measurement period	97,387	86,272
Actual return on plan assets	(18,576)	6,504
Employer contributions	5,490	8,200
Benefits paid	(2,980)	(2,920)
Other adjustments	(841)	(669)
End of measurement period	80,480	97,387

Funded status	$(15,405)	(34,850)

For the years ended December 31, 2022 and 2021, the net gain was primarily due to an increase in the discount rate, partially offset by the loss due to changes in the plan’s population.

Amounts recognized in the combined balance sheets consist of:

	December 31,
	2022	2021

	amounts in thousands
Noncurrent liabilities	$(15,405)	(34,850)
Accumulated other comprehensive (earnings) loss	4,779	23,652
Net amount recognized	$(10,626)	(11,198)

Amounts recognized in accumulated other comprehensive (earnings) loss consist of the following:

	December 31,
	2022	2021

	amounts in thousands
Net actuarial loss	$4,498	23,337
Prior service cost	281	315
Accumulated other comprehensive (earnings) loss	$4,779	23,652

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

The accumulated benefit obligation for the Non-Uniformed Personnel Pension Plan was $91.3 million and $124.2 million at December 31, 2022 and 2021, respectively. Net periodic benefit cost recognized was as follows:

	Years ended December 31,
	2022	2021

	amounts in thousands
Components of net periodic benefit cost:
Service cost	$5,558	5,730
Interest cost	4,190	3,792
Expected return on plan assets	(6,820)	(5,898)
Amortization of:
Prior service cost	34	34
Actuarial loss	1,955	2,631
	$4,917	6,289

Braves Holdings expects to contribute $11.6 million to the Non-Uniformed Personnel Pension Plan in 2023. The benefits expected to be paid from the plan in each year 2023 through 2027 are $3.7 million, $4.1 million, $4.5 million, $4.8 million and $5.8 million, respectively. The aggregate benefits expected to be paid in the five years from 2028 through 2032 are $30.1 million. The expected benefits are based on the same assumptions used to measure Braves Holdings’ benefit obligation at December 31, 2022 and include estimated future employee service.

Weighted average assumptions used to determine benefit obligations are as follows:

	December 31,
	2022	2021
Discount rate	5.50%	3.05%
Rate of compensation increase	5.09%	4.00%

Weighted average assumptions used to determine net benefit cost are as follows:

	Years ended December 31,
	2022	2021
Discount rate	3.05%	2.80%
Expected long-term rate of return on plan assets	7.50%	7.50%
Rate of compensation increase	4.00%	4.00%

The discount rate assumptions reflect the rates at which Braves Holdings believes the benefit obligations could be effectively settled. The discount rates were determined based on the yield for a portfolio of high-quality corporate bonds with maturity dates matched to the estimated future payments of the plans’ benefit obligations. The expected return on plan assets assumption is intended to be a long-term rate and relates to earnings expected on funds invested or to be invested to provide for benefits reflected in the projected benefit obligation. In developing the expected long-term rate of return on plan assets assumption, Braves Holdings evaluated input from actuaries and from pension fund investment advisers, including such advisers’ review of the plan’s historical actual returns.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

The assets of the Non-Uniformed Personnel Pension Plan are invested in shares of the Major League Baseball Pension Master Trust. The following is the asset allocation for the underlying assets held by the master trust:

	December 31,
	2022	2021
Domestic equities	18%	23%
Fixed income	43	48
International equities	11	13
Hedge funds	25	15
Cash equivalents	3	1
Total	100%	100%

Target asset
allocation
Domestic equities	22%
Fixed income	50
International equities	13
Hedge funds	15
Cash equivalents	—
Total	100%

The assets held by the Major League Baseball Pension Master Trust are reported at fair value. All assets, except for hedge funds and certain investments in equities and fixed-income securities made through common and collective trusts, are Level 1 assets that are actively traded and valued using quoted prices for identical securities from the market exchanges. As of December 31, 2022 and 2021, the fair value of Level 1 master trust assets attributable to Braves Holdings’ sponsored plan was $6.8 million and $6.4 million, respectively. As of December 31, 2022 and 2021, the fair value of Level 2 master trust assets attributable to Braves Holdings’ sponsored plan was $53.8 million and $76.5 million, respectively. Investments in hedge funds of $19.8 million and $14.5 million as of December 31, 2022 and 2021, respectively, are measured at NAV.

Certain employees of Braves Holdings participate in the Liberty Media 401(k) Savings Plan (the “Liberty 401(k) Plan”). Braves Holdings makes matching contributions to the Liberty 401(k) Plan based on a percentage of the amount contributed by its employees. Braves Holdings’ contributions to the Liberty 401(k) Plan aggregated $2.2 million for each of the years ended December 31, 2022 and 2021.

(8)Income Taxes

Certain entities and activities attributed to the Braves Group were included in the federal combined income tax returns of Liberty Media during the periods presented. The tax provision included in these combined financial statements has been prepared on a stand-alone basis, as if Atlanta Braves Holdings was not part of the consolidated Liberty Media tax group. To the extent tax benefits attributed to the Braves Group are utilized by Liberty Media’s other tracking stock groups, tax sharing payments are credited by Liberty Media to the Braves Group in accordance with Liberty Media’s tax sharing policies. As of December 31, 2022, Atlanta Braves Holdings had a tax sharing receivable of $13.5 million included in other current assets in the combined balance sheet, which represents the amount of tax benefits attributed to the Braves Group that have not been utilized by Liberty Media. A portion of these tax benefits are expected to be utilized by the Braves Group or Liberty Media’s other tracking stock groups prior to the Split-Off. Any remaining balance of the tax sharing receivable at the Split-Off date is expected to be settled through the allocation of unused tax loss carryforwards from Liberty Media to Atlanta Braves Holdings.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

Income tax benefit (expense) consists of:

	Years ended December 31,
	2022	2021

	amounts in thousands
Current:
Federal	$(12,976)	(239)
State	—	—
Foreign	(92)	(170)
	(13,068)	(409)

Deferred:
Federal	10,446	(4,787)
State	(33)	(4,496)
Foreign	—	—
	10,413	(9,283)
Income tax benefit (expense)	$(2,655)	(9,692)

Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal statutory rate of 21% as a result of the following:

	Year ended December 31
	2022	2021

	amounts in thousands
Computed expected tax benefit (expense)	$6,619	696
State tax benefit (expense), net of federal benefit (expense)	(26)	(3,551)
Intergroup interest	(7,382)	(6,461)
Nondeductible goodwill reduction from sale of Professional Development League Clubs	(849)	—
Nondeductible premiums, net of proceeds, from player disability insurance policies	(184)	(207)
Deductible stock-based compensation	147	526
Nondeductible meals and entertainment	(320)	(295)
Other	(660)	(400)
Income tax benefit (expense)	$(2,655)	(9,692)

During the year ended December 31, 2022, the Company recognized additional tax expense related to intergroup interest losses that are not deductible for tax purposes and the reduction of goodwill as a result of the sale of the Professional Development League Clubs that is not deductible for tax purposes.

During the year ended December 31, 2021, the Company recognized additional tax expense related to intergroup interest losses that are not deductible for tax purposes and the effect of state income taxes.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2022	2021

	amounts in thousands
Deferred tax assets:
Finance lease obligation	$29,000	30,097
Tax loss and credit carryforwards	18,185	19,010
Accrued compensation	2,152	11,242
Stock compensation	1,615	1,749
Deferred compensation	255	314
Other	6,694	8,041
Deferred tax assets	57,901	70,453
Valuation allowance	—	—
Net deferred tax assets	57,901	70,453
Deferred tax liabilities:
Property and equipment, net	53,252	60,468
Intangible assets	35,467	41,457
Investments	8,531	15,098
Contract assets	11,864	11,570
Other	2,886	1,048
Total deferred tax liabilities	112,000	129,641
Net deferred tax liabilities	$(54,099)	(59,188)

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods) in making this assessment. The Company believes that it is more likely than not that the Company will realize the benefits of these deductible differences based upon the Company’s ability to carry forward net operating losses generated by the reversal of the deferred tax assets to the years in which the deferred tax liabilities will reverse and the generation of future taxable income exclusive of reversing temporary differences and carryforwards.

At December 31, 2022, the Company had a deferred tax asset of $18.2 million for state net operating losses (“NOLs”) and interest expense carryforwards. The Company has $11.3 million of state NOLs and $1.3 million of interest expense that may be carried forward indefinitely and $5.6 million of state NOLs that will expire on various dates through 2037. These carryforwards are expected to be utilized in future periods.

As of December 31, 2022 and 2021, no unrecognized tax benefits existed. As of December 31, 2022, Liberty Media’s tax years prior to 2019 are closed for federal income tax purposes, and the Internal Revenue Service (the “IRS”) has completed its examination of Liberty Media’s 2019 and 2020 tax years. Liberty Media’s 2021 tax year is not under IRS examination and its 2022 tax year is currently under examination by the IRS. Various states are currently examining Liberty Media’s prior years’ state income tax returns. The Company does not expect the ultimate disposition of these audits to have a material adverse effect on the Company’s financial position or results of operations.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

(9)Stock-Based Compensation

Liberty Media — Incentive Plans

Liberty Media grants, to certain of its directors, employees and employees of Braves Holdings, restricted stock (“RSAs”), restricted stock units (“RSUs”) and stock options to purchase shares of Liberty Braves common stock (collectively, "Awards"). The Company measures the cost of employee services received in exchange for an equity classified Award (such as stock options and restricted stock) based on the grant-date fair value (“GDFV”) of the Award, and recognizes that cost over the period during which the employee is required to provide service (usually the vesting period of the Award). The Company measures the cost of employee services received in exchange for a liability classified Award based on the current fair value of the Award, and remeasures the fair value of the Award at each reporting date.

Pursuant to the Liberty Media Corporation 2022 Omnibus Incentive Plan (the “2022 Plan”), Liberty Media may grant Awards in respect of a maximum of 20.0 million shares of Series A, Series B and Series C Liberty Media Corporation common stock plus the shares remaining available for Awards under the prior Liberty Media Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”), as of close of business on May 24, 2022, the effective date of the 2022 Plan. Any forfeited shares from the 2017 Plan shall also be available again under the 2022 Plan. Awards generally vest over 1-5 years and have a term of 7-10 years. Liberty Media issues new shares upon exercise of equity awards.

At the time of the Split-Off, the Awards are expected to be exchanged into RSAs, RSUs and stock options to purchase shares of Atlanta Braves Holdings common stock.

Liberty Braves — Grants of Awards

Options granted in 2022 and 2021 are summarized as follows:

	Years ended December 31,
	2022		2021
	Options	Weighted	Options	Weighted
	granted	average	granted	average
	(000’s)	GDFV	(000’s)	GDFV
Series C Liberty Braves common stock, Liberty Media employees and directors(1)	10	$12.40	23	$9.93
Series C Liberty Braves common stock, Liberty Media CEO(2)	95	$9.16	—	$—
(1)	Mainly vests between two and three years for employees and in one year for directors.
(2)	Grant made in March 2022 cliff vested in December 2022.

In addition to the stock option grant to the Liberty Media CEO, and in connection with his employment agreement, during the year ended December 31, 2021, Liberty Media granted 31 thousand performance-based RSUs of Series C Liberty Braves common stock to its CEO. Such RSUs had a GDFV of $31.24 per share. These performance-based RSUs cliff vested one year from the month of grant, subject to the satisfaction of certain performance objectives and based on an amount determined by the compensation committee. Performance objectives, which are subjective, are considered in determining the timing and amount of the compensation expense recognized. The Company assesses the probability of achieving the performance objectives each reporting period and as satisfaction of the performance objectives is deemed probable, the Company records the associated compensation expense.

During the years ended December 31, 2022 and 2021, Liberty Media granted 138 thousand and 149 thousand RSUs, respectively, to employees of Braves Holdings. Such RSUs had a GDFV of $32.76 per share and $27.89 per share, respectively, and cliff vested one year from the month of grant.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

Liberty Media did not grant any options to purchase shares of Series A or Series B Liberty Braves common stock during the years ended December 31, 2022 and 2021.

The Company has calculated the GDFV for all of its equity classified awards using the Black-Scholes valuation model. The Company estimates the expected term of the Awards based on historical exercise and forfeiture data. For grants made in 2022 and 2021, the range of expected terms was 5.5 to 5.6 years. The volatility used in the calculation for Awards is based on the historical volatility of Liberty Braves common stock and the implied volatility of publicly traded Liberty Braves options. For grants made in 2022 and 2021, the range of volatilities was 33.3% to 35.0%. The Company uses a zero dividend rate and the risk-free rate for Treasury Bonds with a term similar to that of the subject options.

Liberty Braves — Outstanding Awards

The following table presents the number and weighted average exercise price (“WAEP”) of options to purchase Liberty Braves common stock granted to certain officers, employees and directors, as well as the weighted average remaining life and aggregate intrinsic value of the options.

	Series C
			Weighted		Aggregate
			average		intrinsic
	Liberty Braves		remaining		value
	Options (000’s)	WAEP	life		(in millions)
Outstanding at January 1, 2022	3,125	$25.86
Granted	105	$26.20
Exercised	(122)	$18.12
Forfeited/Cancelled	—	$—
Outstanding at December 31, 2022	3,108	$26.17	4.4	years	$19
Exercisable at December 31, 2022	1,493	$24.92	3.9	years	$11

As of December 31, 2022, there were no outstanding Series A or Series B options to purchase shares of Series A or Series B Liberty Braves common stock.

As of December 31, 2022, the total unrecognized compensation cost related to unvested Liberty Braves Awards was approximately $11.7 million. Such amount will be recognized in the Company’s combined statements of operations over a weighted average period of approximately 1.5 years.

As of December 31, 2022, 3.1 million shares of Series C Liberty Braves common stock were reserved by Liberty Media for issuance under exercise privileges of outstanding stock options.

Liberty Braves — Exercises

The aggregate intrinsic value of all Series A and Series C Liberty Braves options exercised during the years ended December 31, 2022 and 2021 was $1.2 million and $4.2 million, respectively.

Liberty Braves — Restricted Stock and Restricted Stock Units

Liberty Media had approximately 178 thousand unvested RSAs and RSUs of Liberty Braves common stock held by certain directors, officers and employees as of December 31, 2022. These Series A and Series C unvested RSAs and RSUs of Liberty Braves common stock had a weighted average GDFV of $31.55 per share.

The aggregate fair value of all RSAs and RSUs of Liberty Braves common stock that vested during the years ended December 31, 2022 and 2021 was $6.4 million and $5.5 million, respectively.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

(10)Related-Party Transactions

During the years ended December 31, 2022 and 2021, Braves Holdings recognized approximately $1.6 million and $1.3 million of ticket service expenses from Ticketmaster L.L.C., a related party of Liberty Media, which was included in baseball operating costs in the combined statements of operations.

During the years ended December 31, 2022 and 2021, the Company recognized approximately $1.2 million and $2.2 million, respectively, from BOC and MLBAM for the reimbursement of certain centralized services performed by such parties. These amounts are included in selling, general and administrative, including stock-based compensation in the combined statements of operations. During the years ended December 31, 2022 and 2021, the Company also recognized insignificant revenue and expenses related to transactions with other equity method affiliates.

(11)Assets Held for Sale

As of December 31, 2021, assets and liabilities classified as held for sale related to the three Professional Development League clubs owned by Braves Holdings, the Gwinnett Stripers, Mississippi Braves and Rome Braves. The Company did not classify these Professional Development League clubs, all of which are part of the baseball reportable segment, as discontinued operations, as their dispositions did not represent a strategic shift that would have a major effect on the Company’s operations and financial results.

A summary of assets held for sale and liabilities associated with assets held for sale are as follows:

December 31, 2021
amounts in thousands
Assets:
Accounts receivable and contract assets, net of allowance for credit losses	$134
Other current assets	258
Property and equipment, net	3,930
Goodwill	4,044
Franchise rights	19,666
Other assets, net	8,684
Assets held for sale	$36,716

Liabilities:
Accounts payable and accrued liabilities	$441
Deferred revenue and refundable tickets	953
Other current liabilities	403
Other noncurrent liabilities	8,056
Liabilities related to assets held for sale	$9,853

Net assets held for sale	$26,863

In January 2022, Braves Holdings sold the three Professional Development League clubs to a third party. Each of the three clubs remains affiliated with Braves Holdings via player development license agreements with MLB Professional Development Leagues, LLC. Additionally, Braves Holdings granted an exclusive, royalty free, sub-licensable, and irrevocable license to use various tradenames and logos. The license fee is included within the total purchase price of approximately $49.4 million.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

(12)Commitments and Contingencies

Collective Bargaining Agreement

On November 30, 2016, the MLBPA and the Clubs entered into a collective bargaining agreement for the 2017 through 2021 seasons (the “2016 Agreement”). The 2016 Agreement contained provisions surrounding revenue sharing among the Clubs, a competitive balance tax on Club payrolls that exceed specified thresholds, minimum player salary levels and other provisions impacting Braves Holdings’ operations and its relationships with members of the MLBPA.

There are two components of the revenue sharing plan that each Club was subject to under the 2016 Agreement: a straight base revenue pool (the “Pool”) and the Commissioner Discretionary Fund. The size of the Pool was equal to the total amount transferred if each Club contributed 48% of its prior years’ net defined local revenue (“NDLR”). The contributions per Club were based on a composite of the prior three years’ NDLR and funds were distributed equally to all Clubs. Certain Clubs were disqualified from revenue sharing from the Pool based on market size. Also, each season, the Clubs are required to equally fund a Commissioner’s Discretionary Fund up to $15 million. Club submissions of NDLR are subject to audit by the MLB Revenue Sharing Administrator and are subject to rules issued by the MLB Revenue Sharing Definitions Committee.

On March 11, 2020, the World Health Organization assessed COVID-19 as a global pandemic, causing travel restrictions and stay-at-home orders, closing public attractions and restaurants and mandating social distancing practices. On March 26, 2020, the MLBPA and the Clubs entered in an agreement regarding the 2020 season (the “March Agreement”) as a result of COVID-19. The March Agreement amended various provisions within the 2016 Agreement, including modifying player salary and service time considerations and providing various other rights to the BOC.

Based on rights established by the March Agreement, the BOC delayed 2021 season payments until a future date. For the years ended December 31, 2022 and 2021, Braves Holdings incurred $16.0 million and $10.5 million, respectively, in revenue sharing, which is included as an expense within baseball operating costs in the combined statements of operations.

On March 10, 2022, the MLBPA and the Clubs entered into a Memorandum of Understanding that summarized a tentative agreement on a new collective bargaining agreement commencing with the 2022 season. The new collective bargaining agreement covers the 2022-2026 MLB seasons. Less than 5% of the Company’s labor force is covered by the collective bargaining agreement. The agreement provides for an expanded playoff schedule, an annual increase to the previous competitive balance tax threshold on Club payrolls, an annual increase in the minimum player salary each year beginning in 2022 and other provisions impacting Braves Holdings’ operations and its relationships with members of the MLBPA. Additionally, it contains provisions surrounding revenue sharing among the Clubs as described above.

Employment Contracts

Long-term employment contracts provide for, among other items, annual compensation for certain players (current and former) and other employees. Amounts due under such contracts as of December 31, 2022 aggregated $867.5 million, which is payable as follows: $183.8 million in 2023, $131.7 million in 2024, $115.0 million in 2025, $114.0 million in 2026, $90.0 million in 2027 and $233.0 million thereafter. Additionally, these contracts may include incentive compensation (although certain incentive compensation awards cannot be earned by more than one player per season).

Subsequent to December 31, 2022, Braves Holdings entered into long-term employment contracts with certain executives and other employees, pursuant to which approximately $98.2 million is anticipated to be paid through 2030 according to the terms of such contracts, excluding any incentive compensation.

Certain employment contracts with players include salary and bonus payments earned but not yet paid and, in certain situations, related accrued interest specified contractually that is due in varying installments through the year 2023. The present value of these

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

obligations, including accrued interest, is calculated at Braves Holdings’ incremental borrowing rate at the time the contractual obligation arose using an interest rate of 5%.

Impact of COVID-19

The business operations of Braves Holdings initially were largely, if not completely, suspended at the outset of COVID-19. In 2020, the regular baseball season was comprised of 60 games. The 2021 regular baseball season was comprised of 161 games. Braves Holdings had limitations on the number of fans in attendance at certain games in 2021, thereby reducing revenue associated with fan attendance. In 2022, the Atlanta Braves played a full regular season schedule. Although Braves Holdings experienced a return to normal business operations in 2022, it is unclear whether and to what extent COVID-19 concerns, or a future pandemic or epidemic, will impact the use of and/or demand for the entertainment, events and services provided by Braves Holdings and demand for sponsorship and advertising assets. If Braves Holdings faces cancelled events and reduced attendance, the impact may substantially decrease SplitCo’s revenue.

Diamond Sports Group Bankruptcy

As disclosed in note 2, ANLBC has a long-term local broadcasting agreement with Sportsouth Network II, LLC, a subsidiary of Diamond Sports Group, granting its regional cable networks the right to broadcast substantially all of the Braves games not otherwise selected for broadcast within the home television territory of the Braves. In March 2023, Diamond Sports Group filed for chapter 11 protection. As a result of the chapter 11 proceeding, ANLBC may be required to repay up to $34.2 million, the amount remitted to ANLBC during the 90-day preference period preceding the filing. In addition, if the broadcasting agreement is rejected in the bankruptcy proceeding, ANLBC may not receive any revenue from Sportsouth Network II, LLC during the remaining contract term and ANLBC would be required to write-down contract asset amounts of approximately $45.7 million recorded in the combined balance sheet as of December 31, 2022.

Litigation

Braves Holdings, along with the BOC and other MLB affiliates, has been named in a number of lawsuits arising in the normal course of business. We record a liability when we believe that it is both probable that a liability will be incurred and the amount of loss can be reasonably estimated. We evaluate developments in legal matters that could affect the amount of the liability accrual and make adjustments as appropriate. Significant judgment is required to determine both probability and the estimated amount of a loss or potential loss. We may be unable to reasonably estimate the reasonably possible loss or range of loss for a particular legal contingency for various reasons, including, among others, because: (i) the damages sought are indeterminate; (ii) the proceedings are in the relative early stages; (iii) there is uncertainty as to the outcome of pending proceedings (including motions and appeals); (iv) there is uncertainty as to the likelihood of settlement and the outcome of any negotiations with respect thereto; (v) there remain significant factual issues to be determined or resolved; (vi) the relevant law is unsettled; or (vii) the proceedings involve novel or untested legal theories. In such instances, there may be considerable uncertainty regarding the ultimate resolution of such matters, including a possible eventual loss, if any. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

(13)Segment Information

The Company, through its ownership of Braves Holdings, is primarily engaged in the entertainment and real estate industries. The Company identifies its reportable segments as those operating segments that represent 10% or more of its combined annual revenue, annual Adjusted OIBDA (as defined below) or total assets.

The Company evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue and Adjusted OIBDA (as defined below). In addition, the Company reviews nonfinancial measures such as attendance, viewership and social media.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

For segment reporting purposes, the Company defines Adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses excluding all stock-based compensation, separately reported litigation settlements and restructuring, acquisition and impairment charges. The Company believes this measure is an important indicator of the operational strength and performance of its businesses, by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net earnings (loss), cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.

The Company has identified the following as its reportable segments:

●	Baseball — includes baseball operations (ticket sales, concessions, advertising sponsorships, suites and premium seat fees), broadcasting rights and licensing.
●	Mixed-Use Development — includes retail, office, hotel and entertainment operations within the Battery Atlanta.

The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, differing revenue sources and marketing strategies.

Performance Measures

	Years ended December 31,
	2022		2021
	Revenue	Adjusted OIBDA	Revenue	Adjusted OIBDA

	amounts in thousands
Baseball	$534,984	33,259	522,397	83,712
Mixed-Use Development	53,577	35,433	41,320	26,546
Corporate and Other	—	(9,916)	—	(7,633)
Total	$588,561	58,776	563,717	102,625

Other Information

	December 31, 2022			December 31, 2021
	Total	Investments	Capital	Total	Investments	Capital
	assets	in affiliates	expenditures	assets	in affiliates	expenditures

	amounts in thousands
Baseball	$953,016	78,326	6,853	1,139,662	94,115	8,149
Mixed-Use Development	516,498	16,238	10,816	484,850	18,846	27,207
Corporate and other	69,531	—	—	83,985	—	—
Elimination (1)	(48,384)	—	—	(42,616)	—	—
Total	$1,490,661	94,564	17,669	1,665,881	112,961	35,356
(1)	This amount relates to income taxes payable that partially offsets income taxes receivable in the combined balance sheets.

ATLANTA BRAVES HOLDINGS, INC.

Notes to Combined Financial Statements (Continued)

December 31, 2022 and 2021

The following table provides a reconciliation of Adjusted OIBDA to Operating income (loss) and Earnings (loss) before income taxes:

	Years ended December 31,
	2022	2021

	amounts in thousands
Adjusted OIBDA	$58,776	102,625
Impairment of long-lived assets and other related costs	(5,427)	—
Stock-based compensation	(12,233)	(12,358)
Depreciation and amortization	(71,697)	(71,024)
Operating income (loss)	(30,581)	19,243
Interest expense	(29,582)	(24,471)
Share of earnings (losses) of affiliates, net	28,927	31,008
Unrealized gains (losses) on intergroup interests	(35,154)	(30,766)
Realized and unrealized gains (losses) on financial instruments, net	13,067	2,849
Gains (losses) on dispositions, net	20,132	(606)
Other, net	1,674	(571)
Earnings (loss) before income taxes	$(31,517)	(3,314)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by the Registrant expected to be incurred in connection with the sale and distribution of the shares of Series C common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission, and the Financial Industry Regulatory Authority, Inc.

Amount to be
paid
SEC registration fee	$7,213.80
FINRA filing fee	10,319.15
Transfer agent’s fees and expenses	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*
Total	$ *
*

Estimated fees and expenses (other than the SEC registration fee and FINRA filing fee) will depend on the number of securities offered, the number of issuances and the nature of the offerings, and cannot be estimated at this time

Item 14. Indemnification of Directors and Officers

Our amended and restated articles of incorporation and amended and restated bylaws eliminate the liability of our officers and directors to the fullest extent permitted by Nevada law. Nevada law provides that our directors and officers will not be individually liable to a corporation, our stockholders or our creditors for any damages for any act or failure to act in the capacity of a director or officer other than in circumstances where both (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (ii) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer and such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law.

Our amended and restated articles of incorporation and amended and restated bylaws also require us to indemnify, to the fullest extent permitted by Nevada law, persons against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise. Nevada law generally permits indemnification if the person either (i) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, if the action is not by or in the right of the corporation and is with respect to any criminal proceeding, the person had no reasonable cause to believe that their conduct was unlawful, or (ii) may not be liable under the Nevada statutory provision eliminating the liability of certain persons as described in the preceding paragraph.

The effect of these provisions is to restrict our and our stockholders’ rights, including in derivative suits, to recover any damages against a director for breach of fiduciary duties as a director, because a director will not be individually liable for acts or omissions, except where the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law, and the presumption that the director or officer acted in good faith, on an informed basis, and with a view to the interests of the corporation, has been rebutted.

We have entered into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Nevada law.

These provisions or agreements may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions under Nevada law and in our amended and restated certificate of incorporation and amended and restated bylaws as described below may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions may not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions may not alter the liability of directors under the federal securities laws. Our and our stockholders’ interests may be adversely affected to the extent that, in a class action or direct suit, we become obligated to pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Article V, Section E of our restated charter provides as follows:

1.Limitation On Liability. To the fullest extent permitted by Nevada law as the same exists or may hereafter be amended, our directors or officers will not be individually liable to us or any of our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.
2.Indemnification.
(a)Right to Indemnification.  We will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a proceeding) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to nonprofit entities or employee benefit plans, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the proceeding. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of Article V, Section E of our restated charter. We are required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our board of directors.
(b)Payment of Expenses.  We will pay the expenses (including attorneys’ fees) incurred by a director or officer in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of its final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts advanced if it should be ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified under this paragraph or otherwise.
(c)Claims.  If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by us, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney’s fees) of prosecuting such claim to the fullest extent permitted by Nevada law. In any such action we will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
(d)Non-Exclusivity of Rights.  The rights conferred on any person by Article V, Section E of our restated charter will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of our restated charter, our bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.
(e)Other Indemnification.  Our obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

3.Amendment or Repeal.  Any amendment, modification or repeal of the foregoing provisions of Article V, Section E of our restated charter will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Our amended and restated bylaws provide indemnification that is similar to the indemnification in our amended and restated certificate of incorporation.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Document

1.1*	Form of Underwriting Agreement
2.1

Reorganization Agreement, dated June 28, 2023, between the Registrant and Liberty Media Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on July 18, 2023)

3.1

Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on July 18, 2023)

3.2

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on July 18, 2023)

5.1	Opinion of Greenberg Traurig LLP as to the legality of the securities being registered
10.1+

Atlanta Braves Holdings, Inc. 2023 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Form S-4 filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on April 5, 2023)

10.2+

Atlanta Braves Holdings, Inc. Transitional Stock Adjustment Plan (incorporated by reference to Exhibit 10.2 of the Form S-4 filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on April 5, 2023)

10.3

Tax Sharing Agreement, dated July 18, 2023, between the Registrant and Liberty Media Corporation (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on July 18, 2023)

10.4

Services Agreement, dated July 18, 2023, between the Registrant and Liberty Media Corporation (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on July 18, 2023)

10.5

Aircraft Time Sharing Agreements, dated July 18, 2023, between the Registrant and Liberty Media Corporation (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on July 18, 2023)

10.6

Facilities Sharing Agreement, dated July 18, 2023, by and among the Registrant, Liberty Media Corporation, and Liberty Property Holdings, Inc. (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on July 18, 2023)

10.7

Form of Indemnification Agreement by and between the Registrant and its executive officers/directors (incorporated by reference to Exhibit 10.7 of the Form S-4 filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on April 27, 2023)

10.8

Registration Rights Agreement, dated July 18, 2023, between the Registrant and Liberty Media Corporation (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on July 18, 2023)

10.9

Stadium Operating Agreement, dated May 27, 2014, by and among Braves Stadium Company, LLC, Cobb-Marietta Coliseum and Exhibit Hall Authority and Cobb County, Georgia (incorporated by reference to Exhibit 10.9 of the Form S-4 filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on April 5, 2023)

10.10+	Form of Restricted Stock Units Agreement (Non-Employee Director)
10.11+	Form of Non-Qualified Stock Option Agreement (Non-Employee Director)
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Form S-4 filed by Atlanta Braves Holdings, Inc. with the Securities and Exchange Commission on April 5, 2023)
23.1	Consent of KPMG LLP (Atlanta Braves Holdings, Inc.)

Exhibit No.	Document

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
101.INS	XBRL Instance Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
107	Filing Fee Table
*	To be filed by amendment.
+	This document has been identified as a management contract or compensatory plan or arrangement.

Financial Statement Schedules.  Schedules not listed above have been omitted because the information set forth therein is not material, not applicable or is included in the financial statements or notes of the prospectus which forms a part of this registration statement.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act, as amended, or the Securities Act.
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, state of Colorado, on this 8th day of September 2023.

ATLANTA BRAVES HOLDINGS, INC.

By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer and
Chief Administrative Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian J. Wendling and Renee L. Wilm, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gregory B. Maffei	Chairman of the Board, Chief Executive Officer (Principal Executive Officer), and President	September 8, 2023
Gregory B. Maffei

/s/ Brian J. Wendling	Chief Accounting Officer and Principal Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 8, 2023
Brian J. Wendling

/s/ Brian M. Deevy	Director	September 8, 2023
Brian M. Deevy

/s/ Wonya Y. Lucas	Director	September 8, 2023
Wonya Y. Lucas

/s/ Terence McGuirk	Director	September 8, 2023
Terence McGuirk

/s/ Diana M. Murphy	Director	September 8, 2023
Diana M. Murphy